                                                                    EXHIBIT 4.15

                                                                  EXECUTION COPY


================================================================================



                          DOBSON CELLULAR SYSTEMS, INC.




                                 $325,000,000 of
              9 7/8% SECOND PRIORITY SENIOR SECURED NOTES DUE 2012


                        --------------------------------


                                    INDENTURE


                          Dated as of November 8, 2004


                        --------------------------------


                            BNY MIDWEST TRUST COMPANY
                                   as Trustee



================================================================================

                                TABLE OF CONTENTS

                                                   ARTICLE 1.

                                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   DEFINITIONS.................................................................................  1

SECTION 1.02.   OTHER DEFINITIONS..........................................................................   36

SECTION 1.03.   INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT..........................................   36

SECTION 1.04.   RULES OF CONSTRUCTION......................................................................   37

                                                   ARTICLE 2.

                                                   THE NOTES

SECTION 2.01.   FORM AND DATING............................................................................   37

SECTION 2.02.   EXECUTION AND AUTHENTICATION...............................................................   39

SECTION 2.03.   REGISTRAR AND PAYING AGENT.................................................................   39

SECTION 2.04.   PAYING AGENT TO HOLD MONEY IN TRUST........................................................   40

SECTION 2.05.   HOLDER LISTS...............................................................................   40

SECTION 2.06.   TRANSFER AND EXCHANGE......................................................................   40

SECTION 2.07.   REPLACEMENT NOTES..........................................................................   54

SECTION 2.08.   OUTSTANDING NOTES..........................................................................   54

SECTION 2.09.   TREASURY NOTES.............................................................................   55

SECTION 2.10.   TEMPORARY NOTES............................................................................   55

SECTION 2.11.   CANCELLATION...............................................................................   55

SECTION 2.12.   DEFAULTED INTEREST.........................................................................   56

SECTION 2.13.   CUSIP AND ISIN NUMBERS.....................................................................   56

SECTION 2.14.   ADDITIONAL INTEREST........................................................................   56

SECTION 2.15.   COMPUTATION OF INTEREST....................................................................   57

                                                  ARTICLE 3.

                                           REDEMPTION AND PREPAYMENT

SECTION 3.01.  NOTICES TO TRUSTEE.........................................................................   57

SECTION 3.02.  SELECTION OF NOTES TO BE REDEEMED..........................................................   57

SECTION 3.03.  NOTICE OF REDEMPTION.......................................................................   57

SECTION 3.04.  EFFECT OF NOTICE OF REDEMPTION.............................................................   58

SECTION 3.05.  DEPOSIT OF REDEMPTION PRICE................................................................   59

SECTION 3.06.  NOTES REDEEMED IN PART.....................................................................   59

SECTION 3.07.  OPTIONAL REDEMPTION........................................................................   59

SECTION 3.08.  MANDATORY REDEMPTION.......................................................................   60

                                                  ARTICLE 4.

                                                  COVENANTS

SECTION 4.01.  PAYMENT OF NOTES...........................................................................   60

SECTION 4.02.  MAINTENANCE OF OFFICE OR AGENCY............................................................   60

SECTION 4.03.  REPORTS....................................................................................   61

SECTION 4.04.  COMPLIANCE CERTIFICATE.....................................................................   61

SECTION 4.05.  TAXES......................................................................................   62

SECTION 4.06.  STAY, EXTENSION AND USURY LAWS.............................................................   62

SECTION 4.07.  RESTRICTED PAYMENTS........................................................................   62

SECTION 4.08.  DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES..................   69

SECTION 4.09.  INCURRENCE OF INDEBTEDNESS.................................................................   71

SECTION 4.10.  ISSUANCE OF GUARANTEES BY RESTRICTED SUBSIDIARIES..........................................   74

SECTION 4.11.  ASSET SALES................................................................................   75

SECTION 4.12.  TRANSACTIONS WITH AFFILIATES...............................................................   79

SECTION 4.13.  LIENS......................................................................................   81

SECTION 4.14.  CORPORATE EXISTENCE........................................................................   81

SECTION 4.15.  OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT................................   81

SECTION 4.16.  LIMITATIONS ON LINE OF BUSINESS............................................................   84

SECTION 4.17.  PAYMENTS FOR CONSENT.......................................................................   84

SECTION 4.18.  ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES..............................   84

SECTION 4.19.  SALE AND LEASEBACK TRANSACTIONS............................................................   85

                                                  ARTICLE 5.

                                                  SUCCESSORS

SECTION 5.01.  MERGER, CONSOLIDATION, OR SALE OF ASSETS...................................................   85

SECTION 5.02.  SUCCESSOR PERSON SUBSTITUTED...............................................................   86

                                                  ARTICLE 6.

                                           DEFAULTS AND REMEDIES

SECTION 6.01.  EVENTS OF DEFAULT..........................................................................   87

SECTION 6.02.  ACCELERATION...............................................................................   89

SECTION 6.03.  OTHER REMEDIES.............................................................................   90

SECTION 6.04.  WAIVER OF PAST DEFAULTS....................................................................   90

SECTION 6.05.  CONTROL BY MAJORITY........................................................................   90

SECTION 6.06.  LIMITATION ON SUITS........................................................................   90

SECTION 6.07.  RIGHTS OF HOLDERS TO RECEIVE PAYMENT.......................................................   91

SECTION 6.08.  COLLECTION SUIT BY TRUSTEE.................................................................   91

SECTION 6.09.  TRUSTEE MAY FILE PROOFS OF CLAIM...........................................................   91

SECTION 6.10.  PRIORITIES.................................................................................   92

SECTION 6.11.  UNDERTAKING FOR COSTS......................................................................   92

SECTION 6.12.  RESTORATION OF RIGHTS AND REMEDIES.........................................................   93

SECTION 6.13.  RIGHTS AND REMEDIES CUMULATIVE.............................................................   93

SECTION 6.14.  DELAY OR OMISSION NOT WAIVER...............................................................   93

                                                  ARTICLE 7.

                                                   TRUSTEE

SECTION 7.01.  DUTIES OF TRUSTEE..........................................................................   93

SECTION 7.02.  RIGHTS OF TRUSTEE..........................................................................   94

SECTION 7.03.  INDIVIDUAL RIGHTS OF TRUSTEE...............................................................   96

SECTION 7.04.  TRUSTEE'S DISCLAIMER.......................................................................   96

SECTION 7.05.  NOTICE OF DEFAULTS.........................................................................   96

SECTION 7.06.  REPORTS BY TRUSTEE TO HOLDERS..............................................................   96

SECTION 7.07.  COMPENSATION AND INDEMNITY.................................................................   97

SECTION 7.08.  REPLACEMENT OF TRUSTEE.....................................................................   98

SECTION 7.09.  SUCCESSOR TRUSTEE BY MERGER, ETC...........................................................   99

SECTION 7.10.  ELIGIBILITY; DISQUALIFICATION..............................................................   99

SECTION 7.11.  PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY..........................................   99

                                                  ARTICLE 8.

                                  LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.  OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE...................................   99

SECTION 8.02.  LEGAL DEFEASANCE AND DISCHARGE............................................................   100

SECTION 8.03.  COVENANT DEFEASANCE.......................................................................   100

SECTION 8.04.  CONDITIONS TO LEGAL OR COVENANT DEFEASANCE................................................   101

SECTION 8.05.  DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST;
               OTHER MISCELLANEOUS PROVISIONS............................................................   102

SECTION 8.06.  REPAYMENT TO COMPANY......................................................................   102

SECTION 8.07.  REINSTATEMENT.............................................................................   103

                                                  ARTICLE 9.

                                      AMENDMENT, SUPPLEMENT AND WAIVER

SECTION 9.01.  WITHOUT CONSENT OF HOLDERS................................................................   103

SECTION 9.02.  WITH CONSENT OF HOLDERS...................................................................   104

SECTION 9.03.  COMPLIANCE WITH TRUST INDENTURE ACT.......................................................   106

SECTION 9.04.  REVOCATION AND EFFECT OF CONSENTS.........................................................   106

SECTION 9.05.  NOTATION ON OR EXCHANGE OF NOTES..........................................................   106

SECTION 9.06.  TRUSTEE TO SIGN AMENDMENTS, ETC...........................................................   106

                                                  ARTICLE 10.

                                         SATISFACTION AND DISCHARGE

SECTION 10.01. SATISFACTION AND DISCHARGE OF INDENTURE...................................................   107

SECTION 10.02. APPLICATION OF TRUST MONEY................................................................   108

                                                  ARTICLE 11.

                                                   GUARANTEE

SECTION 11.01. GUARANTEE.................................................................................   108

SECTION 11.02. LIMITATION ON GUARANTOR LIABILITY.........................................................   109

SECTION 11.03. EXECUTION AND DELIVERY OF THE NOTE GUARANTEES.............................................   110

SECTION 11.04. RELEASE OF SUBSIDIARY GUARANTOR...........................................................   110

                                                  ARTICLE 12.

                                           COLLATERAL AND SECURITY

SECTION 12.01. COLLATERAL DOCUMENTS......................................................................   111

SECTION 12.02. APPLICATION OF PROCEEDS OF COLLATERAL.....................................................   111

SECTION 12.03. POSSESSION, USE AND RELEASE OF COLLATERAL.................................................   111

SECTION 12.04. ADDITIONAL COLLATERAL; ACQUISITION OF ASSETS OR PROPERTY..................................   111

SECTION 12.05. TRUST INDENTURE ACT REQUIREMENTS..........................................................   112

SECTION 12.06. SUITS TO PROTECT THE COLLATERAL...........................................................   113

SECTION 12.07. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.................................................   113

                                                  ARTICLE 13.

                                                 MISCELLANEOUS

SECTION 13.01. TRUST INDENTURE ACT CONTROLS..............................................................   114

SECTION 13.02. NOTICES...................................................................................   114

SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS...............................................   115

SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT........................................   115

SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.............................................   116

SECTION 13.06. RULES BY TRUSTEE AND AGENTS...............................................................   116

SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS..................   116

SECTION 13.08. GOVERNING LAW; WAIVER OF JURY TRIAL.......................................................   117

SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.............................................   117

SECTION 13.10. SUCCESSORS................................................................................   117

SECTION 13.11. SEVERABILITY..............................................................................   117

SECTION 13.12. COUNTERPART ORIGINALS.....................................................................   117

SECTION 13.13. TABLE OF CONTENTS, HEADINGS, ETC..........................................................   117

SECTION 13.14. FORCE MAJEURE.............................................................................   117

EXHIBITS

Exhibit A         FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE

Exhibit D         FORM OF CERTIFICATE FROM ACQUIRING INSTITUTIONAL
                  ACCREDITED INVESTOR

SCHEDULES

Schedule I        DEFINED TERMS AS SET FORTH IN DOBSON CREDIT AGREEMENT

                  INDENTURE dated as of November 8, 2004 among Dobson Cellular Systems, Inc., an Oklahoma corporation (the "Company"), Dobson Communications Corporation, an Oklahoma corporation (the "Parent Guarantor"), Dobson Operating Co., LLC, an Oklahoma limited liability company and a subsidiary of the Parent Guarantor and a Guarantor ("DOC"), the Initial Subsidiary Guarantors (as defined herein) and BNY Midwest Trust Company, as trustee (the "Trustee").

                  The Company, the Parent Guarantor, DOC, the Initial Subsidiary Guarantors and the Trustee agree as follows for the benefit of one another and for the equal and ratable benefit of the Holders of the 9?% Second Priority Senior Secured Notes due 2012 (the "2012 Notes"), and together with the Exchange Notes (as defined below) and any Additional Notes (as defined below) that may be issued in the future in accordance with Section 2.01(d) hereof, the "Notes"):

                                   ARTICLE 1.

                   DEFINITIONS AND INCORPORATION BY REFERENCE

                  SECTION 1.01. DEFINITIONS.

                  "144A Global Note" means a global note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that shall be issued in a denomination equal to the outstanding principal amount of Notes sold in reliance on Rule 144A.

                  "2011 Fixed Rate Notes" means the 8?% First Priority Fixed Rate Senior Secured Notes due 2011 of the Company issued pursuant to an indenture, dated the Issue Date, among the Company, the Parent Guarantor, DOC, the Initial Subsidiary Guarantors and Bank of Oklahoma, National Association, as trustee.

                  "2011 Floating Rate Notes" means First Priority Floating Rate Senior Secured Floating Rate Notes due 2011 of the Company issued pursuant to an indenture, dated the Issue Date, among the Company, the Parent Guarantor, DOC, the Initial Subsidiary Guarantors and Bank of Oklahoma, National Association, as trustee.

                  "2011 Notes" means, collectively, the 2011 Fixed Rate Notes and the 2011 Floating Rate Notes.

                  "2011 Notes Collateral Trustee" means Bank of Oklahoma, National Association, as trustee under the indenture governing the 2011 Notes, acting in its capacity as collateral trustee under the Security Documents, together with its successors in such capacity.

                  "2011 Note Obligations" means Note Obligations in respect of the 2011 Notes.

                  "2012 Note Obligations" means Note Obligations in respect of the 2012 Notes.

                  "Accounts" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or merges with or into the Company or which is assumed in connection with an Asset Acquisition by a Restricted Subsidiary and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Asset Acquisition. The term "Acquired Indebtedness" does not include Indebtedness of a Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Asset Acquisition.

                  "Additional Interest" has the meaning set forth in the Registration Rights Agreement.

                  "Additional Notes" means any additional Notes that the Company may issue pursuant to Section 2.01 of this Indenture.

                  "Adjusted Consolidated Net Income" means, for any period, the aggregate consolidated net income (or loss) of the Company and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income, without duplication:

                  (1) the net income of any Person (other than net income attributable to a Restricted Subsidiary) in which any Person other than the Company or any of its Restricted Subsidiaries has a joint interest and the net income of any Unrestricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Company or any of its Restricted Subsidiaries by such other Person or such Unrestricted Subsidiary during such period;

                  (2) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to Section 4.07(a) (and in such case, except to the extent includable pursuant to clause (1) above), the net income or loss of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Company or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Company or any of its Restricted Subsidiaries;

                  (3) except in the case of any restriction or encumbrance permitted under Section 4.08, the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

                  (4) any gains or losses on an after-tax basis attributable to Asset Dispositions; and

                  (5) all extraordinary gains and extraordinary losses, net of tax.

                  "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Applicable Pari Passu Indebtedness" means:

                  (1) with respect to any asset that is the subject of an Asset Sale at a time when such asset is included in the Collateral, Pari Passu Indebtedness secured on the same priority by all or any part of the Collateral; and

                  (2) with respect to any other asset, Pari Passu Indebtedness that is required to be repaid (or that under the terms thereof is required to be offered to be repaid) upon a sale of such asset.

                  "Agent" means any Registrar, Paying Agent or co-registrar.

                  "Applicable Premium" means, with respect to a Note, at any redemption date, the greater of (i) 1.0% of the principal amount of such Note and (ii) the excess of (A) the present value at such time of (1) the redemption price of such Note at November 1, 2008 plus (2) all required interest payments due on such Note through November 1, 2008, computed using a discount rate equal to the Treasury Rate plus 50 basis points, over (B) the principal amount of such Note.

                  "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

                  "Asset Acquisition" means:

                  (1) an Investment by the Company or any of its Restricted Subsidiaries in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any of its Restricted Subsidiaries but only if such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment; or

                  (2) an acquisition by the Company or any of its Restricted Subsidiaries of the property and assets of any Person other than the Company or any of its Restricted Subsidiaries that constitute all or substantially all of a division, operating unit or line of business of such Person but only if the property and assets acquired are related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such acquisition.

                  "Asset Disposition" means the sale or other disposition by the Company or any of its Restricted Subsidiaries other than to the Company or another Restricted Subsidiary of:

                  (1) all or substantially all of the Capital Stock of any Restricted Subsidiary; or

                  (2) all or substantially all of the assets that constitute a division, operating unit or line of business of the Company or any of its Restricted Subsidiaries.

                  "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any of its Restricted Subsidiaries to any Person other than the Company or any of its Restricted Subsidiaries of:

                  (1) all or any of the Capital Stock of any Restricted Subsidiary;

                  (2) all or substantially all of the property and assets of a division, operating unit or line of business of the Company or any of its Restricted Subsidiaries; or

                  (3) any other property and assets of the Company or any of its Restricted Subsidiaries outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by Section 5.01.

                  The term "Asset Sale" shall not include:

                  (1) any (a) single transaction or (b) series of related transactions that involves assets having a Fair Market Value of less than $10.0 million, provided that the aggregate Fair Market Value of assets involved in all transactions consummated from and after the Issue Date under clause (a) or (b) does not exceed $50.0 million;

                  (2) sales, transfers or other dispositions of assets, including Capital Stock of Restricted Subsidiaries, for consideration at least equal to the Fair Market Value of the assets sold or disposed of, but only if the consideration received consists of Capital Stock of a Person that becomes a Restricted Subsidiary engaged in, or property or assets (other than cash, except to the extent used as a bona fide means of equalizing the value of the property or assets involved in the swap transaction) of a nature or type or that are used in, a Permitted Business on the date of such sale or other disposition (including but not limited to, territory or market swaps with other Persons engaging in a Permitted Business);

                  (3) sales, transfers or other dispositions of assets constituting a Permitted Investment or Restricted Payment permitted to be made under Section 4.07;

                  (4) sales, transfers or other dispositions of assets, including issuances of Capital Stock, between or among the Company and/or its Restricted Subsidiaries; or

                  (5) the sale or other disposition (including sale and leaseback transactions) of Existing Tower Assets.

                  "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value, discounted at the rate of interest implicit in the transaction, determined in accordance with GAAP, of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which the lease has been extended or may, at the option of the lessor, be extended.

                  "Authorizations" means:

                  (1) all material filings, recordings, and registrations with, and all material validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (other than the FCC and applicable PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System; and

                  (2) all material filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, the FCC and any applicable PUCs, including, without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System.

                  "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing

                  (1) the sum of the products of

                           (a) the number of years from such date of
                  determination to the dates of each successive scheduled principal payment of such debt security and

                           (b) the amount of such principal payment by

                  (2) the sum of all such principal payments.

                  "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

                  "Board of Directors" means:

                  (1) with respect to a corporation, the Board of Directors of the corporation;

                  (2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "Board Resolution" means a copy of a resolution, certified by the Secretary or Assistant Secretary to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                  "Broker Dealer" has the meaning set forth in the Registration Rights Agreement.

                  "Business Day" means any day other than a Legal Holiday.

                  "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, including, without limitation, all Common Stock and Preferred Stock.

                  "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

                  "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

                  "Cash Equivalents" means any of the following:

                  (1) direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof, having maturities of not more than one year from the date of acquisition, unless such obligations are deposited to defease any Indebtedness;

                  (2) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50.0 million or the foreign currency equivalent thereof and has outstanding debt which is rated "A" or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization as defined in Rule 436 under the Securities Act or any money-market fund sponsored by a registered broker-dealer or mutual fund distributor;

                  (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

                  (4) commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation other than an Affiliate of the Company organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" or higher according to Moody's or "A-1" or higher according to S&P; and

                  (5) securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" or such similar equivalent or higher rating by S&P or Moody's.

                  "Cellular Partnership" means any entity in which the Company or any of its Restricted Subsidiaries owns, directly or indirectly, a partnership interest.

                  "Cellular System" means a public mobile services, cellular radio telephone service telecommunications system licensed under Part 22 of the rules promulgated by the FCC.

                  "Change of Control" means:

                  (1) any "person" or "group", within the meaning of Section 13(d) or 14(d)(2) of the Exchange Act, other than the Permitted Holders, becomes the ultimate "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the total voting power of the Voting Stock of the Company, the Parent Guarantor or DOC on a fully diluted basis;

                  (2) individuals who on the Issue Date constituted the Board of Directors of the Company, the Parent Guarantor or DOC, as the case may be, together with any new directors whose election by the Board of Directors or whose nomination for election by the Company's, the Parent Guarantor's or DOC's stockholders was approved by a vote of at least a majority of the members of the Board of Directors then in office who either were members of the Board of Directors of the Company, the Parent Guarantor or DOC, as the case may be, on the Issue Date or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of the members of the Board of Directors of the Company, the Parent Guarantor or DOC, as the case may be, then in office, provided that the election of up to two individuals (or their replacements from time to time) nominated by each of the majority of the holders of the Parent Guarantor's Series F preferred stock, 12.25% senior preferred stock or 13% senior preferred stock to the Board of Directors of the Parent Guarantor pursuant to the terms of the relevant certificate of designation existing on the Issue Date shall not, by itself, be deemed to be a Change of Control so long as such election or replacement by such holders does not result in a "change of control" under any Indebtedness (with a principal aggregate amount outstanding of $10.0 million or more) of the Parent Guarantor, DOC, the Company or its Restricted Subsidiaries;

                  (3) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all the combined assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person other than a Wholly Owned Restricted Subsidiary or the Controlling Stockholder or any Affiliate thereof;

                  (4) the adoption of a plan of liquidation or dissolution of the Company, the Parent Guarantor or DOC; or

                  (5) the Parent Guarantor ceases to be the "beneficial owner", as defined in Rule 13d-3 under the Exchange Act, of all the outstanding Common Stock of the Company or DOC, other than as a result of the consolidation, merger of DOC with the Parent Guarantor or the Company pursuant to Section 5.01 hereof where the Parent Guarantor or the Company, as the case may be, is the Successor Company.

                  "Change of Control Triggering Event" means the occurrence of both a Change of Control and a Rating Decline with respect to the Notes.

                  "Chattel Paper" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Clearstream" means Clearstream Banking, S.A., and any and all successors thereto.

                  "Collateral" means all of the Capital Stock in DOC and the Company and substantially all of the tangible and intangible personal property, real property and fixtures of DOC, the Company and the Subsidiary Guarantors, including the Capital Stock of the Company's indirect and direct Subsidiaries, whether now owned or hereafter acquired, in which a Lien is granted or purported to be granted to the Collateral Trustee pursuant to the Security Documents as security for any Secured Obligations.

                  "Collateral Trustee" means BNY Midwest Trust Company, as Trustee hereunder, acting in its capacity as collateral trustee under the Security Documents, together with its successors in such capacity.

                  "Commission" means the Securities and Exchange Commission.

                  "Common Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's equity, other than Preferred Stock of such Person, whether now outstanding or issued after the Issue Date, including without limitation, all series and classes of such Common Stock.

                  "Communications Act" means, collectively, the Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

                  "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating Adjusted Consolidated Net Income:

                  (1) Consolidated Interest Expense;

                  (2) income taxes, other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets;

                  (3) depreciation expense;

                  (4) amortization expense; and

                  (5) all other non-cash items reducing Adjusted Consolidated Net Income other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made, less all non-cash items increasing Adjusted Consolidated Net Income, all as determined on a consolidated basis for the Company and its Restricted Subsidiaries in conformity with GAAP;

provided that if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced to the extent not otherwise reduced in accordance with GAAP by an amount equal to the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by the percentage ownership interest in the net income of such Restricted Subsidiary not owned on the last day of such period by the Company or any of its Restricted Subsidiaries.

                  "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness including, without limitation:

                  (1) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting;

                  (2) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; and

                  (3) the net costs associated with Interest Rate Agreements,

and the interest expense in respect of Indebtedness that is Guaranteed or secured by the Company or any of its Restricted Subsidiaries and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by the Company and its Restricted Subsidiaries during such period; excluding, however, any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof).

                  "Consolidated Leverage Ratio" means, on any Transaction Date, the ratio of:

                  (1) the aggregate amount of Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date, to

                  (2) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the then most recent four fiscal quarters for which consolidated financial statements of the Company have been filed with the Commission or provided to the Trustee (such four fiscal quarter period being the "Four Quarter Period").

In determining the Consolidated Leverage Ratio, pro forma effect shall be given to:

                  (1) any Indebtedness that is to be incurred or repaid on the Transaction Date;

                  (2) Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during the period beginning on the first day of the Four Quarter Period and ending on the Transaction Date (the "Reference Period") as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

                  (3) asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into the Company or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period.

To the extent that pro forma effect is given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division, operating unit or line of business of the Person, that is acquired or disposed of for which financial information is available.

                  "Controlling Stockholder" means Everett R. Dobson.

                  "Copyrights" means:

                  (1) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office; and

                  (2) the right to obtain all renewals thereof.

                  "Copyright Licenses" means any written agreement naming the Company or any Guarantor as licensor or licensee granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

                  "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 13.02 hereof or such other address as to which the Trustee may give notice to the Company.

                  "Credit Agreement" means one or more debt facilities or commercial paper facilities (including the Dobson Credit Agreement) with banks or other institutional lenders providing for revolving credit loans, term loans, senior or subordinated note financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case together with all other agreements, instruments, and documents (including, without limitation, any Guarantees and security documents) executed or delivered pursuant thereto or in connection therewith, in each case as such agreement, other agreements, instruments or documents may be amended, supplemented, extended, renewed, replaced, refinanced or otherwise modified from time to time, including, without limitation, any agreement increasing or decreasing the amount of, extending the maturity of, refinancing or otherwise restructuring all or a portion of the Indebtedness under such agreements or any successor agreements.

                  "Credit Agreement Agent" means, at any time, the Person serving at such time as the "Agent", the "Administrative Agent" or the "Trustee" under the Credit Agreement or any other representative of the Lenders then most recently designated as such by the requisite percentage of such Lenders in a written notice delivered to the Trustee and the Collateral Trustee.

                  "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

                  "Current Assets" means all present and future rights, title and interests of DOC, the Company and the Subsidiary Guarantors in each of the following:

                  (1) all Receivables;

                  (2) all Inventory;

                  (3) all General Intangibles to the extent evidencing Receivables;

                  (4) all Documents, Instruments and Chattel Paper to the extent evidencing any of the foregoing;

                  (5) all Deposit Accounts to the extent containing Proceeds of Receivables or Inventory;

                  (6) all Supporting Obligations relating to any of the foregoing;

                  (7) all books and records pertaining to any of the foregoing; and

                  (8) to the extent not otherwise included, all Proceeds of Receivables and Inventory (including, without limitation, any such Proceeds constituting Investment Property (as defined in the New York
         UCC)).

                  "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

                  "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

                  "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, in substantially the form of Exhibit A hereto, except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

                  "Deposit Account" has the same meaning as such term is ascribed in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

                  "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

                  "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

                  (1) required to be redeemed prior to the final Stated Maturity of the Notes;

                  (2) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the final Stated Maturity of the Notes; or

                  (3) convertible into or exchangeable for Capital Stock referred to in (1) or (2) above or Indebtedness having a scheduled maturity prior to the final Stated Maturity of the Notes.

                  Any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of a "change of control" occurring prior to the final Stated Maturity of the Notes shall not constitute Disqualified Stock if the "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 4.15 and such Capital Stock specifically provides that the Company of such Capital Stock will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to Section 4.15.

                  "Dobson Credit Agreement" means that certain Credit Agreement, dated as of October 23, 2003 and amended by Amendment No. 1, dated as of March 19, 2004, and Amendment No. 2, dated as of May 7, 2004, among the Company as borrower, the Parent Guarantor and DOC as guarantors, the several banks and other financial institutions or entities from time to time party thereto as "Lenders", Lehman Commercial Paper Inc., as administrative agent for the Lenders, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending Inc. as syndication agent and Morgan Stanley Senior Funding, Inc., as co-arranger and documentation agent, as further amended on the Issue Date, as amended, modified, renewed, restated, refinanced or replaced, in whole or in part, from time to time.

                  "Documents" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Domestic Restricted Subsidiary" means any Restricted Subsidiary of the Company other than a Subsidiary that is:

                  (1) a "controlled foreign corporation" under Section 957 of the Internal Revenue Code, or

                  (2) a Subsidiary of such controlled foreign corporation.

                  "Equipment" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Equipment Lease and Switch Sharing Agreements" means the three Equipment Lease Agreements and the two Switch Sharing Agreements between Dobson Operating Co., LLC and American Cellular Corporation, the two Equipment Lease Agreements and one Switch Sharing Agreement between Dobson Cellular Communications, Inc. and Dobson Operating Co., LLC, the one Equipment Lease Agreement between Dobson Cellular Communications, Inc. and American Cellular Corporation, the one Equipment Lease Agreement between Dobson Cellular Communications, Inc. and the Company, and the one Switch Sharing Agreement between the Company and American Cellular Corporation, all dated as of January 1, 2003, which provide for the leasing or sharing of certain telecommunications equipment between the parties thereto, including any amendments or modifications thereto; provided, however, that such amendments or modifications may not adversely affect the Company and its Restricted Subsidiaries when compared with the provisions in place immediately prior to the time of such amendment.

                  "Equity Interest" means Capital Stock and all warrants, options or other rights to acquire Capital Stock but excluding any debt security that is convertible into or exchangeable for Capital Stock.

                  "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System, and any and all successors thereto.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any successor statute.

                  "Exchange Debentures" means any subordinated debentures issued in exchange for all or any portion of the Parent Preferred Stock pursuant to the terms of such Parent Preferred Stock.

                  "Exchange Notes" means the Notes to be issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

                  "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

                  "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.

                  "Excluded Assets" means:

                  (a) any Intangible Asset, in each case only to the extent that the grant by the Company or the relevant Subsidiary Guarantor of a security interest pursuant to the Security Documents in the Company's or such Subsidiary Guarantor's right, title and interest in such Intangible Asset (i) is prohibited by legally enforceable provisions of any contract, agreement, instrument or indenture governing such Intangible Asset, (ii) would give any other party to such contract, agreement, instrument or indenture a legally enforceable right to terminate its obligations thereunder, (iii) is permitted only with the consent of another party, if the requirement to obtain such consent is legally enforceable and such consent has not been obtained or (iv) with respect to any FCC License, is prohibited pursuant to the Communications Act or other applicable rules and regulations of the FCC; provided that in any event any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument, indenture or Intangible Asset shall not be Excluded Assets to the extent that any of the foregoing is (or if it contained a provision limiting the transferability or pledge thereof would be) rendered ineffective by Section 9-406 of the New York UCC;

                  (b) any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock"; and

                  (c) any Existing Tower Assets.

Notwithstanding clauses (a), (b) and (c) above, if at any time such property or asset ceases to be an Excluded Asset, then the right to receive, and any interest in, all Proceeds of, or monies or other consideration received from or attributable to the sale, transfer, assignment or other disposition of such assets shall not constitute Excluded Assets.

                  "Existing Parent Indebtedness" means the 8.875% senior notes due 2013 of the Parent Guarantor issued pursuant to an indenture dated September 26, 2003 between the Parent Guarantor and Bank of Oklahoma, National Association, as trustee, and the 10.875% senior notes due 2010 of the Parent Guarantor issued pursuant to an indenture dated June 22, 2000 between the Parent Guarantor and United States Trust Company of New York, as trustee, in each case, outstanding on the Issue Date.

                  "Existing Preferred Stock" means each of the Parent Guarantor's 13% Senior Exchangeable Preferred Stock due 2009, 12.25% Senior Exchangeable Preferred Stock due 2008 and Series F Convertible Preferred Stock due 2016 outstanding on the Issue Date.

                  "Existing Tower Assets" means any telecommunications towers (including any equipment, real property interests and fixtures which are appurtenant and integral to such towers) (i) owned by the Company or any of its Restricted Subsidiaries on the Issue Date, (ii) acquired by the Company as part of the acquisition of RFB Cellular, Inc. and its affiliates pursuant to a purchase agreement dated September 22, 2004, as same may be amended, and (iii) acquired by the Company or any of its Restricted Subsidiaries at any time prior to the earlier of (x) one year after the Issue Date and (y) the date of the first sale and leaseback transaction with respect to any Existing Tower Assets.

                  "Fair Market Value" means with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Company or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal.

                  "FCC" means the Federal Communications Commission.

                  "FCC License" means each license issued by the FCC to the Company or any Subsidiary Guarantor from time to time.

                  "First Lien Obligations" means:

                  (1) in respect of the Primary Collateral, (a) the Notes, the Note Guarantees with respect to the Notes and the 2011 Note Obligations, (b) any Obligations under the Dobson Credit Agreement and
         (c) all other Indebtedness of the Company and its Subsidiaries (including any Additional Notes) designated as "First Lien Obligations" for purposes of the Intercreditor Agreement permitted to be incurred pursuant to the provisions of Section 4.09 and the provisions of
         Section 4.13; and

                  (2) in respect of the Other Collateral, all Indebtedness of the Company and its Subsidiaries, including any Credit Agreement, permitted to be incurred pursuant to the provisions of Section 4.09 and the provisions of Section 4.13 that is designated as "First Lien Obligations" for purposes of the Intercreditor Agreement.

                  "First Priority Liens" means a Lien granted pursuant to a Security Document to the Collateral Trustee upon any property of the Company or any Guarantor to secure First Lien Obligations.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of any jurisdiction outside the United States of America.

                  "Foreign Subsidiary Voting Stock" means the voting Capital Stock of any Foreign Subsidiary.

                  "Four Quarter Period" has the meaning as set forth in the definition of "Consolidated Leverage Ratio" in this Section 1.01.

                  "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in this Indenture shall be computed in conformity with GAAP applied on a consistent basis.

                  "General Intangibles" shall have the same meaning as such term is ascribed in the New York UCC, including without limitation, any contracts.

                  "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.

                  "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(c), 2.06(f) or 2.07 hereof.

                  "Goods" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Governmental Authority" means (a) local, state, municipal, or federal judicial, executive, or legislative instrumentality, (b) private arbitration board or panel, or (c) central bank.

                  "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such
Person:

                  (1) to purchase or pay, or advance or supply funds for the purchase or payment of, such Indebtedness or other obligation of such other Person, whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise; or

                  (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof, in whole or in part.

                  The term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

                  "Guarantors" means the Parent Guarantor, DOC, and each Subsidiary Guarantor, and their successors under this Indenture, until such Guarantor is released in accordance with the terms of this Indenture.

                  "Holder" means a Person in whose name a Note is registered in the security register.

                  "IAI Global Note" means a Global Note in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors, if any, to the extent required by the Applicable Procedures.

                  "incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, provided that any Indebtedness of a Person existing at the time it becomes a Restricted Subsidiary will be deemed to be incurred by such Restricted Subsidiary at the time it becomes a Restricted Subsidiary.

                  "Indebtedness" means, with respect to any Person at any date of determination, without duplication:

                  (1) all indebtedness of such Person for borrowed money;

                  (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

                  (3) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (1) or (2) above or (5), (6), (7) or (8) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement);

                  (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

                  (5) all obligations of such Person as lessee under Capitalized Leases;

                  (6) all indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; but only to the extent of the lesser of:

                           (a) the Fair Market Value of such asset at such date
                  of determination; and

                           (b) the amount of such Indebtedness;

                  (7) all indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

                  (8) the maximum fixed redemption or repurchase price of Disqualified Stock (or, in the case of any Restricted Subsidiary, of Preferred Stock) of such Person; and

                  (9) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

                  The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided:

                  (1) the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP; and

                  (2) money borrowed at the time of the incurrence of any Indebtedness in order to pre-fund the payment of interest on such Indebtedness shall be deemed not to be "Indebtedness."

                  Indebtedness shall not include (x) Parent Subordinated Indebtedness and (y) intercompany advances or receivables by or among the Parent Guarantor and its Subsidiaries relating to operating receipts and disbursements and incurred in the ordinary course of business consistent with past practices and expected to be paid within 60 days.

                  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with Article 9 hereof.

                  "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

                  "Initial Purchasers" means Morgan Stanley & Co. Incorporated, Lehman Brothers Inc. and Bear, Stearns & Co. Inc.

                  "Initial Subsidiary Guarantor" means each direct and indirect Wholly Owned Restricted Subsidiary existing on the Issue Date.

                  "Instrument" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Intangible Assets" means any contract, Authorization, General Intangible, Copyright License, Patent License or Trademark License.

                  "Intellectual Property" means, collectively, all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, technology, know-how and processes, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

                  "Intercompany Note" means any promissory note evidencing loans made from time to time to the Company or any Subsidiary Guarantor by the Parent Guarantor or any of its Subsidiaries (provided that intercompany advances and expense allocations shall not be required to be evidenced by a promissory note).

                  "Intercreditor Agreement" means the Intercreditor Agreement to be dated on or about the Issue Date among the Credit Agreement Agent, the Collateral Trustee, Bank of Oklahoma, National Association, as collateral trustee for the 2011 Notes, the Company and the Guarantors, as amended, modified, restated, supplemented or replaced from time to time.

                  "Institutional Accredited Investor" means an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

                  "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

                  "Inventory" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of the Company or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

                  (1) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

                  (2) the Fair Market Value of the Capital Stock or any other Investment held by the Company or any of its Restricted Subsidiaries, of or in any Person that has ceased to be a Restricted Subsidiary other than as a result of being designated as an Unrestricted Subsidiary, including, without limitation, by reason of any transaction permitted by Section 4.18(c) hereof.

                  For purposes of the definition of "Unrestricted Subsidiary" and Section 4.07 hereof:

                  (1) "Investment" shall include the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

                  (2) the Fair Market Value of the assets (net of liabilities (other than liabilities to the Company or any of its Subsidiaries)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

                  (3) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

                  "Investment Grade Rating" means a rating equal to or higher than Baa3 by Moody's and BBB- by S&P, provided that at such time neither Rating Agency has publicly announced that the Notes are under consideration for possible downgrade to a rating lower than Baa3 or BBB-, respectively.

                  "Investment Property" means, collectively (1) all "investment property" as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any Foreign Subsidiary Voting Stock excluded from the definition of "Pledged Stock") and (2) whether or not constituting "investment property" as so defined, all Pledged Notes and all Pledged Stock.

                  "Issue Date" means the date on which the Notes are originally issued under this Indenture.

                  "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

                  "Lenders" means, at any time, the parties to any Credit Agreement then holding (or committed to provide) loans, letters of credit, debt securities or other extensions of credit that constitute (or when provided will constitute) part of the First Lien Obligations, Second Lien Obligations or Third Lien Obligations, as applicable.

                  "Letter of Credit Rights" shall have the same meaning as such term is ascribed in the New York UCC.

                  "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders for use by such Holders in connection with the Exchange Offer.

                  "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Liquidity" means the aggregate amount of all cash and Cash Equivalents held by the Company or any Subsidiary Guarantor plus any borrowing available to the Company or any Subsidiary Guarantor under any Credit Agreement; provided that the Board of Directors of the Company has determined in good faith that such borrowing will be available for at least six months from the date of determination.

                  "Management Agreement" means the Management Agreement between the Company and American Cellular Corporation, dated as of August 19, 2003, as amended, so long as any such amendment is no less favorable (other than as a direct result of any changes in applicable regulation) to the Company or any of its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date.

                  "Moody's" means Moody's Investors Service, Inc. and its successors.

                  "Mortgages" means each of the mortgages and deeds of trust made by the Company or any Guarantor in favor of, or for the benefit of, the Collateral Trustee for the benefit of the Holders of the Notes, in form and substance reasonably satisfactory to the Collateral Trustee, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Net Cash Proceeds" means:

                  (1) with respect to any Asset Sale or sale of any Existing Tower Assets, the proceeds of such Asset Sale or such sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of:

                           (a) brokerage commissions and other fees and expenses
                  (including fees and expenses of counsel and investment bankers) related to such Asset Sale or such sale;

                           (b) provisions for all taxes (whether or not such
                  taxes will actually be paid or are payable) as a result of such Asset Sale or such sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole;

                           (c) payments made to repay Indebtedness or any other
                  obligation (owing to a Person other than the Company or any Subsidiary of the Company) outstanding at the time of such Asset Sale or such sale that either:

                                    (i) is secured by a Lien on the property or
                           assets sold; or

                                    (ii) is required to be paid as a result of
                           such sale; and

                           (d) appropriate amounts to be provided by the Company
                  or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale or such sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale or such sale, all as determined in conformity with GAAP; and

                  (2) with respect to any issuance or sale of Capital Stock or the incurrence of any Indebtedness, the proceeds of such issuance or sale in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations to the extent corresponding to the principal, but not interest, component thereof when received in the form of cash or Cash Equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary of the Company) and proceeds from the conversion of other property received when converted to cash or Cash Equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

                  "New York UCC" means the Uniform Commercial Code as from time to time in effect in the State of New York.

                  "Non-U.S. Person" means a Person who is not a U.S. Person.

                  "Note Guarantee" means the Guarantee of the obligations of the Company under this Indenture and the Notes, or under the indenture relating to the 2011 Notes and the 2011 Notes, as the case may be, by any Guarantor.

                  "Note Obligations" means the Notes, the Parent Guarantee, the Subsidiary Guarantees and all other Obligations of any Obligor under this Indenture, the Notes, the Exchange Notes, the Parent Guarantee, the Subsidiary Guarantees and the Security Documents.

                  "Notes" has the meaning assigned to it in the preamble to this Indenture.

                  "Obligations" means any principal, interest, penalties, fees, indemnities, reimbursement obligations, guarantee obligations, costs, expenses (including fees and disbursements of counsel), damages and other liabilities and obligations, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of or in connection with the documentation governing or made, delivered or given in connection with, any Indebtedness (including, without limitation, interest accruing at the then applicable rate provided in such documentation after the maturity of such Indebtedness and interest accruing at the then applicable rate provided in such documentation after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Company or any Restricted Subsidiary, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding).

                  "Obligor" means a Person obligated as an issuer or guarantor of the Notes.

                  "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Assistant Secretary or any Vice-President of such Person.

                  "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers, one of whom shall be the principal executive officer, the principal accounting officer or principal financial officer of the Company and delivered to the Trustee.

                  "Opinion of Counsel" means an opinion from legal counsel. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company.

                  "Other Collateral" means the Current Assets.

                  "Parent Guarantee" means, collectively, the Note Guarantees issued by each of the Parent Guarantor and Dobson Operating Co., LLC.

                  "Parent Preferred Stock" means, collectively, (a) the shares of the Senior Exchangeable Preferred Stock (valued at $1,000 liquidation value) issued by the Parent Guarantor which are mandatorily redeemable in 2008, outstanding on the Issue Date, together with additional Preferred Stock issued in lieu of dividends on the Preferred Stock described in this clause (a); (b) the shares of Senior Exchangeable Preferred Stock (valued at $1,000 liquidation value) issued by the Parent Guarantor which are mandatorily redeemable in 2009, outstanding on the Issue Date, together with additional Preferred Stock issued in lieu of dividends on the Preferred Stock described in this clause (b); and
(c) all renewals, extensions, amendments, modifications, and refinancings of the Preferred Stock described in clauses (a) and (b) hereof, so long as (x) the principal amount of any refinanced Preferred Stock shall not exceed the principal amount of the Preferred Stock being refinanced immediately prior to giving effect to any such refinancing; (y) the terms of the refinancing are no less favorable to Holders of the Notes than the terms of the Preferred Stock being refinanced; and (z) the maturity date of the refinancing is the same as or later than the maturity date of the Preferred Stock being refinanced.

                  "Parent Subordinated Indebtedness" means (a) subordinated indebtedness owed to the Parent Guarantor outstanding on the Issue Date and (b) any other indebtedness of the Company owed to the Parent Guarantor that by its terms or by the terms of any agreement or instrument pursuant to which such indebtedness is incurred:

                  (1) is expressly made subordinate in right of payment to the Notes;

                  (2) provides that no payment of principal or interest on, or any other payment with respect to, such indebtedness may be made prior to the 9lst day following payment in full of all of the Company's obligations under the Notes; and

                  (3) provides that holders of such indebtedness cannot make demands for payment or assert other claims, declare such indebtedness to be due upon an event of default or otherwise exercise any remedy, in each case prior to the 91st day following payment in full of all of the Company's obligations under the Notes.

                  "Pari Passu Indebtedness" means any Indebtedness of the Company or any Guarantor that is not subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be.

                  "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively, and, with respect to the DTC, shall include Euroclear and Clearstream.

                  "Participating Broker-Dealer" means any Broker-Dealer that elects to exchange Notes acquired in the Exchange Offer for its own account as a result of market-making or other trading activities.

                  "Patents" means:

                  (1) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith;

                  (2) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof; and

                  (3) all rights to obtain any reissues or extensions of the foregoing.

                  "Patent License" means all agreements, whether written or oral, providing for the grant by or to the Company or any Guarantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent.

                  "PCS Systems" means the wireless cellular telecommunication systems offering "Personal Communication Services" authorized under Part 24 of the FCC Rules (47 C.F.R. Sections 24.1 et seq.).

                  "Permitted Business" means:

                  (1) the delivery or distribution of telecommunications, voice, data, internet or video services; and

                  (2) any business or activity reasonably related or ancillary thereto, including, without limitation, any business conducted by the Company or any Restricted Subsidiary on the Issue Date and the acquisition, holding or exploitation or any license relating to the delivery of the services described in clause (1) of this definition.

                  "Permitted Holders" means, collectively, descendants of Russell Dobson and any trusts or partnerships that are beneficially owned by such descendants.

                  "Permitted Investment" means:

                  (1) an Investment in the Company or a Restricted Subsidiary or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; but only if such Person's primary business is related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on the date of such Investment;

                  (2) Cash Equivalents;

                  (3) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

                  (4) stock, obligations or securities received in satisfaction of judgments or pursuant to any court supervised plan of reorganization or similar proceeding;

                  (5) non-cash consideration acquired in any Asset Sale effected in accordance with Section 4.11; and

                  (6) any acquisition of assets used, or Capital Stock of a Person primarily engaged, in a business related, ancillary or complementary to the business of the Company and its Restricted Subsidiaries to the extent acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company.

                  "Permitted Liens" means:

                  (1) Liens to secure Indebtedness of the Company or any Subsidiary Guarantor in an aggregate principal amount outstanding at any time not to exceed $125.0 million;

                  (2) Liens to secure Indebtedness permitted under Section 4.09(b)(ix), provided that such Lien is not a First Priority Lien with respect to the Primary Collateral or Other Collateral, or Second Priority Lien with respect to the Other Collateral, and is equal or junior to the Second Lien Obligations with respect to the Primary Collateral and the Third Lien Obligations with respect to the Other Collateral;

                  (3) First Priority Liens, Second Priority Liens and Third Priority Liens to secure Indebtedness permitted under Section 4.09(b)(vii);

                  (4) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any of the Company's Restricted Subsidiaries; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary;

                  (5) Liens on property existing at the time of acquisition of that property by the Company or any of the Restricted Subsidiaries of the Company; provided, however, that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or its Restricted Subsidiary;

                  (6) Liens existing on the Issue Date, including Liens securing obligations under the Dobson Credit Agreement;

                  (7) Liens in favor of the Company;

                  (8) any interest or title of a lessor in the property subject to any Capitalized Lease;

                  (9) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, deposits to secure the performance of bids, trade contracts, government contracts, leases or licenses or other obligations of a like nature incurred in the ordinary course of business, including, without limitation, landlord Liens on leased properties;

                  (10) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted, provided that any reserve or other appropriate provision as will be required to conform with GAAP will have been made for that reserve or provision;

                  (11) carriers', warehousemen's, mechanics', landlords' materialmen's, repairmen's or other like Liens arising in the ordinary course of business in respect of obligations not overdue for a period in excess of 60 days or which are being contested in good faith by appropriate proceedings promptly instituted and diligently prosecuted; provided, however, that any reserve or other appropriate provision as will be required to conform with GAAP will have been made for that reserve or provision;

                  (12) easements, rights-of-way, zoning and similar restrictions and other similar encumbrances or title defects incurred, or leases or subleases granted to others, in the ordinary course of business, which do not in any case materially detract from the value of the property subject to the Lien or do not interfere with or adversely affect in any material respect the ordinary conduct of the business of the Company and the business of the Company's Restricted Subsidiaries taken as a whole;

                  (13) Liens in favor of customs and revenue authorities to secure payment of customs duties in connection with the importation of goods in the ordinary course of business and other similar Liens arising in the ordinary course of business;

                  (14) leases or subleases granted to third Persons not interfering with the Company's ordinary course of business or of the business of any of the Company's Restricted Subsidiaries;

                  (15) Liens, other than any Lien imposed by ERISA or any rule or regulation promulgated under ERISA, incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance, and other types of social security;

                  (16) deposits made in the ordinary course of business to secure liability to insurance carriers;

                  (17) any attachment or judgment Lien in respect of a judgment not constituting an Event of Default under Section 6.01(f) hereof;

                  (18) any interest or title of a lessor or sublessor under any operating lease, conditional sale, title retention, consignment or similar arrangements entered into in the ordinary course of business;

                  (19) Liens under licensing agreements for use of intellectual property entered into in the ordinary course of business;

                  (20) bankers' liens in respect of deposit accounts;

                  (21) Liens imposed by law incurred by the Company or its Restricted Subsidiaries in the ordinary course of business; and

                  (22) Liens on assets directly related to a sale and leaseback transaction to secure related Attributable Debt.

                  "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Indebtedness of the Company or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value or liquidation preference, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends, if applicable, on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final Stated Maturity not earlier than the Stated Maturity of, and has an Average Life equal to or greater than the Average Life of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a Stated Maturity not earlier than the final Stated Maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

                  "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

                  "Pledged Notes" means all Intercompany Notes at any time issued to the Company or any Guarantor and all other promissory notes issued to or held by the Company or any Guarantor (other than promissory notes issued in connection with extensions of trade credit by the Company or any Guarantor in the ordinary course of business).

                  "Pledged Securities" means, collectively, the Pledged Notes and the Pledged Stock.

                  "Pledged Stock" means:

                  (1) any shares, stock certificates, equity interests, options or rights of any nature whatsoever in respect of the Capital Stock of any Person (including pursuant to any operating agreement with respect to any limited liability company) that may be issued or granted to, or held by, the Company, DOC or any Subsidiary Guarantor, and Capital Stock in DOC or the Company held by the Parent Guarantor from time to time, provided that, to the extent that and for so long as adverse tax consequences for the Parent Guarantor and its Subsidiaries organized under the laws of any jurisdiction within the United States of America would otherwise result from a pledge of all the Capital Stock of any Foreign Subsidiary, not more than 65% of the total outstanding Foreign Subsidiary Voting Stock of such Foreign Subsidiary shall be deemed pledged under the Security Documents; and

                  (2) all right, title and interest of the Company or any Subsidiary Guarantor as a limited or general partner in any Cellular Partnership or any other partnership from time to time, together with all right, title and interest of the Company or any Subsidiary Guarantor in any partnership agreement with respect to any such Cellular Partnership or other partnership (to the extent such right, title or interest does not constitute an Excluded Asset).

                  "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person's preferred or preference equity, whether now outstanding or issued after the Issue Date including all other series and classes of such preferred stock or preference stock.

                  "Primary Collateral" means the Collateral, excluding the Other Collateral.

                  "Private Placement Legend" means the legend set forth in
Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

                  "Proceeds" shall have the same meaning as such term is ascribed in the New York UCC and, in any event, including, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

                  "Property" means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

                  "PUC" means any state regulatory agency or governmental authority that exercises jurisdiction over the services provided via, or the ownership, construction, or operation of, commercial mobile radio service facilities.

                  "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

                  "Rating Agency" means each of S&P and Moody's or, if either of S&P and Moody's shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as evidenced by a resolution of the Board of Directors of the Company), which shall be substituted for any of S&P or Moody's, as the case may be.

                  "Rating Date" means the date which is 90 days prior to the earlier of:

                  (1) a Change of Control; and

                  (2) public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control.

                  "Rating Decline" means the occurrence of the following on, or within 90 days after, the earlier of the date of public notice of the occurrence of a Change of Control or of the intention of the Company to effect a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies):

                  (1) in the event the Notes are assigned an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Notes by one of the Rating Agencies shall be below an Investment Grade Rating; or

                  (2) in the event the Notes are rated below an Investment Grade Rating by at least one of the Rating Agencies on the Rating Date, the rating of the Notes by at least one of the Rating Agencies shall be decreased by one or more gradations (including gradations within rating categories as well as between rating categories).

                  "Receivable" means any right to a monetary payment for goods which have been sold, leased, licensed, assigned or otherwise disposed of, or for services which have been rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

                  "Reference Period" has the meaning as set forth in the definition of "Consolidation Leverage Ratio" in this Section 1.01.

                  "Registration Rights Agreement" means the Registration Rights Agreement relating to the Notes and the 2011 Notes dated as of the Issue Date, by and among the Company, the Parent Guarantor, DOC, the Subsidiary Guarantors and the Initial Purchasers named therein, as such agreement may be amended, modified or supplemented from time to time, and, with respect to any Additional Notes, one or more registration rights agreements between the Company and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Company to the purchasers of Additional Notes to register such Additional Notes, or exchange such Additional Notes for registered Notes, under the Securities Act.

                  "Regulation S" means Regulation S promulgated under the Securities Act.

                  "Regulation S Global Note" means a Global Note in substantially the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 904 of Regulation S.

                  "Replacement Assets" means:

                  (1) capital expenditures or other non-current assets of a nature or type that are used in a Permitted Business; or

                  (2) substantially all the assets of a Permitted Business or a majority of the Voting Power of any Person engaged in a Permitted Business that will become on the date of acquisition thereof a Restricted Subsidiary.

                  "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Department of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

                  "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

                  "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

                  "Restricted Period" means the 40-day distribution compliance period as defined in Regulation S.

                  "Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

                  "Rule 144" means Rule 144 promulgated under the Securities
Act.

                  "Rule 144A" means Rule 144A promulgated under the Securities Act.

                  "Rule 903" means Rule 903 promulgated under Regulation S of the Securities Act.

                  "Rule 904" means Rule 904 promulgated under Regulation S of the Securities Act.

                  "S&P" means Standard & Poor's, a division of The McGraw-Hill Companies, and its successors.

                  "Second Lien Obligations" means:

                  (1) in respect of the Other Collateral, the 2011 Notes, the Note Guarantees with respect to the 2011 Notes and the 2011 Note Obligations and all other Indebtedness of the Company and its Subsidiaries (including any additional 2011 Notes) designated as "Second Lien Obligations" for purposes of the Intercreditor Agreement permitted to be incurred pursuant to the provisions of Section 4.09 and the provisions of Section 4.13; and

                  (2) in respect of the Primary Collateral, the Notes, the Note Guarantees with respect to the Notes and the 2012 Note Obligations and all other Indebtedness of the Parent Guarantor and its Subsidiaries (including any Additional Notes) designated as "Second Lien Obligations" for purposes of the Intercreditor Agreement permitted to be incurred pursuant to the provisions of Section 4.09 and the provisions of Section 4.13.

                  "Second Priority Liens" means a Lien granted pursuant to a Security Document to the Collateral Trustee or the 2012 Notes Collateral Trustee upon any property of the Company or any Guarantor to secure Second Lien Obligations.

                  "Secured Obligations" means, collectively, all First Lien Obligations, all Second Lien Obligations and all Third Lien Obligations.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Security Agreement" means:

                  (1) the 2011 Notes Security Agreement to be dated on or about the Issue Date among DOC, the Company, the Parent Guarantor and certain of the Company's Restricted Subsidiaries party thereto and the 2011 Notes Collateral Trustee, with respect to the Security Interests in favor of the 2011 Notes Collateral Trustee, for the benefit of the Holders of the 2011 Notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time; and

                  (2) the 2012 Notes Security Agreement to be dated on or about the Issue Date among DOC, the Company, the Parent Guarantor and certain of the Company's Restricted Subsidiaries party thereto and the Collateral Trustee, with respect to the Security Interests in favor of the Collateral Trustee, for the benefit of the Holders of the Notes, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time, as the context suggests.

                  "Security Documents" means:

                  (1) in respect of the First Lien Obligations, the 2011 Notes Security Agreement, the Intercreditor Agreement, and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating First Priority Liens in all or any portion of the Collateral for the benefit of the Holders of the Notes, in each case, as amended, modified, restated, supplemented or replaced from time to time;

                  (2) in respect of the Second Lien Obligations, the 2012 Notes Security Agreement, the Intercreditor Agreement, and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating Second Priority Liens in all or any portion of the Collateral for the benefit of the Holders of the Notes, in each case, as amended, modified, restated, supplemented or replaced from time to time; and

                  (3) in respect of the Third Lien Obligations, the Intercreditor Agreement, and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating Third Priority Liens in all or any portion of the Collateral for the benefit of the Holders of the Notes, in each case, as amended, modified, restated, supplemented or replaced from time to time.

                  "Security Interests" means the Liens on the Collateral created by the Security Documents in favor of the Collateral Trustee for the benefit of the Trustee and the Holders of the Notes.

                  "Senior Preferred Stock" means each of the Parent Guarantor's series of 13% Senior Exchangeable Preferred Stock due 2009 and 12.25% Senior Exchangeable Preferred Stock due 2008 outstanding on the Issue Date.

                  "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

                  "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries that are Restricted Subsidiaries:

                  (1) for the most recent fiscal year of the Company, accounted for more than 10% of the consolidated revenues of the Company and its Restricted Subsidiaries; or

                  (2) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

                  "Stated Maturity" means:

                  (1) with respect to any Indebtedness, the date specified in such Indebtedness as the fixed date on which the final installment of principal of such Indebtedness is due and payable or the fixed date on which such Indebtedness is mandatorily redeemable; and

                  (2) with respect to any scheduled installment of principal of or interest or dividends, as applicable, on any Indebtedness, the date specified in such Indebtedness as the fixed date on which such installment is due and payable.

                  "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person.

                  "Subsidiary Guarantee" means any Note Guarantee issued by a Restricted Subsidiary.

                  "Subsidiary Guarantor" means any Restricted Subsidiary which has provided a Note Guarantee on the Issue Date or has provided a Note Guarantee pursuant to Section 4.10 of this Indenture, and its successors until released in accordance with the terms of this Indenture.

                  "Supporting Obligations" shall have the same meaning as such term is ascribed in the New York UCC.

                  "System" means each of the Cellular Systems and PCS Systems, now or hereafter owned, operated, or managed by the Company or its Restricted Subsidiaries.

                  "Tax Sharing Agreement" means the Consolidated Income Tax Payment Agreement among the Parent Guarantor and its Subsidiaries, dated as of February 28, 1997, as amended, so long as any such amendment is no less favorable taken as a whole to the Company and its Subsidiaries in any material respects than the original agreement as in effect on the Issue Date.

                  "Third Lien Obligations" means, in respect of the Other Collateral, the Notes, the Note Guarantees with respect to the Notes and the 2012 Note Obligations and all other Indebtedness of the Company and its Subsidiaries (including any Additional Notes) designated as "Third Lien Obligations" for purposes of the Intercreditor Agreement permitted to be incurred pursuant to the provisions of Section 4.09 hereof and the provisions of
Section 4.13 hereof.

                  "Third Priority Liens" means a Lien granted pursuant to a Security Document to the Collateral Trustee upon any property of the Company or any Guarantor to secure Third Lien Obligations.

                  "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA, except as provided in Section 9.03 hereof.

                  "Trade Payables" means accounts payable to vendors in the ordinary course of business.

                  "Trademark License" means any agreement, whether written or oral, providing for the grant by or to the Company or any Guarantor of any right to use any Trademark.

                  "Trademarks" means (1) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto and (2) the right to obtain all renewals thereof.

                  "Transaction Date" means, with respect to the incurrence of any Indebtedness by the Company or any of its Restricted Subsidiaries, the date such Indebtedness is to be incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

                  "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release
H.15 (519)) which has become publicly available at least two business days prior to the redemption date or, if such Statistical Release is no longer published, any publicly available source or similar market data most nearly equal to the period from the redemption date to November 1, 2008, provided, however, that if the period from the redemption date to November 1, 2008 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to November 1, 2008 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

                  "Triggering Event" means the occurrence of (a) any Event of Default, or (b) (i) any Authorization necessary for the ownership or operations by the Company or its Subsidiaries thereof shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by the Company or its Subsidiaries; (ii) any Authorization necessary for the ownership or operations of the Company or its Subsidiaries thereof shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside; (iii) the Company or its Subsidiaries thereof is required by a Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for thirty (30) days after the applicable entity has received notice thereof; or (iv) if any Governmental Authority shall make any other final non-appealable determination the effect of which would be to affect materially and adversely the operations by the Company or its Subsidiaries thereof as now conducted.

                  "Trustee" means the party named as such in the preamble above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successors serving hereunder.

                  "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

                  "Unrestricted Global Note" means a permanent Global Note in substantially the form of Exhibit A hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing Notes that do not bear the Private Placement Legend.

                  "Unrestricted Subsidiary" means any Subsidiary of the Company that at any time of determination after the Issue Date shall be designated an Unrestricted Subsidiary by the Company's Board of Directors in the manner provided below and any Subsidiary of an Unrestricted Subsidiary. The Company's Board of Directors may designate any Restricted Subsidiary including any newly acquired or newly formed Subsidiary of the Company to be an

Unrestricted Subsidiary unless, immediately after such designation, such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any Restricted Subsidiary, on the condition that:

                  (1) any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary (or both, if applicable) at the time of such designation;

                  (2) either the Subsidiary to be so designated has total assets of $1,000 or less or, if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.07 described below; and

                  (3) if applicable, the incurrence of Indebtedness and the Investment referred to in clause (1) of this proviso would be permitted under Sections 4.07 and 4.09 hereof.

                  The Company's Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary, on the condition that immediately after giving effect to such designation:

                  (1) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if incurred at such time, have been permitted to be incurred for all purposes of this Indenture; and

                  (2) no Default or Event of Default shall have occurred and be continuing, or shall occur upon such redesignation.

                  Any such designation by the Company's Board of Directors shall be evidenced to the Trustee by promptly providing the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                  "U.S. Government Securities" means securities that are direct obligations of, or obligations guaranteed by, the United States of America for the payment of which its full faith and credit is pledged.

                  "U.S. Person" means a U.S. person as defined in Rule 902(o) of Regulation S under the Securities Act.

                  "Voting Power" means with the aggregate number of votes of all classes of Capital Stock of such Person which ordinarily have voting power for the election of directors of such Person.

                  "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

                  "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person.

                  SECTION 1.02. OTHER DEFINITIONS.

                                                                                               Defined in
                          Term                                                                   Section
                          ----                                                                   -------
        "Asset Sale Offer"...........................................................         4.11(b)(iii)
        "Asset Sale Offer Amount"....................................................        4.11(e)(ii)(B)
        "Asset Sale Offer Period"....................................................         4.11(e)(iii)
        "Asset Sale Purchase Date"...................................................         4.11(e)(iii)
        "Authentication Order".......................................................             2.02
        "Change of Control Offer"....................................................            4.15(a)
        "Change of Control Offer Period".............................................         4.15(b)(iii)
        "Change of Control Payment"..................................................            4.15(a)
        "Change of Control Purchase Date"............................................         4.15(b)(iii)
        "Covenant Defeasance"........................................................             8.03
        "Credit Agreement Restricted Payment Covenant"...............................            4.07(d)
        "Daily Interest Amount"......................................................          2.15(b)(i)
        "DTC"........................................................................            2.03(b)
        "Event of Default"...........................................................             6.01
        "Excess Proceeds"............................................................            4.11(c)
        "Guaranteed Indebtedness"....................................................            4.10(b)
        "Legal Defeasance"...........................................................             8.02
        "Paying Agent"...............................................................            2.03(a)
        "Registrar"..................................................................            2.03(a)
        "Restricted Payments"........................................................            4.07(a)
        "Subsidiary Guarantee".......................................................            4.10(a)
        "Successor Company"..........................................................            5.01(a)

                  SECTION 1.03. INCORPORATION BY REFERENCE OF TRUST
INDENTURE ACT.

                  (a) Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

                  (b) The following TIA terms used in this Indenture have the following meanings:

                  "indenture securities" means the Notes;

                  "indenture security holder" means a Holder of a Note;

                  "indenture to be qualified" means this Indenture;

                  "indenture trustee" or "institutional trustee" means the Trustee; and

                  "obligor" on the Notes and the Note Guarantees means the Company and the Guarantors, respectively, and any successor or assign upon the Notes and the Note Guarantees, respectively.

                  (c) All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

                  SECTION 1.04. RULES OF CONSTRUCTION.

                  (a) Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "including" means "including without limitation";

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement or successor sections or rules adopted by the Commission from time to time.

                                   ARTICLE 2.

                                    THE NOTES

                  SECTION 2.01. FORM AND DATING.

                  (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any

Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling. The Notes shall be dated the date of their authentication.

                  (b) Form of Notes. Notes issued in global form shall be substantially in the form of Exhibit A hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

                  (c) Euroclear and Clearstream Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Clearstream" and "Customer Handbook" of Clearstream shall be applicable to transfers of beneficial interests in Global Notes that are held by Participants through Euroclear or Clearstream.

                  (d) Subject to compliance with the provisions of Section 4.09 of this Indenture, the Company may issue Additional Notes under this Indenture which shall be secured with Second Priority Liens and Third Priority Liens.

                  (e) Certificated Securities. The Company shall exchange Global Notes for Definitive Notes if: (1) at any time the Depositary notifies the Company that it is unwilling or unable to continue to act as Depositary for the Global Notes or if at any time the Depositary shall no longer be eligible to act as such because it ceases to be a clearing agency registered under the Exchange Act, and, in either case, the Company shall not have appointed a successor Depositary within 120 days after the Company receives such notice or becomes aware of such ineligibility, (2) the Company, at its option, determines that the Global Notes shall be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee or (3) upon written request of a Holder or the Trustee if a Default or Event of Default shall have occurred and be continuing.

                  Upon the occurrence of any of the events set forth in clauses
(1), (2) or (3) above, the Company shall execute, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver, Definitive Notes, in authorized denominations, in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  Upon the exchange of a Global Note for Definitive Notes, such Global Note shall be cancelled by the Trustee or an agent of the Company or the Trustee. Definitive Notes issued in exchange for a Global Note pursuant to this
Section 2.01 shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its Participants or its Applicable Procedures, shall instruct the Trustee or an agent of the Company or the Trustee in writing. The Trustee or such agent shall deliver such Definitive Notes to or as directed by the Persons in whose names such Definitive Notes are so registered or to the Depositary.

                  SECTION 2.02. EXECUTION AND AUTHENTICATION.

                  (a) One Officer shall sign the Notes for the Company by manual or facsimile signature. The Company's seal may be reproduced on the Notes and may be in facsimile form.

                  (b) If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.

                  (c) A Note shall not be valid until authenticated by the manual signature of a Responsible Officer of the Trustee. The signature of a Responsible Officer of the Trustee on the certificate of authentication on a Note shall be conclusive evidence that the Note has been authenticated under this Indenture.

                  (d) The Trustee shall, upon a written order of the Company signed by an Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in such notice.

                  (e) The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

                  SECTION 2.03. REGISTRAR AND PAYING AGENT.

                  (a) The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

                  (b) The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes. Whenever this Indenture or any other document related hereto or thereto requires or permits actions to be taken based on instructions or directions of Holders evidencing a specified percentage of the aggregate principal amount of the Notes then outstanding, the Depositary will be deemed to represent such percentage only to the extent that it has received instructions or directions to that effect from the Holders of the Notes and/or Indirect Participants or Participants owning or representing, respectively, such required percentage of the beneficial interest in the Notes, as shall be conclusively evidenced by the Depositary's delivery of such instructions or directions to the Trustee.

                  (c) The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes.

                  (d) The Global Notes shall be initially registered in the name of Cede & Co., nominee of DTC.

                  SECTION 2.04. PAYING AGENT TO HOLD MONEY IN TRUST.

                  The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, and premium, Additional Interest, if any, or interest on, the Notes, and shall notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary of the Company) shall have no further liability for the money. If the Company or one of its Subsidiaries acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.

                  SECTION 2.05. HOLDER LISTS.

                  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee, at least seven Business Days or such shorter time as the Trustee may allow before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders, including the aggregate principal amount of Notes held by each Holder.

                  SECTION 2.06. TRANSFER AND EXCHANGE.

                  (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Upon the occurrence of any of the events set forth in Section 2.01(e) above, Definitive Notes shall be issued in denominations of $1,000 or integral multiples thereof and in such names as the Depositary shall instruct the Trustee in writing. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Except as provided above, every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), and beneficial interests in a Global Note may not be transferred and exchanged other than as provided in Section 2.06(b), (c) or (f) hereof.

                  (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in Global Notes also shall require compliance with either clause (i) or (ii) below, as applicable, as well as one or more of the other following clauses, as applicable:

                  (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend and any Applicable Procedures; provided, however, that prior to the expiration of the Distribution Compliance Period, transfers of beneficial interests in the Regulation S Global Note may not be made to or for the account or benefit of a "U.S. Person" (as defined in Rule 902(k) of Regulation S) (other than a "distributor" (as defined in Rule 902(d) of the Regulation S)). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. Except as may be required by any Applicable Procedures, no written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                  (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B) (1) if permitted under Section 2.06(a), a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in
         (B)(1) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
         Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (iii) Transfer of Beneficial Interests in a Restricted Global Note to Another Restricted Global Note. A holder of a beneficial interest in a Restricted Global Note may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof or, if permitted by the Applicable Procedures, item (3) thereof;

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transferee is required by the Applicable
                  Procedures to take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (iv) Transfer or Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications required in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                           (B) such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with a Registration Rights Agreement;

                           (C) such transfer is effected by a broker-dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  If any such transfer is effected pursuant to clause (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to clause (B) or (D) above.

                  (v) Transfer or Exchange of Beneficial Interests in an Unrestricted Global Note for Beneficial Interests in a Restricted Global Note Prohibited. Beneficial interests in an Unrestricted Global Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (c) Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes.

                  (i) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes. Subject to Section 2.06(a) hereof, if any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction (as defined in Section 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                           (E) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

         the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the applicable Restricted Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with
         Section 2.02 hereof, the Trustee shall authenticate and deliver a Restricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in the instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Restricted Definitive Note issued in exchange for beneficial interests in a Restricted Global Note pursuant to this
         Section 2.06(c)(i) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Restricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Restricted Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (ii) Transfer or Exchange of Beneficial Interests in Restricted Global Notes for Unrestricted Definitive Notes. Subject to
         Section 2.06(a) hereof, a holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the

                  Applicable Procedures) as may be required by such Registration Rights Agreement;

                           (B) such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with a Registration Rights Agreement;

                           (C) such transfer is effected by a broker-dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (2) if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of any of the conditions of any of the clauses of this Section 2.06(c)(ii), the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder, and the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to Section 2.06(h), the aggregate principal amount of the applicable Restricted Global Note.

                  (iii) Transfer or Exchange of Beneficial Interests in Unrestricted Global Notes for Unrestricted Definitive Notes. Subject to
         Section 2.06(a) hereof, if any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the applicable conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall reduce or cause to be reduced in a corresponding amount pursuant to
         Section 2.06(h) hereof, the aggregate principal amount of the applicable Unrestricted

         Global Note, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate principal amount to the Person designated by the holder of such beneficial interest in instructions delivered to the Registrar by the Depositary and the applicable Participant or Indirect Participant on behalf of such holder. Any Unrestricted Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall designate in such instructions. The Trustee shall deliver such Unrestricted Definitive Notes to the Persons in whose names such Notes are so registered. Any Unrestricted Definitive
         Note issued in exchange for a beneficial interest pursuant to this
         Section 2.06(c)(iii) shall not bear the Private Placement Legend.

                  (d) Transfer and Exchange of Definitive Notes for Beneficial Interests the Global Notes.

                  (i) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Restricted Global Notes. If any holder of a Restricted Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such Restricted Definitive Note
                  proposes to exchange such Restricted Definitive Note for a beneficial interest in a Restricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a "non-U.S. Person" in an offshore transaction (as defined in Rule 902(k) of Regulation S) in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in clauses (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable; or

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof,

         the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, a 144A Global Note, in the case of clause (C) above, a Regulation S Global Note, and in all other cases, a IAI Global Note.

                  (ii) Transfer or Exchange of Restricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A holder of a Restricted Definitive Note may exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement;

                           (B) such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with a Registration Rights Agreement;

                           (C) such transfer is effected by a broker-dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such Restricted
                           Definitive Note proposes to exchange such Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (2) if the holder of such Restricted
                           Definitive Note proposes to transfer such Restricted Definitive Note to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer shall be effected in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend shall no longer be required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses in this Section 2.06(d)(ii), the Trustee shall cancel such Restricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof, the aggregate principal amount of the Unrestricted Global Note.

                  (iii) Transfer or Exchange of Unrestricted Definitive Notes for Beneficial Interests in Unrestricted Global Notes. A holder of an Unrestricted Definitive Note may exchange such Unrestricted Definitive Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased in a corresponding amount pursuant to Section 2.06(h) hereof the aggregate principal amount of one of the Unrestricted Global Notes.

                  (iv) Transfer or Exchange of Unrestricted Definitive Notes for Beneficial Interests in Restricted Global Notes Prohibited. An Unrestricted Definitive Note may not be exchanged for, or transferred to Persons who take delivery thereof in the form of, beneficial interests in a Restricted Global Note.

                  (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a holder of Definitive Notes and such holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such holder. In addition, the requesting holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (i) Transfer of Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A, a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (ii) Transfer or Exchange of Restricted Definitive Notes for Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  an Exchange Offer in accordance with a Registration Rights Agreement and the holder, in the case of an exchange, or the transferee, in the case of a transfer, makes any and all certifications in the applicable Letter of Transmittal (or is deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by a Registration Rights Agreement;

                           (B) any such transfer is effected pursuant to a Shelf
                  Registration Statement in accordance with a Registration Rights Agreement;

                           (C) any such transfer is effected by a broker-dealer
                  pursuant to an Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (1) if the holder of such Restricted
                           Definitive Note proposes to exchange such Restricted Definitive Note for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (2) if the holder of such Restricted
                           Definitive Notes proposes to transfer such Restricted Definitive Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this clause (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer complies with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the clauses of this Section 2.06(e)(ii), the Trustee shall cancel the prior Restricted Definitive Note and the Company shall execute, and upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver an Unrestricted Definitive Note in the appropriate aggregate principal amount to the Person designated by the holder of such prior Restricted Definitive Note in instructions delivered to the Registrar by such holder.

                  (iii) Transfer of Unrestricted Definitive Notes to Unrestricted Definitive Notes. A holder of Unrestricted Definitive Notes may transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the holder thereof.

                  (f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate (A) one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of the beneficial interests in the applicable Restricted Global Notes (1) tendered for acceptance by Persons that make any and all certifications in the applicable Letters of Transmittal (or are deemed to have made such certifications if delivery is made through the Applicable Procedures) as may be required by such Registration Rights Agreement and (2) accepted for exchange in such Exchange Offer and (B) Unrestricted Definitive Notes in an aggregate principal amount equal to the aggregate principal amount of the Restricted Definitive Notes tendered for acceptance by Persons who made the foregoing certifications and accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall reduce or cause to be reduced in a corresponding amount the aggregate principal amount of the applicable Restricted Global Notes, and the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver to the Persons designated by the holders of Restricted Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate aggregate principal amount.

                  (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (i) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

                                    "THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                           U.S. SECURITIES ACT OF 1933, AS AMENDED (THE
                           "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT
                           (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),

                           (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS
                           NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO DOBSON CELLULAR SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO DOBSON CELLULAR SYSTEMS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST SUBMIT THE CERTIFICATE OF TRANSFER REFERENCED IN THE INDENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND DOBSON CELLULAR SYSTEMS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S." PERSON HAVE THE MEANINGS

                           GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS
                           NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(iv),
                  (c)(ii), (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f)
                  to this Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                  (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

                  "THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT
                  (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH
                  SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."

                  "UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS

                  THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or cancelled in whole and not in part, each such Global Note shall be returned to or retained and cancelled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the aggregate principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, the aggregate principal amount of such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

                  (i) General Provisions Relating to Transfers and Exchanges.

                  (i) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 4.11, 4.15 and
         9.05 hereof).

                  (ii) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange, and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  (iii) Neither the Registrar nor the Company shall be required
         (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the date of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part, or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

                  (iv) Prior to due presentment for the registration of transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, premium, if any, and interest on such Note and for all other purposes, in each case regardless of any notice to the contrary.

                  (v) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

                  (vi) The Trustee is hereby authorized and directed to enter into a letter of representation with the Depositary in the form provided by the Company and to act in accordance with such letter.

                  (vii) Each Holder of a Note agrees to indemnify the Company and the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder's Note in violation of any provision of this Indenture and/or applicable United States Federal or state securities law.

                  (viii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary Participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

                  (ix) Neither the Trustee nor any Agent shall have any responsibility for any actions taken or not taken by the Depositary.

                  SECTION 2.07. REPLACEMENT NOTES.

                  (a) If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company shall issue and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Note, shall authenticate a replacement Note if the Trustee's requirements are met. An indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

                  (b) Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

                  SECTION 2.08. OUTSTANDING NOTES.

                  (a) The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.08 as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(b) hereof.

                  (b) If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding and interest on the Notes ceases to accrue unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

                  (c) If the principal amount of any Note is considered paid under Section 4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

                  (d) If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money for the purposes of and sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.

                  SECTION 2.09. TREASURY NOTES.

                  In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in conclusively relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

                  SECTION 2.10. TEMPORARY NOTES.

                  Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate Definitive Notes in exchange for temporary Notes. After the preparation of Definitive Notes, the temporary Notes shall be exchangeable for Definitive Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 4.02 without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and, upon receipt of an Authentication Order in accordance with Section 2.02 with respect to such Notes, the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Definitive Notes of authorized denominations.

                  Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

                  SECTION 2.11. CANCELLATION.

                  The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee upon direction by the Company and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of such cancelled Notes (subject to the record retention requirements of the Exchange Act) in its customary manner.

                  SECTION 2.12. DEFAULTED INTEREST.

                  If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall promptly notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date; provided, however, that no such special record date shall be less than 5 days prior to the related payment date for such defaulted interest. At least 10 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                  SECTION 2.13. CUSIP AND ISIN NUMBERS.

                  The Company in issuing the Notes may use "CUSIP" and "ISIN" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" and "ISIN" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee in writing of any change in the "CUSIP" and "ISIN" numbers.

                  SECTION 2.14. ADDITIONAL INTEREST.

                  If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such interest is payable pursuant to
Section 4.01 hereof. Unless and until a Responsible Officer of the Trustee receives such a certificate or instruction or direction from the Holders in accordance with the terms of this Indenture, the Trustee may assume without inquiry that no Additional Interest is payable. The foregoing shall not prejudice the rights of the Holders with respect to their entitlement to Additional Interest as otherwise set forth in this Indenture or the Notes and pursuing any action against the Company directly or otherwise directing the Trustee to take any such action in accordance with the terms of this Indenture and the Notes. If the Company has paid Additional Interest directly to the Persons entitled to it, the Company shall deliver to the Trustee an Officers' Certificate setting forth the details of such payment.

                  SECTION 2.15. COMPUTATION OF INTEREST.

                  (a) Interest on the Notes shall accrue at the rate of 9.875% per annum and shall be payable semi-annually in arrears on May 1 and November 1, commencing on May 1, 2005. The Company shall make each interest payment to the Holders of record on the immediately preceding April 15 and October 15.

                  (b) Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                   ARTICLE 3.

                            REDEMPTION AND PREPAYMENT

                  SECTION 3.01. NOTICES TO TRUSTEE.

                  If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 45 days (unless a shorter period shall be agreed to by the Trustee) but not more than 60 days before a redemption date (but in any event prior to the notice provided pursuant to Section 3.03 hereof), an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.

                  SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

                  If less than all of the Notes are to be redeemed or purchased in an Asset Sale Offer or a Change of Control Offer at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis by lot or in accordance with any other method the Trustee considers fair and appropriate or in accordance with the Applicable Procedures. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.

                  The Trustee shall promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or subject to purchase also apply to portions of Notes called for redemption or subject to purchase.

                  SECTION 3.03. NOTICE OF REDEMPTION.

                  Subject to the provisions of Section 3.07 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.

                  The notice shall identify the Notes to be redeemed and shall state:

                  (a) the redemption date;

                  (b) the redemption price;

                  (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;

                  (d) the name and address of the Paying Agent;

                  (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (f) that, unless the Company defaults in making such redemption payment, interest and Additional Interest, if any, on Notes called for redemption ceases to accrue on and after the redemption date;

                  (g) the paragraph of the Notes or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (h) that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes.

                  At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee at least 45 days (unless a shorter period shall be agreed to by the Trustee in writing) but not more than 60 days prior to the redemption date, an Officers' Certificate in accordance with Sections 13.04 and 13.05 requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

                  SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

                  Once notice of redemption is mailed in accordance with Section
3.03 hereof, Notes called for redemption shall become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.

                  A notice of redemption shall be deemed to be given when mailed, whether or not the Holder receives the notice. In any event, failure to give such notice, or any defect in such notice, shall not affect the validity of the proceedings for the redemption of the Notes held by Holders to whom such notice was properly given.

                  SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

                  On or one Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.

                  If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, as applicable, interest shall cease to accrue on the Notes or the portions of Notes called for redemption or subject to purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or subject to purchase shall not be so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal from the redemption date or Purchase Date, as applicable, until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section
4.01 hereof.

                  SECTION 3.06. NOTES REDEEMED IN PART.

                  Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon receipt of an Authentication Order in accordance with
Section 2.02 with respect to such Notes, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

                  SECTION 3.07. OPTIONAL REDEMPTION.

                  The Company may redeem the Notes at any time and from time to time on or after November 1, 2008 at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 each of the years set forth below:

                         Year                               Percentage
                         ----                               ----------
                         2008 ..........................     104.938%
                         2009 ..........................     103.292%
                         2010 ..........................     101.646%
                         2011 and thereafter ...........     100.000%

                  In addition to the preceding paragraph of this Section 3.07, at any time and from time to time on or prior to November 1, 2007, the Company may redeem up to 35% of the principal amount of the Notes at a redemption price equal to 109.875% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption.

                  In addition to the two preceding paragraphs of this Section 3.07(a), at any time prior to November 1, 2008, the Company may also redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date in respect of then outstanding Notes).

                  SECTION 3.08. MANDATORY REDEMPTION.

                  Except as described under Sections 4.11 and 4.15 hereof, the Company is not required to make any mandatory redemption of, sinking fund payments for, or offer to repurchase any Notes.

                                   ARTICLE 4.

                                    COVENANTS

                  SECTION 4.01. PAYMENT OF NOTES.

                  (a) The Company shall pay or cause to be paid the principal of, premium, if any, Additional Interest, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, Additional Interest, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. The Company shall pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

                  (b) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

                  SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

                  (a) The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

                  (b) The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                  (c) The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with
Section 2.03.

                  SECTION 4.03. REPORTS.

                  Whether or not the Company is then required to file reports with the Commission, the Company shall file with the Commission all such reports and other information as it would be required to file with the Commission by
Section 13(a) or 15(d) under the Securities Exchange Act of 1934 if it were subject thereto. The Company shall supply to each Holder who so requests, without cost to such Holder, copies of such reports and other information, provided, however, that the reports, information and other documents required to be filed and provided as described hereunder shall be those of the Parent Guarantor rather than the Company for so long as (1) the Parent Guarantor is a Guarantor of the Notes (or the Exchange Notes) and (2) the Parent Guarantor's filing of such reports, information and other documents satisfies the requirements of Rule 3-10 of Regulation S-X under the Exchange Act. The Company shall also comply with the other provisions of TIA Section 314(a) to the extent required thereby. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

                  SECTION 4.04. COMPLIANCE CERTIFICATE.

                  (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate in accordance with Sections 13.04 and 13.05 stating that a review of the activities of the Guarantors, the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether each of the Guarantors, the Company and its Restricted Subsidiaries has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

                  (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

                  (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any officer becoming aware of any Default or Event of Default, an Officers' Certificate in accordance with Sections 13.04 and 13.05 specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

                  SECTION 4.05. TAXES.

                  Each of the Parent Guarantor and the Company shall pay, and shall cause each of their Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders.

                  SECTION 4.06. STAY, EXTENSION AND USURY LAWS.

                  The Company and each Guarantor covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each Guarantor (to the extent that each may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.

                  SECTION 4.07. RESTRICTED PAYMENTS.

                  (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, take any of the following actions (each a "Restricted Payment"):

                  (i) declare or pay any dividend or make any distributions on or with respect to its Capital Stock, other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of Capital Stock (other than Disqualified Stock) or dividends or distributions payable to the Company or any Restricted Subsidiary; provided that if any such Restricted Subsidiary is not a Wholly Owned Subsidiary of the Company, distributions or dividends to the holders of Capital Stock of such Restricted Subsidiary other than the Company shall be permitted only to the extent a pro rata portion of such distributions or dividends (measured by value) is paid to the Company directly or through a Restricted Subsidiary;

                  (ii) purchase, redeem, retire or otherwise acquire for value any Capital Stock of:

                           (A) the Company or an Unrestricted Subsidiary
                  (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person, or

                           (B) a Restricted Subsidiary (including options,
                  warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5% or more of the Capital Stock of the Company;

                  (iii) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is subordinated to the Notes or any Indebtedness of a Subsidiary Guarantor that is subordinated to a Note Guarantee, except a payment of interest or principal at Stated Maturity on such Indebtedness (other than interest or principal relating to Indebtedness of the Company or any Subsidiary Guarantor owing to the Parent Guarantor, DOC or any Subsidiary of the Parent Guarantor other than the Company and its Restricted Subsidiaries); or

                  (iv) make any Investment, other than a Permitted Investment, in any Person, unless, in each case, at the time of, and after giving effect to, the proposed Restricted Payment:

                           (A) no Default or Event of Default shall have
                  occurred and be continuing or would result therefrom or shall have occurred and be continuing;

                           (B) the Company would, at the time of such Restricted
                  Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness under Section 4.09(a); and

                           (C) the aggregate amount of such Restricted Payments
                  and all other Restricted Payments declared or made after the Issue Date (the amount, if other than in cash, to be determined in good faith by the Board of Directors) is less than the sum of:

                                    (1) 100% of the Company's Consolidated
                           EBITDA (or, if its Consolidated EBITDA is a loss, minus 100% of the amount of such loss) accrued during the period treated as one accounting period, beginning on July 1, 2004 to the end of the most recent fiscal quarter preceding the date of such Restricted Payment for which consolidated financial statements of the Parent Guarantor have been filed with the Commission, minus 1.65 times the Company's Consolidated Interest Expense for the same period; plus

                                    (2) the aggregate Net Cash Proceeds received
                           by the Company after the Issue Date as a capital contribution or from issuing or selling its Capital Stock, and options, warrants and other rights to acquire its Capital Stock, to a Person who is not a Restricted Subsidiary of the Company (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the Holder, or are required to be redeemed, prior to the final Stated Maturity of the Notes); plus

                                    (3) an amount equal to the net reduction in
                           Investments that constitute Restricted Payments resulting from payments of interest, dividends, repayments or loans or advances, returns of capital or other transfers of assets to the Company or any Restricted Subsidiary or from the Net Cash Proceeds from the sale of any Investment (except to the extent any such payment or proceeds are included in the calculation of Consolidated EBITDA), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment"), not to exceed, in each case, the amount of the relevant Investments so being reduced or sold; plus

                                    (4) $45.0 million.

                  (b) Notwithstanding Section 4.07(a), the following actions shall not be deemed to violate the foregoing limitation on Restricted Payments:

                  (i) the payment of any dividend within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.07(a); (ii) the repurchase, redemption, defeasance or other acquisition or retirement of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) or any Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee, in each case in exchange for, or out of the Net Cash Proceeds of the substantially concurrent sale (other than to any Restricted Subsidiary of the Company) of, shares of Capital Stock (other than Disqualified Stock) of the Company;

                  (iii) the repurchase, redemption, defeasance or other acquisition or retirement of Indebtedness that is subordinated to the Notes or any Subsidiary Guarantee with the Net Cash Proceeds from an incurrence of Indebtedness that meets the requirements of Section 4.09(b)(ii);

                  (iv) payments or distributions, to dissenting stockholders in connection with a consolidation, merger or transfer of assets that complies with Section 5.01;

                  (v) the purchase, redemption, acquisition, cancellation or other retirement for value of shares of Capital Stock of the Company or the Parent Guarantor to the extent necessary in the good faith judgment of the Company's Board of Directors, to prevent the loss or secure the renewal or reinstatement of any license or franchise held by the Company or any Restricted Subsidiary from any governmental agency;

                  (vi) Investments in any Person, including the Parent Guarantor and its Subsidiaries, and dividends to the Parent Guarantor, in an aggregate amount (measured on the date each such Investment was made and without giving effect to subsequent changes in value) at any time outstanding not to exceed $50.0 million plus, in the case of an Investment in a Person the primary business of which is a Permitted Business, an amount not to exceed the Net Cash Proceeds received by the Company after the Issue Date from the issuance and sale of its Capital Stock other than Disqualified Stock to a Person that is not a Subsidiary, except to the extent such Net Cash Proceeds are used to make Restricted Payments pursuant to Section 4.07(a)(iv)(C)(2) or
         Section 4.07(b)(ii);

                  (vii) the payment, directly or through DOC, of dividends or other distributions or payments to the Parent Guarantor to the extent necessary for the Parent Guarantor to make regularly scheduled interest payments on (i) Existing Parent Indebtedness or (ii) any Indebtedness (other than Indebtedness owed to an Affiliate of the Parent Guarantor) incurred to extend, refinance, renew, replace, defease or refund such Indebtedness, provided that the principal amount (or accreted value or liquidation preference, if applicable) of such Indebtedness so incurred did not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends, if applicable, on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (viii) the payment, directly or through DOC, of dividends or other distributions (including by way of repayment of intercompany indebtedness owed to the Parent Guarantor outstanding on the Issue
         Date) to the Parent Guarantor (A) to fund the purchase, redemption, acquisition, cancellation or other retirement of Existing Preferred Stock existing on the Issue Date and/or the Existing Parent Indebtedness outstanding on the Issue Date or any Indebtedness (other than Indebtedness owed to an Affiliate of the Parent Guarantor) incurred to extend, refinance, renew, replace, defease or refund such Indebtedness, provided that the principal amount (or accreted value or liquidation preference, if applicable) of such Indebtedness so incurred did not exceed the principal amount (or accreted value or liquidation preference, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest or dividends, if applicable, on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith) or (B) to pay regularly scheduled dividends on such Existing Preferred Stock which are then accrued and unpaid (to the extent required or elected by the Parent Guarantor to be paid in cash), provided that (1) (x) at the time of such payment and after giving effect to such dividends and the application of the proceeds thereof, the Company's Consolidated Leverage Ratio is less than 3.85 to 1.00 and (y) the amount of Liquidity immediately before and after giving effect to such Restricted Payment shall not be less than $50.0 million or (2) the Net Cash Proceeds from any sale of Existing Tower Assets are used for such dividends or distributions;

                  (ix) payments, directly or through DOC, to the Parent Guarantor in connection with the Tax Sharing Agreement;

                  (x) payments, directly or through DOC, to the Parent Guarantor necessary for the Parent Guarantor to pay corporate overhead expenses in the ordinary course of business;

                  (xi) payments by the Company, directly or through DOC, to the Parent Guarantor not to exceed an amount necessary to permit the Parent Guarantor to (i) make payments in respect of its indemnification obligations owing to directors, officers or other Persons under the Parent Guarantor's charter or by-laws or pursuant to written agreements with any such Person, or obligations in respect of director and officer insurance (including premiums therefor), or (ii) satisfy its obligations, or by the Company to satisfy its obligations, under any applicable registration rights agreement or (iii) make payments in respect of indemnification obligations of the Parent Guarantor in connection with any issuance of Capital Stock of the Parent Guarantor by the Parent Guarantor; and

                  (xii) (A) the repurchase, redemption, defeasance or other acquisition or retirement, or (B) the payment, directly or through DOC, of dividends or other distributions to the Parent Guarantor to fund such repurchase, redemption, defeasance, acquisition or retirement, of Existing Preferred Stock or Existing Parent Indebtedness, in each case in exchange for, or out of the Net Cash Proceeds from, an incurrence of Indebtedness of the Company in an amount not to exceed $30.0 million, provided that, except in the case of clause (i) or (ii) above, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

                  (c) Each Restricted Payment that is permitted as provided in
Section 4.07(b) (other than (A) an exchange of Capital Stock for Capital Stock or for subordinated Indebtedness referred to in Section 4.07(b)(ii), (B) the repurchase, redemption or the acquisition or retirement of subordinated Indebtedness referred to in Section 4.07(b)(iii), and (C) the Net Cash Proceeds from any issuance of Capital Stock referred to in Section 4.07(b)(ii) or issuance of Capital Stock referred to in Section 4.07(b)(vi)) shall be included in calculating whether the conditions of Section 4.07(a)(iv)(C) have been met with respect to any subsequent Restricted Payments.

                  (d) Notwithstanding anything to the contrary in this Section 4.07, so long as (i) any of the Senior Preferred Stock or the Parent Guarantor's 10?% Senior Notes due 2010 is outstanding and (ii) the "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant in any of the Senior Preferred Stock, or the "Dividend and Other Payment Restrictions Affecting Subsidiaries" covenant in the Parent Guarantor's 10?% Senior Notes due 2010, is applicable, the Company and its Restricted Subsidiaries shall also be permitted to make the following Restricted Payments (the "Credit Agreement Restricted Payment Covenant"):

                  (A) the Company may make Restricted Payments in the form of its Capital Stock to DOC; and

                  (B) so long as no Default shall have occurred and be continuing or would result therefrom (determined on a pro forma basis after giving effect thereto), the Company may pay dividends or make loans to DOC or the Parent Guarantor:

                           (1) to pay corporate overhead expenses incurred in
                  the ordinary course of business (which have been allocated to DOC and its Subsidiaries and are fair and reasonable and allocated among all of the Subsidiaries of the Parent Guarantor);

                           (2) to pay Taxes which are then due and payable by
                  the Parent Guarantor and DOC as part of a consolidated group pursuant to the Tax Sharing Agreement (except any such Taxes which are attributable to Subsidiaries of the Parent Guarantor other than DOC and its Subsidiaries);

                           (3) to pay regularly scheduled interest payments
                  which are due and payable with respect to the Parent Notes;

                           (4) to pay regularly scheduled dividends which are
                  then due and payable with respect to the Parent Preferred Stock (to the extent required, or elected by the Parent Guarantor, to be paid in cash); and

                           (5) in an aggregate amount not to exceed the Excess
                  Cash Flow; provided that if the Parent Leverage Ratio for the preceding four fiscal quarters is equal to or greater than
                  4.15 to 1, such aggregate amount shall not exceed 50% of the Excess Cash Flow; provided further that with respect to any Restricted Payment pursuant to this clause (5), (A) no Default shall have occurred or would result therefrom determined on a pro forma basis as if such Restricted Payment had been made on the last day of each applicable fiscal year of DOC in which any such Excess Cash Flow is generated (but excluding, for the purposes of such determination, any Restricted Payments made in cash pursuant to this clause (5) during such fiscal year) and (B) the amount of Liquidity immediately before and after giving effect to such Restricted Payment shall not be less than $50.0 million.

                  (e) For the purposes of Section 4.07(d), Excess Cash Flow shall mean, for any fiscal year of DOC, the difference, if any, by which:

                  (i) the sum, without duplication, of:

                           (A) Consolidated EBITDA of DOC for such fiscal year;
                  and

                           (B) the amount of the decrease, if any, in
                  Consolidated Working Capital for such fiscal year (other than any such decrease to the extent that it is solely attributable to Permitted Acquisitions, Permitted Asset Swaps and Dispositions consummated during such fiscal year) exceeds:

                  (ii) the sum, without duplication, of:

                           (A) the aggregate amount of capital expenditures (as
                  determined in accordance with GAAP) by DOC and its Subsidiaries during such fiscal year (provided that the cash amount of such capital expenditures shall exclude the principal amount of purchase-money Indebtedness and Capital Lease Obligations incurred in connection therewith or financed with the proceeds of any Reinvestment Deferred Amount during such fiscal year);

                           (B) Consolidated Interest Expense of DOC and
                  commissions, discounts and other fees and charges associated with Indebtedness to the extent paid in cash during such fiscal year;

                           (C) the aggregate amount of all regularly scheduled
                  principal payments of Funded Debt of DOC and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder);

                           (D) the amount of the increase, if any, in
                  Consolidated Working Capital for such fiscal year (other than any such increase to the extent that it is solely attributable to Permitted Acquisitions, Permitted Asset Swaps and Dispositions consummated during such fiscal year);

                           (E) the amount of Taxes of DOC and its Subsidiaries
                  paid by them in cash during such fiscal year;

                           (F) any cash payments made by DOC or its Subsidiaries
                  during such fiscal year which were added to Consolidated Net Income of DOC for the purposes of determining Consolidated EBITDA of DOC pursuant to clause (5) of the definition thereof; and

                           (G) (to the extent not already deducted pursuant to
                  any of the foregoing items (A) through (G)) the amount of Restricted Payments made during such fiscal year in cash by the Company to DOC or the Parent Guarantor pursuant to Sections 4.07(d)(B)(1), (2), (3) and (4).

For the purposes of Section 4.07(d) and Section 4.07(e) only, the following defined terms shall have the meaning set forth in Schedule I annexed hereto:
Capital Lease Obligations, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Working Capital, Default, Dispositions, Excess Cash Flow, Funded Debt, Liquidity, Parent Leverage Ratio, Parent Notes, Permitted Acquisitions, Permitted Asset Swaps, Reinvestment Deferred Amount, Taxes and Tax Sharing Agreement.

                  (f) Any Credit Agreement Restricted Payments shall be included (without duplication) in calculating whether the conditions of Section 4.07(a)(iv)(C) have been met with respect to any subsequent Restricted Payments.

                  (g) Notwithstanding anything to the contrary in Section 4.07, and provided no Triggering Event has occurred or is created thereby (as determined on a pro forma basis), such covenant shall not restrict or prohibit the payment, directly or through DOC, of Restricted Payments, loans, advances or other distributions to the Parent Guarantor in amounts sufficient (when aggregated with the amounts of all other payments for such purposes from all other Subsidiaries of the Parent Guarantor) to pay regularly-scheduled cash distributions or cash interest payments on each series of Parent Preferred Stock and the related Exchange Debentures, if any; provided that if any Triggering Event has occurred and is continuing, such payment shall be subject to the following terms, conditions and limitations: (i) the amount of any such payment (when aggregated with the amounts of all other payment for such purposes from all other Subsidiaries of the Parent Guarantor) shall not exceed the sum of (A) amounts then required to make any cash payment of dividends on the Parent Preferred Stock or interest on the Exchange Debentures, if issued, and (B) the next regularly scheduled cash payment of the dividend on the Parent Preferred Stock or interest on the Exchange Debentures, if issued; (ii) such Triggering Event (from the date of notice of the existence of the earliest such Triggering Event if more than one exists) has continued for 180 days and has not been cured or waived; and (iii) such Triggering Event is not caused by an Event of Default as set forth in Sections 6.01(a), (b), (g) or (h), or clause (b) of the definition of Triggering Event; provided further that so long as any debt is owed from the Company or any Restricted Subsidiaries to the Parent Guarantor, any such payment made pursuant to this Section 4.07(g) shall be deemed to be repayment of an applicable amount of such debt. Any such payment pursuant to this Section 4.07(g) shall be included (without duplication) in calculating whether the conditions of Section 4.07(a)(iv)(C) have been met with respect to any subsequent Restricted Payments.

                  SECTION 4.08. DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

                  (a) The Company and its Restricted Subsidiaries shall not create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

                  (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

                  (ii) pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

                  (iii) make loans or advances to the Company or any other Restricted Subsidiary; or

                  (iv) transfer any of its property or assets to the Company or any other Restricted Subsidiary.

                  (b) The provisions of Section 4.08(a) shall not apply to any encumbrances or restrictions:

                  (i) existing under agreements (including this Indenture and the indenture for the 2011 Notes) governing Indebtedness existing on the Issue Date and Credit Agreements, and any amendments, extensions, refinancings, renewals or replacements of such agreements; provided that, the encumbrances and restrictions in any such amendments, extensions, refinancings, renewals or replacements are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

                  (ii) existing under or by reason of applicable law;

                  (iii) existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments to such encumbrances or restrictions; provided that, any such amendments are no more restrictive in any material respect than those encumbrances or restrictions that are then in effect and that are being amended;

                  (iv) in the case of restrictions relating to the transfers of property, restrictions that:

                           (A) restrict in a customary manner the subletting,
                  assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

                           (B) exist by virtue of any transfer of, agreement to
                  transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture; or

                           (C) arise or agreed to in the ordinary course of
                  business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any Restricted Subsidiary in any manner material to the Company or any Restricted Subsidiary;

                  (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary; or

                  (vi) contained in the terms of any Indebtedness (other than as contemplated by Section 4.08(b)(i)), or any agreement creating Indebtedness, of a Restricted Subsidiary entered into after the Issue Date if:

                           (A) the encumbrance or restriction applies only if
                  there is a payment default, a default with respect to a financial covenant, or an event of default resulting in the acceleration of the final maturity of such Indebtedness;

                           (B) the encumbrance or restriction is not materially
                  more disadvantageous to Holders than is customary in comparable financings (as determined by the Company); and

                           (C) the Company determines that the encumbrance or
                  restriction will not materially affect the ability to pay interest on the Notes at their Stated Maturity or principal and accrued and unpaid interest on the Notes at their final Stated Maturity.

                  (c) The Company and its Restricted Subsidiaries shall not be precluded from:

                  (i) creating, incurring, assuming or permitting to exist any Liens otherwise permitted under Section 4.13; or

                  (ii) restricting the sale of their assets that secure Indebtedness of the Company or its Restricted Subsidiaries.

                  SECTION 4.09. INCURRENCE OF INDEBTEDNESS.

                  (a) Neither the Company nor any Restricted Subsidiary may incur any Indebtedness; provided, however, that the Company and any Subsidiary Guarantor may incur Indebtedness, if, after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio would be less than 4.35 to 1.

                  (b) Notwithstanding the provisions of Section 4.09(a), the Company and any Restricted Subsidiary (except as specified below) may incur the following types of Indebtedness:

                  (i) additional Indebtedness of the Company or any Subsidiary Guarantor outstanding under one or more Credit Agreements at any time in an aggregate principal amount not to exceed $125.0 million incurred under this clause (i), less any amount of such Indebtedness permanently repaid as provided under Section 4.11;

                  (ii) Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness, other than Indebtedness incurred under clause
         (i), (iii), (iv), (v) or (ix) of this Section 4.09(b), and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, accrued dividends, fees and expenses);

                  (iii) Indebtedness:

                           (A) in respect of performance, surety or appeal bonds
                  provided in the ordinary course of business,

                           (B) under Currency Agreements and Interest Rate
                  Agreements, but only if such agreements:

                                    (1) are designed solely to manage foreign
                           currency exchange rate or interest rate risk; and

                                    (2) do not increase the Indebtedness of the
                           obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

                           (C) arising from agreements providing for
                  indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of the Company or any of its Restricted Subsidiaries pursuant to such agreements, in any case incurred in connection with the disposition of any business, assets or Restricted Subsidiary of the Company (other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary of the Company for the purpose of financing such acquisition), in an amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary in connection with such disposition;

                  (iv) Guarantees of Indebtedness of the Company by any Subsidiary Guarantor or by the Company of Indebtedness of any Subsidiary Guarantor so long as such Indebtedness was permitted to be incurred under another provision of this Section 4.09 and Section 4.10;

                  (v) intercompany Indebtedness (other than any Guarantee to the extent addressed in clause (iv) above) by or among the Company and a Subsidiary Guarantor; provided, however, that (A) if the Company or a Subsidiary Guarantor is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations in respect of the Notes and (B) (1) any subsequent issuance or transfer of Capital Stock that results in any such Indebtedness being held by a Person other than the Company or another Subsidiary Guarantor thereof and (2) any sale or other transfer of any such Indebtedness to a Person other than the Company or another Subsidiary Guarantor thereof shall be deemed, in each case, to constitute an incurrence of Indebtedness by the Company or such Subsidiary Guarantor, as the case may be, that was not permitted by this clause (v);

                  (vi) Indebtedness of the Company and its Restricted Subsidiaries existing on the Issue Date;

                  (vii) Indebtedness represented by the Notes and the 2011 Notes issued on the Issue Date and any Exchange Notes issued in exchange for such Notes (or exchange notes issued in exchange for such 2011 Notes) pursuant to the Registration Rights Agreement, and any Subsidiary Guarantee (or Guarantee by any Subsidiary in the case of such 2011 Notes) of the foregoing;

                  (viii) Acquired Indebtedness in an aggregate principal amount not to exceed $75.0 million at any time outstanding;

                  (ix) Indebtedness incurred by the Company or its Subsidiary Guarantors to finance or refinance the cost to acquire cellular properties by a Restricted Subsidiary after the Issue Date; provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed $75.0 million;

                  (x) Indebtedness of the Company or the Subsidiary Guarantors represented by Capitalized Lease Obligations, mortgage financings or purchase money obligations, incurred for the purpose of financing all or part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the Company or such Subsidiary Guarantor in an aggregate principal amount of such Indebtedness outstanding at any time (together with refinancings thereof) not to exceed $50.0 million; and

                  (xi) Capitalized Lease Obligations incurred in connection with a sale and leaseback transaction involving Existing Tower Assets.

                  (c) The maximum amount of Indebtedness that the Company or a Restricted Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies.

                  (d) For purposes of determining any particular amount of Indebtedness under this Section 4.09, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and any Liens granted pursuant to the equal and ratable provisions referred to in Section 4.13 shall not be treated as Indebtedness.

                  (e) For purposes of determining compliance with this Section 4.09, in the event that an item of Indebtedness (including Acquired Indebtedness) meets the criteria of more than one of the types of Indebtedness described in Section 4.09(b) or would be entitled to be incurred pursuant to
Section 4.09(a) or any combination of the foregoing, the Company, in its sole discretion, shall classify, and from time to time may reclassify (in whole or part), such item of Indebtedness in any manner that complies with this Section
4.09. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness or the payment of dividends on Preferred Stock in the form of additional shares of the same class or series of Preferred Stock shall not be deemed an incurrence of Indebtedness for purposes of this Section 4.09.

                  (f) None of the Company, the Parent Guarantor, DOC or any Subsidiary Guarantor will incur any Indebtedness that pursuant to its terms is subordinate or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the Notes, the Parent Guarantee or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinate or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

                  SECTION 4.10. ISSUANCE OF GUARANTEES BY RESTRICTED
SUBSIDIARIES.

                  (a) The Company shall cause each Domestic Restricted Subsidiary created or acquired (including any Unrestricted Subsidiary that is redesignated a Restricted Subsidiary that is a Domestic Restricted Subsidiary) after the Issue Date to execute and deliver a supplemental indenture to this Indenture providing for a Note Guarantee (a "Subsidiary Guarantee"), of payment of the Notes by such Restricted Subsidiary.

                  (b) The Company shall not permit any of Restricted Subsidiary that is not a Subsidiary Guarantor to guarantee, directly or indirectly, any Indebtedness of the Company or any other Subsidiary Guarantor which ranks equally with or subordinate in right of payment to the Notes ("Guaranteed Indebtedness") or any Note Guarantee, unless

                  (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, and

                  (ii) such Restricted Subsidiary waives, and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee;

                  (c) If the Guaranteed Indebtedness:

                  (i) ranks equally with the Notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or be subordinated to, the Subsidiary Guarantee; or

                  (ii) is subordinated to the Notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to the Notes.

                  (d) Notwithstanding anything to the contrary in this Section 4.10, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon:

                  (i) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is not prohibited by this Indenture,

                  (ii) designation of such Subsidiary Guarantor as an Unrestricted Subsidiary in compliance with the provisions of this Indenture, or

                  (iii) the release or discharge of the Guarantee of Indebtedness which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

                  SECTION 4.11. ASSET SALES.

                  (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate any Asset Sale, unless:

                  (i) the consideration received by the Company or such Restricted Subsidiary is at least equal to the Fair Market Value of the assets sold or disposed of;

                  (ii) at least 75% of the consideration received consists of cash or Cash Equivalents or Replacement Assets; provided that if such Asset Sale does not involve Collateral, cash shall include the assumption of any liabilities of the Company or any Restricted Subsidiary (other than contingent liabilities and Indebtedness that is subordinated in right of payment to the Notes, in each case other than liabilities owed to the Company or any Affiliate of the Company) to the extent the Company or such Restricted Subsidiary is irrevocably and unconditionally released from such liability; and

                  (iii) if such Asset Sale involves the transfer of Collateral:

                           (A) such Asset Sale complies with the applicable
                  provisions of the Security Documents, and

                           (B) to the extent required by the Security Documents,
                  all consideration (including cash and Cash Equivalents) received in such Asset Sale shall be expressly made subject to the Lien under the Security Documents, which Lien shall be (A) in respect of the Primary Collateral, a First Priority Lien with respect to the Notes, and (B) in respect of the Other Collateral, a Second Priority Lien with respect to Notes.

                  (b) The Net Cash Proceeds from any Asset Sale may be applied within 12 months after the date of such Asset Sale, in the sole discretion of the Company:

                  (i) to purchase Replacement Assets; provided that, to the extent that such Net Cash Proceeds represent proceeds of Collateral, the Company or the applicable Restricted Subsidiary promptly grants to the Collateral Trustee a security interest in such assets pursuant to the Security Documents; which security interest shall be (i) in respect of the proceeds of Primary Collateral, a First Priority Lien with respect to the Notes, and (ii) in respect of the proceeds of Other Collateral, a Second Priority Lien with respect to the Notes;

                  (ii) to the extent that such Net Cash Proceeds represent proceeds of the Other Collateral, to the repayment of the Indebtedness under the Dobson Credit Agreement or other First Lien Obligations;

                  (iii) to the extent that such Net Cash Proceeds represent proceeds of the Primary Collateral, to the repayment of the Indebtedness under the Dobson Credit Agreement or other First Lien Obligations (other than the Notes), on a pro rata basis, but only up to an aggregate principal amount equal to such Net Cash Proceeds to be used to repay Indebtedness pursuant to this clause (iii) multiplied by a fraction, the numerator of which is the aggregate principal amount of such Indebtedness to be repaid and the denominator of which is the aggregate principal amount of all First Lien Obligations, based on amounts outstanding on the date of closing of such Asset Sale; provided that the Company uses the remaining Net Cash Proceeds to be used to repay Indebtedness pursuant to this clause (iii) to make an offer to purchase (an "Asset Sale Offer") from the Holders of the Notes within five (5) Business Days of such repayment of such Indebtedness under the Dobson Credit Agreement or other First Lien Obligations on a pro rata basis (based on the principal amount of the 2011 Fixed Rate Notes and the 2011 Floating Rate Notes), an aggregate principal amount of the 2011 Notes equal to such remaining Net Cash Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the payment date, in accordance with the indenture governing the 2011 Notes; or

                  (iv) to the extent that such Net Cash Proceeds are not from Collateral, to the permanent repayment of unsubordinated Indebtedness of the Company or any Subsidiary Guarantor, in each case owing to a Person other than the Company or any Affiliate of the Company.

                  (c) The amount of Net Cash Proceeds not applied during the 12-month period as set forth in Section 4.11(b) shall constitute "Excess Proceeds." If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Asset Sale Offer totals at least $35.0 million, (i) the Company shall commence, not later than the fifteenth business day of such month, and consummate an Asset Sale Offer in accordance with the indenture governing the 2011 Notes, for an aggregate principal amount of the 2011 Notes (and if required by the terms of any Applicable Pari Passu Indebtedness with respect to the 2011 Notes, from the holders of such Applicable Pari Passu Indebtedness) on a pro rata basis based on the principal amount of the 2011 Fixed Rate Notes and the 2011 Floating Rate Notes, equal to the Excess Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the payment date, and (ii) if any such Excess Proceeds remain after such Asset Sale Offer referred to in clause (i) above, the Company shall commence and consummate an Asset Sale Offer for an aggregate principal amount of Notes (and if required by the terms of any Applicable Pari Passu Indebtedness with respect to the Notes, from the holders of such Applicable Pari Passu Indebtedness) on a pro rata basis, equal to such remaining Excess Proceeds at a purchase price equal to 100% of the principal amount thereof, plus accrued interest and Additional Interest, if any, to the payment date.

                  (d) If any Excess Proceeds remain after consummation of the Asset Sale Offer relating to the 2011 Notes required in Section 4.11(c)(i) and the Asset Sale Offer required in Section 4.11(c)(ii), the Company or the applicable Restricted Subsidiary may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture and the $35.0 million threshold set forth in Section 4.11(c) shall be reset at zero.

                  (e) In the event that the Company shall be required to commence an Asset Sale Offer, it shall follow the procedures set forth below.

                  (i) The Company shall cause a notice of the Asset Sale Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

                  (ii) The Company shall commence the Asset Sale Offer by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Asset Sale Offer stating:

                           (A) that the Asset Sale Offer is being made pursuant
                  to this Section 4.11;

                           (B) the amount of Net Cash Proceeds, in the case of
                  an Asset Sale Offer pursuant to Section 4.11(b)(iii) or, the amount of Excess Proceeds, in the case of an Asset Sale Offer pursuant to Section 4.11(c)(i), being offered to purchase Notes (and, in the case of an Asset Sale Offer pursuant to Section 4.11(c)(i), if required by the terms of any Applicable Pari Passu Indebtedness with respect to the Notes, such Applicable Pari Passu Indebtedness) pursuant to Section 4.11(b)(iii) or Section 4.11(c)(i), as the case may be (the "Asset Sale Offer Amount"), the purchase price set forth in
                  Section 4.11(b)(iii) or Section 4.11(c)(i), as the case may be, the Asset Sale Offer Period and the Asset Sale Purchase Date (each as defined below);

                           (C) except as provided in Section 4.11(e)(ii)(I),
                  that all Notes timely tendered and not withdrawn shall be accepted for payment;

                           (D) that any Note not tendered or accepted for
                  payment shall continue to accrue interest;

                           (E) that, unless the Company defaults in making such
                  payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrue interest after the Purchase Date;

                           (F) that Holders electing to have a Note purchased
                  pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                           (G) that Holders electing to have a Note purchased
                  pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Asset Sale Purchase Date;

                           (H) that Holders shall be entitled to withdraw their
                  election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Asset Sale Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                           (I) that, if the aggregate principle amount of Notes
                  (and if required by the terms of any Applicable Pari Passu Indebtedness with respect to the Notes, such Applicable Pari Passu Indebtedness) tendered in the Asset Sale Offer (or required to be purchased, prepaid or redeemed) exceeds the Asset Sale Offer Amount, the Company shall select the Notes and such Applicable Pari Passu Indebtedness to be purchased, prepaid or redeemed on a pro rata basis and such Applicable Pari Passu Indebtedness tendered (or required to be purchased, prepaid or redeemed), with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000 or integral multiples thereof, shall be purchased, prepaid or redeemed;

                           (J) that Holders whose Notes were purchased in part
                  shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                           (K) any other procedures the Holders must follow in
                  order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  (iii) The Asset Sale Offer shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Asset Sale Offer Period"). No later than five (5) Business Days after the termination of the Asset Sale Offer Period (the "Asset Sale Purchase Date"), the Company shall purchase the Asset Sale Offer Amount or, if less than the Asset Sale Offer Amount has been tendered, all Notes and Applicable Pari Passu Indebtedness, if any, tendered (or required to be purchased, prepaid or redeemed) in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

                  (iv) On or prior to the Asset Sale Purchase Date, the Company shall, to the extent lawful:

                           (A) accept for payment on a pro rata basis to the
                  extent necessary, the Asset Sale Offer Amount of Notes or portions of Notes, and Applicable Pari Passu Indebtedness, if any, or portions of Applicable Pari Passu Indebtedness, properly tendered (or required to be purchased, prepaid or redeemed) pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered or required to be purchased, prepaid or redeemed, all Notes and

                  Applicable Pari Passu Indebtedness, if any, tendered (or required to be purchased, prepaid or redeemed);

                           (B) deposit with the Paying Agent funds in an amount
                  equal to the purchase price as set forth in Section 4.11(b)(iii) or Section 4.11(c)(i), as applicable, in respect of all Notes or portions of Notes, or Applicable Pari Passu Indebtedness, if any, or portions of Applicable Pari Passu Indebtedness, properly tendered (or required to be purchased, prepaid or redeemed); and

                           (C) deliver or cause to be delivered to the Trustee
                  the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09.

                  (v) The Depositary or the Paying Agent (or the Company, if acting as the Paying Agent), as the case may be, shall promptly deliver to each tendering Holder the purchase price as set forth in Section 4.11(b)(iii) or 4.11(c)(i), as applicable. In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                  (vi) If the Asset Sale Purchase Date is on or after a record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

                  (f) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.11 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.11 or such other provision by virtue of such compliance.

                  SECTION 4.12. TRANSACTIONS WITH AFFILIATES.

                  (a) The Company and its Restricted Subsidiaries will not, directly or indirectly, engage in any transaction including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service, with any Affiliate except (i) upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained in a comparable arm's-length transaction with an unrelated Person and
(ii) (A)
with respect to any transaction or series of related transactions involving aggregate consideration in excess of $15.0 million, such transaction is approved by at least a majority of the disinterested members of the Board of Directors or
(B) with respect to any transaction or series of related transactions involving aggregate consideration in excess of $35.0 million, the Company obtains a written opinion as to the fairness to Holders of such transaction or series of related transactions issued by an investment banking, accounting or appraisal firm of national standing.

                  (b) The provisions of Section 4.12(a) shall not prohibit:

                  (i) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

                  (ii) any transaction solely between the Company and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries or among the Company, any of its Restricted Subsidiaries and one or more non-Affiliates;

                  (iii) the payment of reasonable and customary regular fees and indemnity payments to directors of the Company who are not employees of the Company and the payment of reasonable compensation and indemnity payments to officers of the Company;

                  (iv) any payments or other transactions pursuant to any tax-sharing agreement between the Company and any other Person with which the Company files a consolidated tax return or with which the Company is part of a consolidated group for tax purposes;

                  (v) any Restricted Payments or Permitted Investments not prohibited by Section 4.07;

                  (vi) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company holds, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

                  (vii) any agreement existing and as in effect on the Issue Date, including the Management Agreement and Equipment Lease and Switch sharing Agreements and, in each case, any amendment thereto so long as any such amendment is no less favorable (other than, with respect to the Management Agreement, as a direct result of any changes in applicable regulations) to the Company or any of its Restricted Subsidiaries, as the case may be, in any material respect than the original agreement as in effect on the Issue Date;

                  (viii) the provision of, or payment for, services in the ordinary course of business on terms no less favorable to the Company and its Restricted Subsidiaries, taken as a whole, than those that would be obtained in a comparable transaction with an unrelated Person;

                  (ix) loans or advances to employees in the ordinary course of business not to exceed $3.0 million in the aggregate at any one time outstanding; and

                  (x) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company.

                  SECTION 4.13. LIENS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables, other than Permitted Liens, upon any of the Company's, or its Restricted Subsidiaries' property or assets, now owned or acquired after the Issue Date. The Company shall not allow Capital Stock in DOC or the Company to be subject to any Liens securing any Indebtedness other than Indebtedness pursuant to the Credit Agreements (including the Dobson Credit Agreement) or this Indenture.

                  SECTION 4.14. CORPORATE EXISTENCE.

                  Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate or limited liability company existence, as the case may be, and the corporate, limited liability company, partnership or other existence of each Restricted Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company, such Guarantor or any such Restricted Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and the Restricted Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any Restricted Subsidiaries, if the Board of Directors of the Company shall each determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Restricted Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

                  SECTION 4.15. OFFER TO REPURCHASE UPON CHANGE OF CONTROL TRIGGERING EVENT.

                  (a) If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to the offer described below (the "Change of Control Offer"). In the Change of Control Offer, the Company shall offer a payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the repurchase date (the "Change of Control Payment"). Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Purchase Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the following procedures and described in such notice:

                  (i) The Company shall cause a notice of the Change of Control Offer to be sent at least once to the Dow Jones News Service or similar business news service in the United States.

                  (ii) The Company shall commence the Change of Control Offer by sending, by first-class mail, with a copy to the Trustee, to each Holder at such Holder's address appearing in the Security Register, a notice the terms of which shall govern the Change of Control Offer stating:

                           (A) that a Change of Control has occurred, the
                  circumstances and relevant facts regarding the Change of Control and that a Change of Control Offer is being made pursuant to this Section 4.15;

                           (B) the purchase price set forth in Section 4.15(a),
                  the Change of Control Offer Period and the Change of Control Purchase Date (each as defined below);

                           (C) that all Notes timely tendered and not withdrawn
                  shall be accepted for payment;

                           (D) that any Note not tendered or accepted for
                  payment shall continue to accrue interest;

                           (E) that, unless the Company defaults in making such
                  payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date;

                           (F) that Holders electing to have a Note purchased
                  pursuant to an Change of Control Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                           (G) that Holders electing to have a Note purchased
                  pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, the Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice before the close of business on the third Business Day before the Change of Control Purchase Date;

                           (H) that Holders shall be entitled to withdraw their
                  election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Change of Control Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (or portions thereof) the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

                           (I) that Holders whose Notes were purchased in part
                  shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer); and

                           (J) any other procedures the Holders must follow in
                  order to tender their Notes (or portions thereof) for payment and the procedures that Holders must follow in order to withdraw an election to tender Notes (or portions thereof) for payment.

                  (iii) The Change of Control Offer shall remain open for a period of at least 30 days but no more than 60 days following its commencement, except to the extent that a longer period is required by applicable law (the "Change of Control Offer Period"). No later than five (5) Business Days (and in any event no later than the 60th day following the Change of Control) after the termination of the Change of Control Offer Period (the "Change of Control Purchase Date"), the Company shall purchase the Change of Control Offer Amount or, if less than the Change of Control Offer Amount has been tendered, all Notes tendered in response to the Change of Control Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made. The Company shall publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.

                  (iv) On or prior to the Change of Control Purchase Date, the Company shall, to the extent lawful:

                           (A) accept for payment Notes or portions of Notes
                  properly tendered pursuant to the Change of Control Offer;

                           (B) deposit with the Paying Agent funds in an amount
                  equal to the purchase price set forth in Section 4.15(a) in respect of all Notes or portions of Notes properly tendered; and

                           (C) deliver or cause to be delivered to the Trustee
                  the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 4.15.

                           (D) The Depositary or the Paying Agent (or the
                  Company, if acting as the Paying Agent), as the case may be, shall promptly (but not later than 60 days from the date of the Change of Control) deliver to each tendering Holder the purchase price set forth in Section 4.15(a). In the event that any portion of the Notes surrendered is not purchased by the Company, the Company shall promptly execute and issue a new
                  Note in a principal amount equal to such unpurchased portion of the Note surrendered, and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate and deliver (or cause to be transferred by book-entry) such new Note to such Holder; provided, however, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof.

                           (E) If the Purchase Date is on or after a record date
                  and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Change of Control Offer.

                  (b) The Company shall comply, to the extent applicable, with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section
4.15 or other provisions of this Indenture, the Company shall comply with applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 or such other provision by virtue of such compliance.

                  (c) The provisions described in this Section 4.15 that require the Company to make a Change of Control Offer following a Change of Control Triggering Event shall be applicable whether or not any other provisions of this Indenture are applicable.

                  (d) The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and repurchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

                  SECTION 4.16. LIMITATIONS ON LINE OF BUSINESS.

                  The Company shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than a Permitted Business, except to such extent as is not material to the Company and its Restricted Subsidiaries, taken as a whole.

                  SECTION 4.17. PAYMENTS FOR CONSENT.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any Notes affected thereby for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or such Notes unless that consideration is offered to be paid or is paid to all Holders of the Notes affected thereby that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to the consent, waiver or agreement.

                  SECTION 4.18. ISSUANCE AND SALE OF CAPITAL STOCK OF RESTRICTED SUBSIDIARIES.

                  The Company and its Restricted Subsidiaries shall not sell, directly or indirectly, any shares of Capital Stock of a Restricted Subsidiary, including options, warrants or other rights to purchase shares of such Capital Stock, except:

                  (a) to the Company or a Restricted Subsidiary;

                  (b) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Restricted Subsidiaries, to the extent required by applicable law; or

                  (c) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary (i) would continue to be a Restricted Subsidiary or (ii) if it would no longer constitute a Restricted Subsidiary, any remaining Investment in such Person after giving effect to the issuance or sale would have been permitted to be made under
         Section 4.07, if made on the date of such issuance or sale.

                  SECTION 4.19. SALE AND LEASEBACK TRANSACTIONS.

                  The Company shall not, and shall not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the Company and its Restricted Subsidiaries may enter into a sale and leaseback transaction if:

                  (a) the Company or the relevant Restricted Subsidiary could have incurred Indebtedness in an amount equal to the Attributable Debt relating to the sale and leaseback transaction pursuant Section 4.09;

                  (b) the net cash proceeds of the sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of the sale and leaseback transaction; and

                  (c) the transfer of assets in the sale and leaseback transaction is permitted by, and the Company or the relevant Restricted Subsidiary applies the proceeds of the transaction in compliance with
         Section 4.11.

                  Notwithstanding anything to the contrary in this Section 4.19, the restrictions in this Section 4.19 shall not apply to sale and leaseback transactions involving Existing Tower Assets.

                                   ARTICLE 5.

                                   SUCCESSORS

                  SECTION 5.01. MERGER, CONSOLIDATION, OR SALE OF ASSETS.

                  None of the Company, the Parent Guarantor or DOC shall consolidate or merge with, or sell, lease or otherwise dispose of all or substantially all of its property and assets in one transaction or a series of related transactions to any Person or permit any Person to merge with or into it unless:

                  (a) (i) it will be the resulting, surviving or transferee Person (the "Successor Company") or (ii) the Successor Company (if other than it) shall be a corporation organized and existing under the laws of the United States of America, or, any state or jurisdiction thereof and the Successor Company assumes all of its obligations under the Notes, this Indenture, the Security Documents, the Parent Guarantee and the Registration Rights Agreement, as applicable, pursuant to agreements reasonably satisfactory to the Trustee;

                  (b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

                  (c) in the case of a transaction involving the Company, immediately after giving effect to such transaction on a pro forma basis (i) the Company, or the Successor Company or resulting company, as the case may be, could incur at least $1.00 of Indebtedness under
         Section 4.09(a) or (ii) the Consolidated Leverage Ratio for the Company or the Successor Company or resulting company, as the case may be, will not be greater than the Consolidated Leverage Ratio for the Company immediately prior to such transaction; provided that this Section 5.01(c) shall not apply to a consolidation or merger with or into a Wholly Owned Restricted Subsidiary in connection with which no consideration, other than Common Stock in the Successor Company or the Company, shall be issued or distributed to the stockholders of the Company; and

                  (d) it delivers to the Trustee an Officers' Certificate in accordance with Sections 13.04 and 13.05, attaching, in the case of a transaction involving the Company, the arithmetic computations to demonstrate compliance with Section 5.01(c), and an Opinion of Counsel, in each case stating that such consolidation, merger or transfer complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with.

                  Section 5.01(c) shall not apply (x) if, in the good faith determination of the Company's Board of Directors, the principal purpose of the transaction is to change the Company's state of incorporation and the transaction does not have as one of its purposes the evasion of the limitations set forth in this Section 5.01, or (y) to a transaction in which DOC is merged with or into or consolidated with the Parent Guarantor or the Company.

                  SECTION 5.02. SUCCESSOR PERSON SUBSTITUTED.

                  Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company or a Guarantor in accordance with Section 5.01 hereof, the successor Person formed by such consolidation or into or with which the Company or any such Guarantor, as the case may be, is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor Person and not to the Company, and the provisions of this

Indenture referring to the "Guarantor" shall refer instead to the successor Person and not to any Guarantor), and may exercise every right and power of the Company or the Guarantor, as the case may be, under this Indenture with the same effect as if such successor Person had been named as the Company or a Guarantor, as the case may be, herein; provided, however, that the predecessor Company or Guarantor, as the case may be, shall not be relieved from the obligation to pay or Guarantee, respectively, the principal of and interest on the Notes except in the case of a sale of all or substantially all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                   ARTICLE 6.

                              DEFAULTS AND REMEDIES

                  SECTION 6.01. EVENTS OF DEFAULT.

                  Each of the following events constitutes an "Event of Default":

                  (a) default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

                  (b) default in the payment of interest or Additional Interest, if any, on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

                  (c) default in the performance or breach of the provisions of
         Section 5.01, or the failure to make or consummate an Asset Sale Offer in accordance with Section 4.11, a Change of Control Offer in accordance with Section 4.15, or a breach of Sections 4.07 and 4.09;

                  (d) The Company or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the Company or such Guarantor in this Indenture or under the Notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 45 consecutive days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the Notes affected thereby;

                  (e) there occurs with respect to any issue or issues of Indebtedness of the Company, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $50.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created;

                           (i) an Event of Default that has caused the holder
                  thereof to declare such Indebtedness to be due and payable prior to its final Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 45 days of such acceleration; and/or

                           (ii) the failure to make a principal payment at the
                  final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 45 days of such payment default;

                  (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $50.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 45 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $35.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

                  (g) a court having jurisdiction in the premises enters a decree or order for:

                           (i) relief in respect of the Company, any Guarantor
                  or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

                           (ii) appointment of a receiver, liquidator, assignee,
                  custodian, Trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary; or

                           (iii) the winding up or liquidation of the affairs of
                  the Company, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

                  (h) The Company, any Guarantor or any Significant Subsidiary:

                           (i) commences a voluntary case under any applicable
                  bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

                           (ii) consents to the appointment of or taking
                  possession by a receiver, liquidator, assignee, custodian, Trustee, sequestrator or similar official of the Company, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the Company, any Guarantor or any Significant Subsidiary; or

                           (iii) effects any general assignment for the benefit
                  of creditors;

                  (i) any Guarantor repudiates its obligations under its Note Guarantee or, except as permitted by this Indenture, any Note Guarantee is determined to be unenforceable or invalid or shall for any reason cease to be in full force and effect; or

                  (j) unless all the Collateral has been released from the applicable Liens in accordance with the provisions of the Security Documents, default by the Parent Guarantor, DOC, the Company or any Restricted Subsidiary in the performance of the Security Documents, or the occurrence of any event, in each case that adversely affects the enforceability, validity, perfection or priority of such Liens on a material portion of the Collateral granted to the Collateral Trustee for the benefit of the Trustee and the Holders, the repudiation or disaffirmation by the Parent Guarantor, DOC, the Company or any Restricted Subsidiary of its material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Parent Guarantor, DOC, the Company or any Restricted Subsidiary party thereto for any reason with respect to a material portion of the Collateral (which default, occurrence, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 60 days after the Company receives notice thereof specifying such occurrence from the Trustee or the Holders of at least 25% of the outstanding principal amount of the Notes affected thereby and demanding that such default, occurrence, repudiation, disaffirmation or determination be remedied).

                  SECTION 6.02. ACCELERATION.

                  (a) If an Event of Default, other than an Event of Default specified in Section 6.01(g) or Section 6.01(h) that occurs with respect to the Company or any Guarantor, occurs and is continuing under the Notes or this Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of such Notes affected thereby then outstanding, by written notice to the Company (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on such Notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, shall be immediately due and payable.

                  (b) In the event of a declaration of acceleration because an Event of Default set forth in Section 6.01(e) has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to Section 6.01(e) shall be remedied or cured by the Company, the relevant Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

                  (c) If an Event of Default specified in Section 6.01(g) or
Section 6.01(h) occurs with respect to the Company or any Guarantor, the principal of, premium, if any, and accrued and unpaid interest and Additional Interest, if any, on the Notes then outstanding shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                  SECTION 6.03. OTHER REMEDIES.

                  If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, interest and Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

                  The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

                  SECTION 6.04. WAIVER OF PAST DEFAULTS.

                  (a) At any time after declaration of acceleration, but before a judgment or decree for the payment of the money due has been obtained by the Trustee, the Holders of at least a majority in principal amount of the outstanding Notes affected thereby, by written notice to the Company and to the Trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if:

                           (i) all existing Events of Default, other than the
                  nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and

                           (ii) the rescission would not conflict with any
                  judgment or decree of a court of competent jurisdiction.

                  (b) Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequence thereto.

                  SECTION 6.05. CONTROL BY MAJORITY.

                  The Holders of at least a majority in aggregate principal amount of the outstanding Notes affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that any proceeding that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be prejudicial to the rights of Holders not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from Holders of Notes affected thereby.

                  SECTION 6.06. LIMITATION ON SUITS.

                  A Holder may not pursue any remedy with respect to this Indenture or the Notes, as the case may be, unless:

                  (a) the Holder gives the Trustee written notice of a continuing Event of Default;

                  (b) the Holders of at least 25% in aggregate principal amount of outstanding Notes affected thereby make a written request to the Trustee to pursue the remedy;

                  (c) such Holder or Holders offer the Trustee indemnity satisfactory to the Trustee against any costs, liability or expense;

                  (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

                  (e) during such 60-day period, the Holders of a majority in aggregate principal amount of such outstanding Notes affected thereby do not give the Trustee a direction that is inconsistent with the request.

                  A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note, it being understood and intended that no one or more of such Holders will have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb, or prejudice the rights of any other of such Holders (it being further understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

                  SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

                  Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium, interest and Additional Interest, if any, on such Note, on or after the respective due dates expressed in the Note (including in connection with an Asset Sale Offer or a Change of Control Offer), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

                  SECTION 6.08. COLLECTION SUIT BY TRUSTEE.

                  If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, and subject to the terms of the Intercreditor Agreement, the Trustee is authorized to recover judgment in its own name and as Trustee of an express trust against the Company and the Guarantors for the whole amount of principal of, premium, interest and Additional Interest, if any, on the remaining unpaid on such Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                  SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

                  Subject to the terms of the Intercreditor Agreement, the Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, each Guarantor (or any other

Obligor upon the Notes), their creditors or their property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                  SECTION 6.10. PRIORITIES.

                  If the Trustee collects any money pursuant to this Article, it shall, subject to the Intercreditor Agreement, pay out the money in the following order:

                  FIRST: To the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  SECOND: To Holders for amounts due and unpaid on the Notes for principal, premium, interest, and Additional Interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, interest, and Additional Interest, if any, respectively; and

                  THIRD: To the Company and the Guarantors or to such party as a court of competent jurisdiction shall direct.

                  The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.10.

                  SECTION 6.11. UNDERTAKING FOR COSTS.

                  In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

                  SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

                  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then, and in every such case, subject to any determination in such proceeding, the Company, the Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Company, the Guarantors, the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                  SECTION 6.13. RIGHTS AND REMEDIES CUMULATIVE.

                  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or wrongfully taken Notes in Section 2.07, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                  SECTION 6.14. DELAY OR OMISSION NOT WAIVER.

                  No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                                   ARTICLE 7.

                                     TRUSTEE

                  SECTION 7.01. DUTIES OF TRUSTEE.

                  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

                  (b) Except during the continuance of an Event of Default:

                  (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

                  (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (i) this paragraph does not limit the effect of paragraph (b) of this Section;

                  (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

                  (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (e), (f) and (g) of this Section and Section 7.02.

                  (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

                  (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

                  (g) The Trustee shall not be charged with notice or knowledge of any Default or Event of Default (other than an Event of Default under Section 6.01(a) or (b) hereof) unless a Responsible Officer of the Trustee receives at its Corporate Trust Office written notice thereof.

                  SECTION 7.02. RIGHTS OF TRUSTEE.

                  (a) The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

                  (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate in accordance with Sections 13.04 and 13.05 or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

                  (c) The Trustee may act either directly or by or through its attorneys and agents and shall not be responsible for any misconduct or negligence of any agent appointed with due care.

                  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture takes or omits to take in accordance with the written direction of the Holders of a majority in principal amount of the outstanding Notes affected thereby relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture.

                  (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

                  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

                  (g) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

                  (h) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

                  (i) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

                  (j) The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

                  (k) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

                  (l) The Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

                  SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

                  The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Guarantors or any Affiliate of the Company or the Guarantors with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

                  SECTION 7.04. TRUSTEE'S DISCLAIMER.

                  The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

                  SECTION 7.05. NOTICE OF DEFAULTS.

                  If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, interest or Additional Interest, if any, on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders.

                  SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

                  Within 60 days after each May 15 beginning with May 15, 2005, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

                  A copy of each report at the time of its mailing to the Holders shall be mailed to the Company and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.

                  SECTION 7.07. COMPENSATION AND INDEMNITY.

                  The Company shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and services hereunder as shall be agreed upon in writing. The Trustee's compensation shall not be limited by any law on compensation of a Trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

                  The Company and the Guarantors shall, jointly and severally, indemnify the Trustee against any and all losses, damages, claims, liabilities or expenses (including reasonable fees and disbursements of counsel) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, any Guarantor or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense or a portion thereof shall be determined to have been caused by its negligence or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not be unreasonably withheld. Neither the Company nor any Guarantor need reimburse any expense or indemnify against any loss liability or expense incurred by the Trustee through the Trustee's own willful misconduct, negligence or bad faith.

                  The obligations of the Company and the Guarantors under this
Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

                  To secure the Company's and the Guarantors' payment obligations in this Section, the Trustee shall have, and the Company and each Guarantor hereby grants, a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal, interest and Additional Interest, if any, on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.

                  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(i) or (j) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

                  The Trustee shall comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

                  SECTION 7.08. REPLACEMENT OF TRUSTEE.

                  A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

                  The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (a) the Trustee fails to comply with Section 7.10 hereof;

                  (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (c) a custodian or public officer takes charge of the Trustee or its property; or

                  (d) the Trustee becomes incapable of acting.

                  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

                  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                  If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. Subject to the Lien provided for in Section 7.07 hereof, the retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided, however, that all sums owing to the Trustee hereunder shall have been paid. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's and the Guarantors' obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

                  SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

                  If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation or national banking corporation, the successor Person or national banking corporation without any further act shall be the successor Trustee.

                  SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

                  There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

                  This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b) provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusions set forth in TIA Section 310(b) (1) are met.

                  SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST
COMPANY.

                  The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

                  SECTION 8.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT DEFEASANCE.

                  The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate complying with
Section 13.04 and 13.05 delivered to the Trustee, at any time, elect to have
Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

                  SECTION 8.02. LEGAL DEFEASANCE AND DISCHARGE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from their obligations with respect to all outstanding Notes and Note Guarantees on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company and the Guarantors shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes and Note Guarantees, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (a) and (b) below, and to have satisfied all their other obligations under such Notes, the Note Guarantees and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 8.04 hereof, and as set forth in such Section, payments in respect of the principal of, premium, if any, and interest and Additional Interest, if any, on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the Company's rights of optional redemption under Section 3.07, (d) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's and the Guarantors' obligations in connection therewith and (e) this Article 8. Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section
8.03 hereof.

                  SECTION 8.03. COVENANT DEFEASANCE.

                  Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company and the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under clauses (c) and (d) of Section 5.01 hereof, the covenants contained in Sections 4.03, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18 and 4.19 hereof, and the operation of clauses
(c) and (d) of Section 6.01 with respect to clauses (c) and (d) of Section 5.01 hereof, with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Note Guarantees shall be unaffected thereby.

                  SECTION 8.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.

                  The Company may exercise Legal Defeasance or Covenant Defeasance if:

                  (a) the Company has irrevocably deposited with the Trustee, in trust, for the benefit of the Holders, cash in United States dollars, non-callable U.S. Government Securities, or a combination thereof, in such amounts as shall be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and accrued interest and Additional Interest, if any, on the outstanding Notes on the Stated Maturity of such payments in accordance with the terms of the Notes and this Indenture;

                  (b) the Company has delivered to the Trustee:

                           (i) either:

                                    (A) an Opinion of Counsel to the effect that
                           Holders shall not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Article 8 and shall be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required; or

                                    (B) a ruling directed to the Trustee
                           received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

                           (ii) an Opinion of Counsel to the effect that the
                  creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 93 days following the deposit (except with respect to any trust funds for the account of any Holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                  (c) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which any of the Guarantors, the Company or any of its Subsidiaries is a party or by which any of the Guarantors, the Company or any of its Subsidiaries is bound;

                  (d) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes shall not be delisted as a result of such deposit, defeasance and discharge; and

                  (e) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, in each case stating that all conditions precedent provided for herein relating to the defeasance contemplated by this Section 8.04 have been satisfied, in accordance with Sections 13.04 and 13.05.

                  SECTION 8.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

                  Subject to Section 8.06 hereof, all money and non-callable U.S. Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, interest and Additional Interest, if any, on such Notes but such money need not be segregated from other funds except to the extent required by law.

                  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable U.S. Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

                  Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable U.S. Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

                  SECTION 8.06. REPAYMENT TO COMPANY.

                  Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, interest and Additional Interest, if any, on any Note and remaining unclaimed for two years after such principal, premium, interest and Additional Interest, if any, has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Company.

                  SECTION 8.07. REINSTATEMENT.

                  If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable U.S. Government Securities in accordance with
Section 8.02 or 8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, interest, or Additional Interest, if any, on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.

                        AMENDMENT, SUPPLEMENT AND WAIVER

                  SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

                  Notwithstanding Section 9.02 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Note Guarantees or the Notes, without the consent of any Holder of such Notes affected thereby:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

                  (3) to provide for the assumption of the Company's or a Guarantor's obligations to such Holders in the case of a merger, consolidation or sale of all or substantially all the assets of the Company, the Parent Guarantor or DOC in compliance with this Indenture;

                  (4) to make any other change that would provide any additional rights or benefits to the such Holders or that does not adversely affect the legal rights under this Indenture of any Holder;

                  (5) to evidence and provide for the acceptance of appointment by a successor Trustee;

                  (6) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

                  (7) to comply with the provision described under Section 4.10;

                  (8) to provide for the issuance of Additional Notes in accordance with this Indenture; or

                  (9) to release Collateral from the Liens created by the Security Documents when permitted by this Indenture and the Security Documents.

                  Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

                  SECTION 9.02. WITH CONSENT OF HOLDERS.

                  (a) Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Sections 4.11 and 4.15 hereof) and the Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of Notes affected thereby, including Additional Notes, if any, then outstanding voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes) and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, interest or Additional Interest, if any, on such Notes, except a payment default resulting solely from an acceleration that has been rescinded) or compliance with any provision of this Indenture or such Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes affected thereby, including Additional Notes, if any, voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes).

                  (b) Upon the request of the Company accompanied by a Board Resolution authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the

Trustee shall join with the Company and the Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

                  (c) It shall not be necessary for the consent of the affected Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

                  (d) After an amendment, supplement or waiver under this
Section 9.02 becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes affected thereby, including Additional Notes, if any, then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or such Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder affected thereby):

                  (i) change the Stated Maturity of the principal of, or any installment of interest on, any such Notes;

                  (ii) reduce the principal amount of, premium, if any, or interest on, any such Notes;

                  (iii) change the place or currency of payment of principal of premium, if any, or interest on, any such Notes;

                  (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any such Notes or any such Note Guarantees;

                  (v) change the optional redemption dates or optional redemption prices of such Notes from that set forth in Section 3.07 hereof;

                  (vi) amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer under Section 4.11 after the obligation to make such Asset Sale Offer has arisen or the obligation of the Company to make and consummate an Change of Control Offer under
         Section 4.15 after a Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto in any material respect;

                  (vii) reduce the above-stated percentage of outstanding Notes, the consent of whose Holders affected thereby is necessary to modify or amend this Indenture,

                  (viii) waive a default in the payment of principal of, premium, if any, or interest or Additional Interest on, any such Notes;

                  (ix) release any such Note Guarantee other than pursuant to the terms of this Indenture;

                  (x) release all or substantially all of the Collateral from the Liens created by the Security Documents except as specifically provided in this Indenture and the Security Documents; or

                  (xi) reduce the percentage of aggregate principal amount of outstanding Notes the consent of whose Holders affected thereby is necessary for waiver of compliance with certain provisions of this Indenture or for waiver of certain defaults.

                  SECTION 9.03. COMPLIANCE WITH TRUST INDENTURE ACT.

                  Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

                  SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

                  Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

                  SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

                  The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

                  Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

                  SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

                  The Trustee shall sign any amended or supplemental indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be provided with and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by
Section 13.04
hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10.

                           SATISFACTION AND DISCHARGE

                  SECTION 10.01. SATISFACTION AND DISCHARGE OF INDENTURE.

                  The Company will be deemed to have paid and will be discharged from any and all obligations in respect of the Notes on the day of the deposit referred to below, and the provisions of this Indenture will no longer be in effect with respect to the Notes (subject to Section 8.07 and as surviving rights of registration of transfer or exchange of the Notes as expressly provided, this Indenture) and the Trustee at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture when:

                  (1) the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of this Indenture and the Notes,

                  (2) the Company has delivered to the Trustee:

                           (a) either:

                                    (i) an Opinion of Counsel to the effect that
                           Holders will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this Section
                           10.01 and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Issue Date such that a ruling is no longer required; or

                                    (ii) a ruling directed to the Trustee
                           received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel; and

                           (b) an Opinion of Counsel to the effect that the
                  creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit (except with respect to any trust funds for the account of any holder who may be deemed an "insider" for purposes of the United States Bankruptcy Code, after one year following the deposit), the trust funds will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

                  (3) immediately after giving effect to such deposit on a pro forma basis, no Default or Event of Default shall have occurred and be continuing on the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

                  (4) if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an Opinion of Counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

                  Notwithstanding the satisfaction and discharge of this Indenture, the obligations under Section 7.07 and 7.10 and, if money shall have been deposited with the Trustee pursuant to clause (a) of this Section 10.01, the obligations of the Trustee under Section 10.02 and Section 2.04 shall survive such satisfaction and discharge.

                  SECTION 10.02. APPLICATION OF TRUST MONEY.

                  Subject to the provisions of Section 2.04, all money deposited with the Trustee pursuant to Section 10.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including any issuer acting as Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and premium, if any, and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

                                   ARTICLE 11.

                                    GUARANTEE

                  SECTION 11.01. GUARANTEE.

                  Subject to this Article 11, each Guarantor hereby fully and unconditionally guarantees to each Holder of a Note and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in the case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

                  Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance that might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that each Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

                  If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, these Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.

                  Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Holders and the Trustee, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of these Note Guarantees, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of these Note Guarantees.

                  SECTION 11.02. LIMITATION ON GUARANTOR LIABILITY.

                  Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantees not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Note Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of each Guarantor under the Note Guarantees and this Article 11 shall be limited to the maximum amount as will, after giving effect to such maximum amount and all other contingent and fixed liabilities of the Guarantors that are relevant under such laws, result in the obligations of such Guarantor under its Note Guarantee to not constitute a fraudulent transfer or conveyance.

                  SECTION 11.03. EXECUTION AND DELIVERY OF THE NOTE GUARANTEES.

                  To evidence their Note Guarantees set forth in Section 11.01, each Guarantor hereby agrees that a notation of such Note Guarantee, substantially in the form included in the Note annexed hereto as Exhibit A shall be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Guarantor by its President, any Vice President, Secretary or Treasurer.

                  Each Guarantor hereby agrees that its Note Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Note Guarantee.

                  If an Officer whose signature is on this Indenture or on any Note Guarantees no longer holds that office at the time the Trustee authenticates the Note on which a Note Guarantee is endorsed, the Note Guarantee shall be valid nevertheless.

                  The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Note Guarantees set forth in this Indenture on behalf of the Guarantors.

                  In the event that the Company creates or acquires any new Domestic Restricted Subsidiaries subsequent to the Issue Date, if required by
Section 4.10, the Company shall cause such Domestic Restricted Subsidiaries to execute supplemental indentures to this Indenture and Note Guarantees in accordance with this Article 11.

                  SECTION 11.04. RELEASE OF SUBSIDIARY GUARANTOR.

                  Any Subsidiary Guarantor shall be automatically and unconditionally released and discharged of any obligations under its Subsidiary Guarantee upon (a) any sale, exchange or transfer to any Person (other than an Affiliate of the Company) of all of the Capital Stock of such Subsidiary Guarantor or (b) the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary, in each case in compliance with the terms of this Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate in accordance with Sections 13.04 and 13.05 and an Opinion of Counsel to the effect that one of the foregoing requirements has been satisfied and the conditions to the release of a Subsidiary Guarantor under this Section 11.04 have been met, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee.

                  Any Subsidiary Guarantor not released, in accordance with the terms of this Indenture, from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of, interest, premium, if any, and liquidated damages, if any, on the Notes and for the other obligations of any Subsidiary Guarantor under this Indenture as provided in this Article 11.

                                   ARTICLE 12.

                             COLLATERAL AND SECURITY

                  SECTION 12.01. COLLATERAL DOCUMENTS.

                  (a) In order to secure the due and punctual payment of the Note Obligations, the Company and the Guarantors have entered or will enter into the Security Documents to create security interests to be granted in favor of the Collateral Trustee for the benefit of the Holders of the Notes in (i) the Primary Collateral on a first priority basis and (ii) the Other Collateral on a second priority basis, in accordance with the terms of the Security Documents and the Intercreditor Agreement. In the event of a conflict between the terms of this Indenture, the Security Documents and the Intercreditor Agreement, the Security Documents and the Intercreditor Agreement with respect to the Collateral shall control.

                  (b) Each Holder of a Note, Exchange Note or Additional Note, by accepting such Note, Exchange Note or Additional Note, agrees to all of the terms and provisions of the Security Documents and the Intercreditor Agreement and hereby authorizes and directs the Trustee to enter into all such documents.

                  SECTION 12.02. APPLICATION OF PROCEEDS OF COLLATERAL.

                  Upon any realization upon the Collateral, the proceeds thereof shall be applied in accordance with the terms of the Security Documents and the terms hereof, subject to the terms of the Intercreditor Agreement.

                  SECTION 12.03. POSSESSION, USE AND RELEASE OF COLLATERAL.

                  (a) Subject to the terms of the Security Documents and the Intercreditor Agreement, the Company and the Guarantors will have the right to remain in possession and retain control of the Collateral (other than as otherwise set forth in the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income therefrom.

                  (b) The Liens created pursuant to the Security Documents shall be released in the manner and upon the satisfaction of the conditions set forth in the Security Documents and the Intercreditor Agreement.

                  (c) The Collateral Trustee shall execute and deliver to the Company and the Guarantors, at the Company's sole expense, all documents that the Company and the Guarantors shall reasonably request to evidence any release of Collateral described in clause (b) above.

                  SECTION 12.04. ADDITIONAL COLLATERAL; ACQUISITION OF ASSETS OR PROPERTY.

                  (a) Concurrently with the acquisition (including, without limitation, through the designation, acquisition or creation of a new Restricted Subsidiary) by DOC, the Company or any Subsidiary Guarantor of any Property comprising the Collateral hereafter acquired by DOC, the Company or any Subsidiary Guarantor, DOC or the Company shall, or shall cause such Subsidiary Guarantor, as the case may be, to, as promptly as practicable, subject to obtaining the consents contemplated by Section 12.04(b):

                  (i) execute and deliver to the Collateral Trustee, such Security Documents and take such other actions as shall be necessary to create, perfect and protect a security interest in favor of the Collateral Trustee for the benefit of the Holders on such Property

         (to the extent permitted by applicable law, in the case of FCC Licenses, and to the extent otherwise required to be perfected in accordance with the terms of the Security Documents);

                  (ii) with respect to any fee interest in any tract (or series of tracts at the same location) of real property having a Fair Market Value (together with improvements thereof) of at least $3.0 million acquired after the Issue Date by DOC, the Company or any Subsidiary Guarantor, promptly (A) execute and deliver a Mortgage in favor of the Collateral Trustee, creating a first priority security interest for the benefit of the Holders of the Notes, covering such real property, and
         (B) deliver to the Collateral Trustee title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property, with local fixture filings being made in respect of fixtures associated with such real property as well as a current ALTA survey thereof, together with a surveyor's certificate; and

                  (iii) promptly deliver to the Collateral Trustee such opinions of counsel, if any, as the Collateral Trustee may reasonably require with respect to this Section 12.04(a) (including opinions as to enforceability and perfection of security interests), which opinions shall be in form and substance, and from counsel, reasonably satisfactory to such Collateral Trustee.

                  (b) If the granting or perfection of a security interest in such property (other than with respect to the FCC Licenses and Authorizations) requires the consent or agreement of a third party, the Company will use commercially reasonable efforts to obtain such consent as promptly as practicable with respect to the Lien for the benefit of the relevant Collateral Trustee.

                  SECTION 12.05. TRUST INDENTURE ACT REQUIREMENTS.

                  (a) The release of any Primary Collateral from the First Priority Lien and any Other Collateral from the Second Priority Lien of any of the Security Documents, or the release of, in whole or in part, the First Priority Liens, in respect of the Primary Collateral, and the Second Priority Liens, in respect of the Other Collateral, created by any of the Security Documents, shall not be deemed to impair the security interests in contravention of the provisions hereof if and to the extent the Collateral or First Priority Liens or Second Priority Liens, as the case may be, are released in accordance with the terms hereof or the terms of the Intercreditor Agreement or the applicable Security Documents.

                  (b) Each of the Holders of the Notes acknowledge that a release of Collateral or Liens strictly in accordance with the terms of the Security Documents, the Intercreditor Agreement and this Indenture will not be deemed for any purpose to be an impairment of the Security Documents or otherwise contrary to the terms of this Indenture. To the extent applicable, the Company and the Guarantors shall cause TIA Section 313(b), relating to reports, and TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Security Documents, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company or the relevant Guarantor except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or approved by the Trustee in the exercise of reasonable care.

                  (c) The Company shall furnish to the Trustee on the anniversary of the Issue Date in each year, beginning with 2005, an Opinion of Counsel, dated as of such date, which complies with TIA Section 314(b)(2), either (i)(x) stating that, in the opinion of such counsel, such action has been taken with respect to the delivery of Collateral, recordings, registrations, filings, re-recordings, re-registrations and refilings of this Indenture, the Security Documents and all supplemental indentures, financing statements, continuation statements and other instruments of further assurance as are necessary to maintain the perfected Liens of the Security Documents under applicable law in those items of Collateral that can be perfected by the filing, recordings, registrations or delivery and reciting with respect to such Liens on and security interests in the Collateral the details of such action or referring to prior Opinions of Counsel in which such details are given, and (y) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements, continuation statements, and other documents have been executed and filed that are necessary, as of such date and during the succeeding 12 months, fully to maintain the perfection of the security interests of the Trustee hereunder and under the Security Documents with respect to the Collateral; provided that if there is a required filing of a continuation statement or other instrument within such 12 month period and such continuation statement or other instrument is not effective if filed at the time of the opinion, such opinion may so state and in that case the Company shall cause a continuation statement or other instrument to be timely filed so as to maintain such Liens and security interests and shall provide a further Opinion of Counsel to the effect of this clause (i) upon the filing of the relevant continuation statement or other instrument; or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens or security interests.

                  SECTION 12.06. SUITS TO PROTECT THE COLLATERAL.

                  Subject to the provisions of the Intercreditor Agreement, the Trustee and the Collateral Trustee shall have the authority to direct, to institute and to maintain such suits and proceedings as each may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of any of the Security Documents or this Indenture, and such suits and proceedings as the Trustee or the Collateral Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of the Notes in the Collateral (including suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the First Priority Liens, in respect of the Primary Collateral, and the Second Priority Liens, in respect of the Other Collateral, securing the Secured Obligations or be prejudicial to the interests of the Holders of the Notes).

                  SECTION 12.07. POWERS EXERCISABLE BY RECEIVER OR TRUSTEE.

                  Subject to the Security Documents and the Intercreditor Agreement, in case the Collateral shall be in the possession of a receiver or trustee, lawfully appointed, the powers conferred in this Article 12 upon the Company or any Guarantor, as applicable, with respect to the release, sale or other disposition of such property may be exercised by such receiver or trustee, and an instrument signed by such receiver or trustee shall be deemed the equivalent of any similar instrument of the Company or any Guarantor, as applicable, or of any officer or officers thereof required by the provisions of this Article 12.

                                   ARTICLE 13.

                                  MISCELLANEOUS

                  SECTION 13.01. TRUST INDENTURE ACT CONTROLS.

                  If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section 318(c), the imposed duties shall control.

                  SECTION 13.02. NOTICES.

                  Any notice or communication by the Company, the Guarantors or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next-day delivery, to the others' address.

                  If to the Company and the Guarantors:

                  Dobson Cellular Systems, Inc.
                  14201 Wireless Way
                  Oklahoma City, Oklahoma 73134
                  Telecopier No.: (405) 529-8515
                  Attention: Chief Financial Officer

                  With a copy to:

                  Mayer, Brown, Rowe & Maw, LLP
                  190 South LaSalle Street
                  Chicago, Illinois 60603
                  Telecopier No.: (312) 701-7711
                  Attention: Paul Theiss, Esq.

                  If to the Trustee:

                  BNY Midwest Trust Company
                  2 North LaSalle Street
                  Suite 1020
                  Chicago, Illinois 60602
                  Telecopier No.: (312) 827-8542
                  Attention: Corporate Trust Administration

                  The Company, the Guarantors or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

                  Except as provided below, all notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

                  Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

                  Except for a notice to the Trustee, which is deemed given only when received, and except as otherwise provided in this Indenture, if a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

                  If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.

                  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                  SECTION 13.03. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

                  Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

                  SECTION 13.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

                  Upon any request or application by the Company to the Trustee to take or refrain from taking any action under this Indenture, the Company shall furnish to the Trustee:

                  (a) an Officers' Certificate (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (b) an Opinion of Counsel (which shall include the statements set forth in Section 13.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

                  SECTION 13.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

                  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

                  (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

                  (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

                  SECTION 13.06. RULES BY TRUSTEE AND AGENTS.

                  The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

                  SECTION 13.07. NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS.

                  No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company contained in this Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the Commission that such a waiver is against public policy.

                  SECTION 13.08. GOVERNING LAW; WAIVER OF JURY TRIAL.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES AND THE NOTE GUARANTEES. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

                  SECTION 13.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

                  This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Parent Guarantor, DOC, the Company or their Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

                  SECTION 13.10. SUCCESSORS.

                  All agreements of the Company and the Guarantors in this Indenture and the Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

                  SECTION 13.11. SEVERABILITY.

                  In case any provision in this Indenture, in the Notes or in the Note Guarantees shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  SECTION 13.12. COUNTERPART ORIGINALS.

                  The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

                  SECTION 13.13. TABLE OF CONTENTS, HEADINGS, ETC.

                  The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

                  SECTION 13.14. FORCE MAJEURE.

                  In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                         [Signatures on following page]

                  IN WITNESS WHEREOF, each of the Company and the Guarantors has caused this Indenture to be duly executed as of the day and year first above written.

                                    COMPANY:

                                    DOBSON CELLULAR SYSTEMS, INC.


                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:



                                    GUARANTORS:

                                    DOBSON COMMUNICATIONS CORPORATION


                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:



                                    DOBSON OPERATING CORPORATION


                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:



                                    DOBSON LEASE CO., LLC


                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:

                                    TRUSTEE:

                                    BNY MIDWEST TRUST COMPANY

                                    By:
                                             -----------------------------------
                                    Name:
                                    Title:

                                    EXHIBIT A
                                 (Face of Note)


              9 7/8% Second Priority Senior Secured Notes due 2012


CUSIP:            [144A - 256067 AD 1]
                  [Reg S - U2541D AD 2]

No.:                                                                    $
      ------

                          DOBSON CELLULAR SYSTEMS, INC.


promises to pay to Cede & Co. or registered assigns, the principal sum of _____________ Dollars ($___________) on November 1, 2012.

Interest Payment Dates: May 1 and November 1, commencing May 1, 2005.

Record Dates: April 15 and October 15.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                    DOBSON CELLULAR SYSTEMS, INC


                                    -------------------------------------------
                                    By:
                                    Name:
                                    Title:

This is one of the Global
Notes referred to in the
within-mentioned Indenture

BNY MIDWEST TRUST COMPANY
as Trustee



--------------------------------------------
By:
Authorized Signatory



Dated: November 8, 2004

                                 (Back of Note)


              9 7/8% Second Priority Senior Secured Notes due 2012


                  [THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OR IN ACCORDANCE WITH SECTION 9.05 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

                  UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.] (1)

                  THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
(3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT), OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL

NOT, WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AS IN EFFECT ON THE DATE OF THE TRANSFER OF THIS NOTE, RESELL OR OTHERWISE TRANSFER THIS NOTE, EXCEPT (A) TO DOBSON CELLULAR SYSTEMS, INC. OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS NOTE (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF LESS THAN $100,000, AN OPINION OF COUNSEL ACCEPTABLE TO DOBSON CELLULAR SYSTEMS, INC. THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (3) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS
NOTE IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS NOTE WITHIN THE TIME PERIOD REFERRED TO IN RULE 144(K) UNDER THE SECURITIES ACT AFTER THE ORIGINAL ISSUANCE OF THE NOTES, THE HOLDER MUST SUBMIT THE CERTIFICATE OF TRANSFER REFERENCED IN THE INDENTURE TO THE TRUSTEE. IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE TRUSTEE AND DOBSON CELLULAR SYSTEMS, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES," AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING RESTRICTIONS.

----------

(1)  Used on Global Note only.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Dobson Cellular Systems, Inc., an Oklahoma corporation (the "Company"), promises to pay interest on the principal amount of this Note at 9.875% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 5 of the Registration Rights Agreement referred to below. The Company shall pay interest and Additional Interest, if any, semi-annually on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on this Note shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 8, 2004; provided, however, that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 2005. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall pay principal, premium, if any, interest and Additional Interest, if any, on this Note to the Persons who are registered Holders at the close of business on the April 15 or October 15 next preceding the interest payment date, even if this Note is cancelled after such record date and on or before such interest payment date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The principal, premium, if any, and, as provided above, interest and Additional Interest, if any, on the Notes shall be payable by wire transfer of immediately available funds to the registered Holder of the relevant Global Note and, with respect to certificated Notes, by wire transfer of immediately available funds in accordance with instructions provided by the registered Holders of certificated Notes or, if no such instructions are specified, by mailing a check to each such Holder's registered address. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  3. PAYING AGENT AND REGISTRAR. Initially, BNY Midwest Trust Company, the Trustee under the Indenture, shall act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture dated as of November 8, 2004 (the "Indenture") between the Company, the Guarantors and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

                  5. OPTIONAL REDEMPTION.

                  (a) The Company may redeem the Notes at any time and from time to time on or after November 1, 2008, at its option, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the 12-month period beginning on November 1 of each of the years set forth below:

                         Year                                 Percentage
                         ----                                 ----------
                         2008............................     104.938%
                         2009............................     103.292%
                         2010............................     101.646%
                         2011 and thereafter.............     100.000%

                  (b) In addition, at any time and from time to time on or prior to November 1, 2007, the Company may redeem up to 35% of the principal amount of the Notes at a redemption price equal to 109.875% of their principal amount, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed to the redemption date, with the proceeds of one or more sales of its Capital Stock (other than Disqualified Stock); provided that, in each case, such redemption date occurs within 180 days after consummation of such sale and at least 65% aggregate principal amount of the Notes issued on the Issue Date remains outstanding after each such redemption.

                  (c) In addition to the foregoing, at any time prior to November 1, 2008, the Company may also redeem the Notes in whole or in part, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to, the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date in respect of then outstanding Notes).

                  6. MANDATORY REDEMPTION.

                  Except as described below under Sections 4.11 and 4.15 of the Indenture, the Company shall not be required to make any mandatory redemption of, sinking fund payments for, or offer to repurchase any Notes.

                  7. REPURCHASE AT OPTION OF HOLDER.

                  (a) If a Change of Control Triggering Event occurs, each Holder shall have the right to require the Company to repurchase all or any part of such Holder's Notes pursuant to a Change of Control Offer in cash at a price equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Additional Interest, if any, to the repurchase date. Within 30 days following any Change of Control Triggering Event, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice.

                  (b) The Company shall be required to use the Excess Proceeds from any Asset Sale under certain circumstances as required in the Indenture to make an Asset Sale Offer to the Holders of the Notes and the holders of any Applicable Pari Passu Indebtedness on a pro rata basis, an aggregate principal amount of the Notes and Applicable Pari Passu Indebtedness, if applicable, equal to such Excess Proceeds. The repurchase price shall be equal to 100% of the aggregate principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the payment date. The Company shall effect any Asset Sale Offer in accordance with the procedures set forth in the Indenture.

                  8. NOTICE OF REDEMPTION. Notice of redemption shall be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes, or portions thereof, called for redemption.

                  9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding interest payment date.

                  10. COLLATERAL. The Company's obligations under the Notes and the Indenture are secured by Second Priority Liens on the Primary Collateral and Third Priority Liens on the Other Collateral in accordance with the terms of the Security Documents and Article 12 of the Indenture. The rights and remedies of the Trustee and the Holders of the Notes secured by the Second Priority Liens and Third Priority Liens are limited by and subject to the terms of the Security Documents.

                  11. GUARANTEES. The Notes will be entitled to the benefits of certain Note Guarantees made for the benefit of the Holders. The respective rights, limitations of rights, duties and obligations of the Guarantors, the Trustee and the Holders are set forth in the Indenture.

                  12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Security Documents may be amended or supplemented by the Company, the Guarantors and the Trustee, with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes affected thereby voting as a single class. However, the Indenture or the Security Documents may only be amended or modified with the consent of each affected Holder of the Notes: to change the Stated Maturity of the principal of, or any installment of interest on, any such Notes; to reduce the principal amount of, premium, if any, or interest on, any such Notes; to change the place or currency of payment of principal or premium, if any, or interest on, any such Notes; to impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the redemption date) of any such Notes or any Note Guarantee; to change the optional redemption dates or optional redemption prices of such Notes from that stated under Section 3.07 of the Indenture; to amend, change or modify the obligation of the Company to make and consummate an Asset Sale Offer under
Section 4.11 of the Indenture after the obligation to make such Asset Sale Offer has arisen or the obligation of the Company to make and consummate an Offer to Purchase under Section 4.15 of the Indenture after a Change of Control Triggering Event has occurred, including, in each case, amending, changing or modifying any definition relating thereto in any material respect; reduce the above-stated percentage of such outstanding Notes the consent of whose Holders affected thereby is necessary to modify or amend the Indenture; to waive a default in the payment of principal of, premium, if any, or interest or Additional Interest on, such Notes; to release any Note Guarantee other than pursuant to the terms of the Indenture; to release all or substantially all of the Collateral from the Liens created by the Security Documents except as specifically provided by the Indenture and the Security Documents; or to reduce the percentage of aggregate principal amount of such outstanding Notes the consent of whose Holders affected thereby is necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults. Without the consent of any Holder of Notes affected thereby, the Indenture or the Notes affected thereby may be amended or supplemented to cure any ambiguity, defect or inconsistency; to provide for uncertificated Notes in addition to or in place of certificated Notes; to provide for the assumption of the Company's or a Guarantor's obligations to such Holders in the case of a merger, consolidation or sale of all or substantially all the assets of the Company, the Parent Guarantor or DOC in compliance with the Indenture; to make any other change that would provide any additional rights or benefits to such Holders or that does not adversely affect the legal rights under the Indenture of any Holder; to evidence and provide for the acceptance of appointment by a successor trustee; to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act of 1939; to comply with the provisions of Section 4.10 of the Indenture; to provide for the issuance of additional Notes in accordance with the Indenture; and to release Collateral from the Liens under the Indenture and the Security Documents when permitted by the Indenture and the Security Documents.

                  14. DEFAULTS AND REMEDIES. Events of Default include, in summary form: (a) default in payment when due of the principal of or premium, if any, on the Notes; (b) default for 30 days in the payment when due of interest or Additional Interest, if any, on the Notes; (c) default in the performance of the provisions of Section 5.01 of the Indenture or failure to make or consummate an Asset Sale Offer or Change of Control Offer in accordance with Sections 4.11 and 4.15 of the Indenture or a breach of Sections
4.07 and 4.09 of the Indenture; (d) default for 45 days after notice in the performance of or breach of any other covenant or agreement of the Company and the Guarantors (other than a default specified in clause (a), (b) or (c) above);
(e) the nonpayment within a 45 days grace period after the final maturity, or the acceleration by the Holders because of a default continuing after a 45 days grace period following such acceleration, of Indebtedness of the Company, any Guarantor or any Significant Subsidiary, and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million; (f) failure by the Company, any Guarantor or any Significant Subsidiaries to pay final judgments (not covered by insurance) aggregating in excess of $50.0 million, which judgments are not paid, discharged or stayed for a period of 45 consecutive days; (g) certain events of bankruptcy or insolvency with respect to the Company, any Guarantor or any Significant Subsidiaries; (h) any Guarantor repudiates its obligation under its Note Guarantee or, except as permitted by the Indenture, any Note Guarantee is determined to be unenforceable or invalid or for any reason ceases to be in full force and effect; and (i) with respect to each of the Company, the Parent Guarantor, DOC or any Restricted Subsidiaries: default in the performance of the Security Documents, the occurrence of any event affecting the validity, perfection or priority of the Liens on a material portion of the Collateral, the repudiation of its material obligations under the Security Documents, or the determination in a judicial proceeding that the Security Documents are unenforceable against it, if such default, occurrence, repudiation or determination is not waived or cured within 60 days after notice thereof. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes affected thereby may declare all the Notes to be due and payable, subject to certain conditions. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes shall become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in aggregate principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes affected thereby then outstanding by notice to the Trustee may on behalf of the Holders waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest and premium, if any, on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  15. DEFEASANCE. The Indenture and the obligations under the Notes may be defeased (subject to certain exceptions) or the Company may cease to comply with certain covenants of the Indenture, upon satisfaction of the conditions specified in Article 8 of the Indenture.

                  16. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  17. NO RECOURSE AGAINST OTHERS. No recourse for the payment of the principal of, premium, if any, or interest or Additional Interest, if any, on any of the Notes, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor contained in the Indenture or in any of the Notes, or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or past, present or future director, officer, employee, controlling Person or stockholder of the Company or any Guarantor. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  18. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  19. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  20. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of November 8, 2004, between the Company, the Guarantors and the parties named on the signature pages thereof (the "Registration Rights Agreement").

                  21. CUSIP AND ISIN NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP and ISIN numbers to be printed on the Notes and the Trustee may use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

                  Dobson Cellular Systems, Inc.
                  14201 Wireless Way
                  Oklahoma City, Oklahoma 73134
                  Attention: Treasurer

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


--------------------------------------------------------------------------------
               (Insert assignee's social security or tax I.D. no.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)


and irrevocably appoint __________________________________________________ to
transfer this Note on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:

                                    Your Signature:
                                    (Sign exactly as your name appears on the face of this Note)

                                    Signature Guarantee:
                                                         ---------------------

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.11 or 4.15 of the Indenture, check the box below:

                  [ ] Section 4.11          [ ] Section 4.15

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.11 or Section 4.15 of the Indenture, state the amount you elect to have purchased: $____________

Date:

                                    Your Signature:
                                    (Sign exactly as your name appears
                                    on the Note)

                                    Signature Guarantee:
                                                          -------------------

                                    Tax Identification No:

              SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE


                  The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount of         Signature of
                        Amount of decrease     Amount of increase        this Global Note       authorized officer
                        in Principal Amount    in Principal Amount   following such decrease      of Trustee or
  Date of Exchange      of this Global Note    of this Global Note        (or increase)             Custodian
  ----------------      -------------------    -------------------   -----------------------    ------------------



                                 NOTE GUARANTEE


                  For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of, premium, if any, and interest on this Note (and including Additional Interest payable thereon) in the amounts and at the times when due and interest on the overdue principal, premium, if any, and interest, if any, of this Note, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Notes, to the Holder of this Note and the Trustee, all in accordance with and subject to the terms and limitations of this Note, Article 11 of the Indenture and this Note Guarantee. This Note Guarantee will become effective in accordance with Article 11 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Note Guarantee shall not be affected by the fact that it is not affixed to any particular Note.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of November 8, 2004, among Dobson Cellular Systems, Inc., an Oklahoma corporation, Dobson Communications Corporation, Dobson Operating Co., LLC, a subsidiary of the Parent Guarantor and a Guarantor, the Initial Subsidiary Guarantors (as defined therein) and BNY Midwest Trust Company, as trustee (the "Trustee"), as amended or supplemented (the "Indenture").

                  The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Note Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantee and all of the other provisions of the Indenture to which this Note Guarantee relates.

                  THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF, SHALL GOVERN AND BE USED TO CONSTRUE THIS NOTE GUARANTEE. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Note Guarantee.

                  This Note Guarantee is subject to release upon the terms set forth in the Indenture.

                  IN WITNESS WHEREOF, each Guarantor has caused its Note Guarantee to be duly executed.


Date:
      -------------------                    -----------------------------------
                                             [NAME OF GUARANTOR],
                                             as Guarantor

                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                    EXHIBIT B


                         FORM OF CERTIFICATE OF TRANSFER


Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, Oklahoma 73134

[Date]

Re: 9 7/8% Second Priority Senior Secured Notes due 2012 of Dobson Cellular Systems, Inc.


                  Reference is hereby made to the Indenture, dated as of November 8, 2004 (the "Indenture"), between Dobson Cellular Systems, Inc. as issuer (the "Company"), named therein and BNY Midwest Trust Company, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  ______________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $__________ in such Note[s] or interests (the "Transfer"), to ___________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1. [ ] Check if Transferee shall take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933 (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive
Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note or the Definitive Note and in the Indenture and the Securities Act.

2. [ ] Check if Transferee shall take delivery of a beneficial interest in the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that
(i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the

Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

3. [ ] Check and complete if Transferee shall take delivery of a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture, and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or

Definitive Note shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

4. [ ] Check if Transferee shall take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

                  (a) Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (b) Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

                  (c) Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note shall not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                    [Insert Name of Transferor]

                                    By:
                                    Name:
                                    Title:

Dated:

                       ANNEX A TO CERTIFICATE OF TRANSFER


         1.       The Transferor owns and proposes to transfer the following:

                                  [CHECK ONE OF (a) OR (b)]

                  (a)      [ ] a beneficial interest in the:

                           (i)      [ ] 144A Global Note (CUSIP), or

                           (ii)     [ ] Regulation S Global Note (CUSIP ), or

                           (iii)    [ ] a Restricted Definitive Note.

         2.       After the Transfer the Transferee shall hold:

                                   [CHECK ONE]

                  (a)      [ ] a beneficial interest in the:

                           (i)      [ ] 144A Global Note (CUSIP ), or

                           (ii)     [ ] Regulation S Global Note (CUSIP), or

                           (iii)    [ ] Unrestricted Global Note (CUSIP); or

                  (b)      [ ] a Restricted Definitive Note; or

                  (c)      [ ] an Unrestricted Definitive Note,

                  in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Dobson Cellular Systems, Inc.
14201 Wireless Way
Oklahoma City, Oklahoma 73134

[Date]

  Re: 9 7/8% Second Priority Senior Secured Notes due 2012 of Dobson Cellular Systems, Inc.

                               (CUSIP __________)

                  Reference is hereby made to the Indenture, dated as of November 8, 2004 (the "Indenture"), among Dobson Cellular Systems, Inc., an Oklahoma corporation, as issuer (the "Company"), Dobson Communications Corporation, Dobson Operating Co., LLC, a subsidiary of the Parent Guarantor and a Guarantor, the Initial Subsidiary Guarantors (as defined therein) and BNY Midwest Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  _____________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $___________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

                  1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

                  (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933 (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (b) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (c) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  (d) [ ] Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

                  2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

                  (a) [ ] Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued shall continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

                  (b) [ ] Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]:

                  [ ] 144A Global Note,

                  [ ] Regulation S Global Note,
                  with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued shall be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

                  This certificate and the statements contained herein are made for your benefit and the benefit of the Company.


                                             ------------------------------
                                             [Insert Name of Owner]

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

Dated:              ,
        -----------   ----

                                    EXHIBIT D


                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR


Dobson Communications Corporation
14201 Wireless Way
Oklahoma City, Oklahoma 73134

BNY Midwest Trust Company
2 North LaSalle Street
Suite 1020
Chicago, Illinois 60602

    Re: 9 7/8% Second Priority Senior Secured Notes due 2012 of Dobson Cellular
        Systems, Inc.

                  Reference is hereby made to the Indenture, dated as of November 8, 2004 (the "Indenture"), among Dobson Cellular Systems, Inc., an Oklahoma corporation, as issuer (the "Company"), Dobson Communications Corporation, Dobson Operating Co., LLC, a subsidiary of the Parent Guarantor and a Guarantor, the Initial Subsidiary Guarantors (as defined therein) and BNY Midwest Trust Company, as trustee (the "Trustee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

                  In connection with our proposed purchase of $___________ aggregate principal amount of:

                  (a) [ ] a beneficial interest in a Global Note, or

                  (b) [ ] a Definitive Note,

we confirm that:

                  1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

                  2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses
(A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

                  3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

                  4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

                  5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

                  You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                    [Insert Name of Accredited Investor]

                                    By:
                                    Name:
                                    Title:

Dated:

                                   SCHEDULE I

                  DEFINED TERMS AS SET FORTH IN DOBSON CREDIT AGREEMENT

                  "ACC": American Cellular Corporation, a Delaware corporation.

                  "Administration Agent": Lehman Commercial Paper Inc.

                  "Agents": the collective reference to the Administrative Agent, the Arrangers, the Syndication Agent and the Co-Arranger and Documentation Agent.

                  "Application": an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to issue a Letter of Credit.

                  "Arrangers": Lehman Commercial Paper Inc., Lehman Brothers Inc. and Bear, Stearns & Co. Inc.

                  "Asset Sale": any Disposition of Property or series of related Dispositions of Property (excluding any such Disposition permitted by clause
(a), (b), (c) or (d) of Section 7.5 of the Dobson Credit Agreement), which yields gross proceeds to DOC or any of its Subsidiaries (valued at the initial principal amount thereof in the case of non-cash proceeds consisting of notes or other debt securities and valued at Fair Market Value in the case of other non-cash proceeds, but in any event excluding the Fair Market Value of any Cellular/PCS Assets received pursuant to a Permitted Asset Swap or other Disposition) which (i) when aggregated with the gross proceeds from all such Dispositions consummated in the same fiscal year of DOC exceed $5,000,000 (but only to the extent that they exceed $5,000,000) and (ii) for any single Disposition or series of related Dispositions (in excess of the aggregate amount referred to in clause (i)) are equal to or greater than $50,000.

                  "Authorizations": (i) all material filings, recordings, and registrations with, and all material validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority (other than the FCC and applicable
PUCs), including without limitation, any of the foregoing authorizing or permitting the acquisition, construction, or operation of any System and (ii) all material filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, the FCC and any applicable PUCs, including authorizing or permitting the acquisition, construction, or operation of any System.

                  "Available Revolving Credit Commitment": with respect to any Revolving Credit Lender at any time, an amount equal to the excess, if any, of
(a) such Lender's Revolving Credit Commitment then in effect over (b) such Lender's Revolving Extensions of Credit then outstanding; provided that in calculating any Lender's Revolving Extensions of Credit for the purpose of determining such Lender's Available Revolving Credit Commitment pursuant to
Section 2.9(a) of the Dobson Credit Agreement, the aggregate principal amount of Swing Line Loans then outstanding shall be deemed to be zero.

                  "Borrower": DOBSON CELLULAR SYSTEMS, INC., an Oklahoma corporation.

                  "Business Day": (a) for all purposes other than as covered by clause (b) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and
(b) with respect to all notices and determinations in connection with, and payments of principal and interest on, Eurodollar Loans, any day which is a Business Day described in clause (a) and which is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which are required to be capitalized under GAAP on a balance sheet of such Person.

                  "Capital Lease Obligations": with respect to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP; and, for the purposes of the Dobson Credit Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, including the Parent Preferred Stock.

                  "Cash Equivalents": (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; and (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "Cellular/PCS Assets": any Cellular Systems, PCS Systems or Franchise Interest owned directly or indirectly by any Person and used in connection with such Person's Cellular Business.

                  "Cellular Business": the business of owning or operating one or more Cellular Systems and other business directly related thereto.

                  "Cellular Entity": any Cellular Licensee or Cellular
Permittee.

                  "Cellular Licensee": any Person that is authorized to own, control, and operate a Cellular System.

                  "Cellular Permittee": means a Person that is authorized by the FCC to construct a Cellular System.

                  "Cellular Partnership": any entity in which DOC or any of its Subsidiaries owns, directly or indirectly, a partnership interest.

                  "Cellular System": a public mobile services, cellular radio telephone service telecommunications system licensed under Part 22 of the rules promulgated by the FCC.

                  "Closing Date": the date on which the conditions precedent set forth in Section 5.1 of the Dobson Credit Agreement shall have been satisfied, which date shall be not later than October 31, 2003.

                  "Co-Arranger and Documentation Agent": Morgan Stanley Senior Funding, Inc.

                  "Collateral": all Property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document.

                  "Commitment": with respect to any Lender, each of the Term Loan Commitment and the Revolving Credit Commitment of such Lender.

                  "Commitment Fee Rate": 1/2 of 1% per annum.

                  "Communications Act": collectively, the Federal Communications Act of 1934, as amended from time to time, and the rules and regulations in effect at any time thereunder.

                  "Communications Regulatory Authority":  the FCC and each PUC.

                  "Consolidated Current Assets": of any Person at any date, all amounts (other than cash and Cash Equivalents) that would, in conformity with GAAP, be set forth opposite the caption "total current assets" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date.

                  "Consolidated Current Liabilities": of any Person at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption "total current liabilities" (or any like caption) on a consolidated balance sheet of such Person and its Subsidiaries at such date, but excluding, with respect to DOC, (a) the current portion of any Funded Debt of DOC and its Subsidiaries and (b), without duplication, all Indebtedness consisting of Revolving Credit Loans or Swing Line Loans, to the extent otherwise included therein.

                  "Consolidated EBITDA": of any Person for any period, Consolidated Net Income of such Person and its Subsidiaries for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (a) income tax expense, (b) Consolidated Interest Expense of such Person and its Subsidiaries, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness, (c) depreciation and amortization expense, (d) amortization of intangibles (including, but not limited to, goodwill) and organization costs,
(e) any extraordinary losses determined in accordance with GAAP (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) and (f) any other non-recurring non-cash charges for such period (provided that any cash expenditures made in respect of any such non-cash charges added-back pursuant to this clause (f) shall be deducted for the purposes of determining Consolidated EBITDA for the period during which such cash expenditures are made), and minus, to the extent included in the statement of such Consolidated Net Income for such period, the sum of (i) interest income (except to the extent deducted in determining Consolidated Interest Expense), (ii) any extraordinary gains determined in accordance with GAAP (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business) and (iii) any other non-cash income, all as determined on a consolidated basis; provided that in determining Consolidated EBITDA for the Parent, none of the Unrestricted Group shall be included as a Subsidiary of the Parent in the foregoing calculations.

                  "Consolidated Interest Expense": of any Person for any period, total cash interest expense (including that attributable to Capital Lease Obligations) of such Person and its Subsidiaries for such period with respect to all outstanding Indebtedness of such Person and its Subsidiaries (including all commissions, discounts and other fees and charges owed by such Person with respect to letters of credit and bankers' acceptance financing and net costs of such Person under Hedge Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP); provided that in determining Consolidated Interest Expense with respect to the Parent, none of the Unrestricted Group shall be included as a Subsidiary of the Parent in the foregoing calculations.

                  "Consolidated Net Income": of any Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that in calculating Consolidated Net Income of such Person and its consolidated Subsidiaries for any period, there shall be excluded

(a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of such Person or is merged into or consolidated with such Person, as applicable, or any of its Subsidiaries, (b) the income (or deficit) of any other Person (other than a Subsidiary of such Person) in which the Person for which Consolidated Net Income is being determined, or any of its Subsidiaries, has an ownership interest, except to the extent that any such income is actually received by it in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Subsidiary; provided that in determining Consolidated Net Income with respect to the Parent, none of the Unrestricted Group shall be included as a Subsidiary of the Parent in the foregoing calculations.

                  "Consolidated Total Debt": of any Person, at any date, the aggregate principal amount of all Indebtedness (but not any preferred stock) of such Person and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that in determining Consolidated Total Debt with respect to the Parent, none of the Unrestricted Group shall be included as a Subsidiary of the Parent in the foregoing calculations.

                  "Consolidated Working Capital": at any date, the difference of
(a) Consolidated Current Assets of DOC on such date less (b) Consolidated Current Liabilities of DOC on such date.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its Property is bound.

                  "Default": any of the events specified in Section 9 of the Dobson Credit Agreement, whether or not any requirement specified therein with respect to such event for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Derivatives Counterparty": as defined in Section 7.6 of the Dobson Credit Agreement.

                  "Disposition": with respect to any Property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof; and the terms "Dispose" and "Disposed of" shall have correlative meanings.

                  "Dobson Credit Agreement": that certain Credit Agreement, dated as of October 23, 2003 and amended by Amendment No. 1, dated as of March 19, 2004, and Amendment No. 2, dated as of May 7, 2004, among the Company as borrower, the Parent Guarantor and DOC as guarantors, the several banks and other financial institutions or entities from time to time party thereto as "Lenders", Lehman Commercial Paper Inc., as administrative agent for the Lenders, Lehman Brothers Inc. and Bear, Stearns & Co. Inc., as joint lead arrangers and joint book runners, Bear Stearns Corporate Lending Inc. as syndication agent and Morgan Stanley Senior Funding, Inc., as co-arranger and documentation agent, as in effect immediately prior to the

November 8, 2004 and prior to the effectiveness of any amendment thereto on the November 8, 2004.

                  "DOC": Dobson Operating Co., L.L.C., an Oklahoma limited liability company.

                  "DOC Fixed Charge Coverage Ratio": for any period, the ratio of (a) Consolidated EBITDA of DOC for such period minus the aggregate amount actually paid by DOC in cash during such period on account of Capital Expenditures to (b) Consolidated Fixed Charges for such period; provided that:
(x) Capital Expenditures made in cash in the following periods for the GSM build-out by DOC and its Subsidiaries shall not be included as Capital Expenditures in calculating the DOC Fixed Charge Coverage Ratio up to the following respective amounts (without duplication) for the four fiscal quarter periods of DOC ending on the following dates: (i) December 31, 2003, $75,000,000, (ii) March 31, 2004, $95,000,000, (iii) June 30, 2004, $80,000,000,
(iv) September 30, 2004, $70,000,000, (v) December 31, 2004, $34,000,000, (vi)
March 31, 2005, $20,000,000 and (vii) June 30, 2005, $5,000,000; (y) Capital
Expenditures made in cash to upgrade, enhance, equip, build out (including the removal of assets included in the current network) or otherwise improve properties acquired as part of any Permitted Acquisition by DOC and its Subsidiaries during the period of twelve months following the consummation of such Permitted Acquisition shall not be included as Capital Expenditures in calculating the DOC Fixed Charge Coverage Ratio but only to the extent that the aggregate amount of such Capital Expenditures (in connection with all Permitted Acquisitions) during the period of four full fiscal quarters ending on the last day of any measurement period does not exceed $35,000,000; and (z) Capital Expenditures made in cash to comply with "enhanced 911" regulatory requirements in the following periods by DOC and its Subsidiaries shall not be included as Capital Expenditures in calculating the DOC Fixed Charge Coverage Ratio up to the following respective amounts (without duplication) for the four fiscal quarter periods of DOC ending on the following dates: (i) March 31, 2005, $8,000,000, (ii) June 30, 2005, $17,000,000, (iii) September 30, 2005,
$28,000,000, (iv) December 31, 2005, $39,000,000, (v) March 31, 2006,
$33,000,000, (vi) June 30, 2006, $24,000,000 and (vii) September 30, 2006,
$12,000,000.

                  "DOC Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of DOC, the ratio of (a) Consolidated Total Debt of DOC (excluding any Indebtedness of DOC and its Subsidiaries which is owed to the Parent or any of its Subsidiaries and which (i) is subordinated to the payment in full of the Obligations, (ii) does not require any payment, including of interest, in cash at any time prior to the payment in full of the Term Loans and
(iii) is on terms acceptable to the Administrative Agent) on such day to (b) Consolidated EBITDA of DOC for such period; provided that for purposes of calculating Consolidated EBITDA of DOC for any period, (i) the Consolidated EBITDA of any Person acquired by DOC or its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either (1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by DOC or its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period).

                  "Dollars" or "$": lawful currency of the United States of America.

                  "Domestic Subsidiary": any Subsidiary organized under the laws of any jurisdiction within the United States of America.

                  "Eurodollar Loans": Loans for which the applicable rate of interest is based upon the Eurodollar Rate.

                  "Eurodollar Rate": with respect to each day during each Interest Period, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                              Eurodollar Base Rate

                    1.00 - Eurocurrency Reserve Requirements


                  "Event of Default": any of the events specified in Section 9 of the Dobson Credit Agreement, provided that any requirement specified therein with respect to such event in for the giving of notice, the lapse of time, or both (if applicable), has been satisfied.

                  "Excess Cash Flow": for any fiscal year of DOC, the difference, if any, by which (a) the sum, without duplication, of (i) Consolidated EBITDA of DOC for such fiscal year and (ii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year (other than any such decrease to the extent that it is solely attributable to Permitted Acquisitions, Permitted Asset Swaps and Dispositions consummated during such fiscal year) exceeds (b) the sum, without duplication, of (i) the aggregate amount of capital expenditures (as determined in accordance with GAAP) by DOC and its Subsidiaries during such fiscal year (provided that the cash amount of such capital expenditures shall exclude the principal amount of purchase-money Indebtedness and Capital Lease Obligations incurred in connection therewith or financed with the proceeds of any Reinvestment Deferred Amount during such fiscal year), (ii) Consolidated Interest Expense of DOC and commissions, discounts and other fees and charges associated with Indebtedness to the extent paid in cash during such fiscal year, (iii) the aggregate amount of all regularly scheduled principal payments of Funded Debt (including the Term Loans) of DOC and its Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility (including the Revolving Credit Facility) to the extent there is not an equivalent permanent reduction in commitments thereunder), (iv) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year (other than any such increase to the extent that it is solely attributable to Permitted Acquisitions, Permitted Asset Swaps and Dispositions consummated during such fiscal year), (v) the amount of Taxes of DOC and its Subsidiaries paid by them in cash during such fiscal year, (vi) any cash payments made by DOC or its Subsidiaries during such fiscal year which were added to Consolidated Net Income of DOC for the purposes of determining Consolidated EBITDA of DOC pursuant to clause (e) of the definition thereof and (vii) (to the extent not already deducted pursuant to any of the foregoing items (i) through (vi)) the amount of Restricted Payments made during such fiscal year in cash by DOC to the Parent pursuant to Sections 7.6(c)(i),(ii),(iii) and (iv); provided that for all purposes of this Agreement with respect to the fiscal year of DOC ended December 31, 2003, Excess Cash Flow for such fiscal year shall only be calculated with respect to the period from September 30, 2003 to December 31, 2003).

                  "Excluded Collateral": means any Excluded Assets, as defined in the Guarantee and Collateral Agreement, to the extent that such Property is of a type which is excluded from the security interests granted pursuant to the Guarantee and Collateral Agreement.

                  "Existing Parent Senior Notes": each of (a) the 10.875% senior notes due 2010 issued by the Parent pursuant to an Indenture dated as of June 22, 2000 and (b) the 11.75% senior notes due 2007 issued by the Parent pursuant to an Indenture dated as of February 28, 1997.

                  "Facility": each of (a) the Term Loan Commitments and the Term Loans made thereunder and (b) the Revolving Credit Commitments and the extensions of credit made thereunder.

                  "Fair Market Value": (a) with respect to any asset or group of assets (other than a marketable security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Borrower or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal and (b) with respect to any marketable security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the NASDAQ Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing regularly dealing in securities of such type and selected by the Administrative Agent.

                  "FCC": the Federal Communications Commission and any successor regulatory body.

                  "Franchise Interest": any direct or indirect ownership in any Person that is a Cellular Entity.

                  "Funded Debt": with respect to any Person, all Indebtedness of such Person of the types described in clauses (a) through (e) of the definition of "Indebtedness" below.

                  "GAAP": generally accepted accounting principles in the United States of America as in effect on the Closing Date of the Dobson Credit Agreement.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee and Collateral Agreement": the Guarantee and Collateral Agreement to be executed and delivered by the Loan Parties substantially in the form of Exhibit A to the Dobson Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit), if to induce the creation of such obligation of such other Person the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantors": the collective reference to the Parent, DOC, the Subsidiary Guarantors and each other Restricted Subsidiary (other than any Cellular Partnership).

                  "Hedge Agreements": all interest rate or currency swaps, caps or collar agreements, foreign exchange agreements, commodity contracts or similar arrangements entered into by the Parent, DOC or its Subsidiaries providing for protection against fluctuations in interest rates, currency exchange rates, commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies.

                  "Indebtedness": of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of Property or services (other than trade payables incurred in the ordinary course of such Person's business), (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (e) all Capital Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under acceptance, letter of credit or similar facilities, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above; (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on Property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation and (j) for the purposes of
Section 9(e) of the Dobson Credit Agreement only, all obligations of such Person in respect of Hedge Agreements.

                  "Indentures": the New Parent Senior Notes Indenture and each other indenture entered into by the Parent with respect to the Parent Notes, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.8 of the Dobson Credit Agreement.

                  "Interest Period": as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:
(1) if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day; (2) any Interest Period that would otherwise extend beyond the Revolving Credit Termination Date or beyond the date final payment is due on the Term Loans shall end on the Revolving Credit Termination Date or such due date, as applicable; and (3) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period.

                  "Issuing Lender": National City Bank and any other Revolving Credit Lender from time to time designated by the Borrower as an Issuing Lender with the consent of such Revolving Credit Lender and the Administrative Agent.

                  "L/C Obligations": at any time, an amount equal to the sum of
(a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5 of the Dobson Credit Agreement.

                  "Lender Addendum": with respect to any initial Lender, a Lender Addendum, substantially in the form of Exhibit J of the Dobson Credit Agreement, to be executed and delivered by such Lender on the Closing Date as provided in Section 11.17 of the Dobson Credit Agreement.

                  "Lenders": the several banks and other financial institutions or entities from time to time parties to the Dobson Credit Agreement.

                  "Letters of Credit": as defined in Section 3.1(a) of the Dobson Credit Agreement.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  "Liquidity": means at any time, the Revolving Credit Availability plus the aggregate amount of all cash and Cash Equivalents held by DOC, the Borrower and each Subsidiary Guarantor at such time.

                  "Loan": any loan made by any Lender pursuant to the Dobson Credit Agreement.

                  "Loan Documents": this Agreement, the Security Documents, the Applications, any fee letter entered into among any Loan Party and the Agents with respect to the Facilities and the Notes.

                  "Loan Parties":  The Borrower and each Guarantor.

                  "Merger": the merger of (i) Dobson/Sygnet, SWI and Sygnet Communications Inc. into and with the Borrower pursuant to which the Borrower is the surviving entity and (ii) Sygnet Lease Co., LLC into and with DOC Lease Co., LLC pursuant to which DOC Lease Co., LLC is the surviving entity.

                  "Moody's":  Moody's Investors Service, Inc.

                  "Mortgages": each of the mortgages and deeds of trust made by any Loan Party in favor of, or for the benefit of, the Administrative Agent for the benefit of the Secured Parties, in form and substance reasonably satisfactory to the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time.

                  "Net Cash Proceeds": (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset which is the subject of such Asset Sale or Recovery Event (other than any Lien pursuant to a Security Document) and other customary fees and expenses actually incurred in connection therewith and net of Taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available Tax credits or deductions and any Tax sharing or allocation arrangements), (b) in connection with any issuance or sale of equity securities or debt securities or instruments or the incurrence of loans, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith and (c) in connection with any Purchase Price Refund, the cash amount thereof, net of any expenses incurred in the collection thereof.

                  "New Parent Senior Notes": the 8.875% senior notes due 2013 issued by the Parent pursuant to the New Parent Senior Notes Indenture.

                  "New Parent Senior Notes Indenture": the indenture, dated as of September 26, 2003, entered into by the Parent in connection with the issuance of the New Parent Senior Notes, together with all instruments and other agreements entered into by the Parent in connection therewith, as the same may be amended, supplemented or otherwise modified from time to time in accordance with Section 7.8 of the Dobson Credit Agreement.

                  "Note":  any promissory note evidencing any Loan.

                  "Obligations": the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans, the Reimbursement Obligations and all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender or any Qualified Counterparty, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit, any Specified Hedge Agreement or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise; provided that (i) obligations of DOC or any of its Subsidiaries under any Specified Hedge Agreement shall be secured and guaranteed pursuant to the Security Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (ii) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Specified Hedge Agreements.

                  "Parent": Dobson Communications Corporation, an Oklahoma corporation.

                  "Parent 12.25% Senior Exchangeable Preferred Stock": the 12.25% senior exchangeable preferred stock of the Parent due 2008, to be redeemed in part pursuant to the Transactions.

                  "Parent 13% Senior Exchangeable Preferred Stock": the 13% senior exchangeable preferred stock of the Parent due 2009.

                  "Parent Interest Coverage Ratio": for any period, the ratio of
(a) Consolidated EBITDA of the Parent for such period to (b) Consolidated Interest Expense of the Parent for such period; provided that in determining the Parent Interest Coverage Ratio with respect to the Parent, none of the Unrestricted Group shall be included as a Subsidiary of the Parent in the foregoing calculations.

                  "Parent Leverage Ratio": as at the last day of any period of four consecutive fiscal quarters of the Parent, the ratio of (a) Consolidated Total Debt of the Parent (excluding any Indebtedness of DOC or any of its Subsidiaries which is owed to the Parent or any of its Subsidiaries and which
(i) is subordinated to the payment in full of the Obligations, (ii) does not require any payment, including of interest, in cash at any time prior to the payment in full of the Term Loans and (iii) is on terms acceptable to the Administrative Agent) on such day to (b) Consolidated EBITDA of the Parent for such period; provided that for purposes of calculating Consolidated EBITDA of the Parent for any period, (i) the Consolidated EBITDA of any Person acquired by the Parent or any of its Subsidiaries during such period shall be included on a pro forma basis for such period (assuming the consummation of such acquisition occurred on the first day of such period) if the consolidated balance sheet of such acquired Person and its consolidated Subsidiaries as at the end of the period preceding the acquisition of such Person and the related consolidated statements of income and stockholders' equity and of cash flows for the period in respect of which Consolidated EBITDA is to be calculated (x) have been previously provided to the Administrative Agent and the Lenders and (y) either
(1) have been reported on without a qualification arising out of the scope of the audit by independent certified public accountants of nationally recognized standing or (2) have been found acceptable by the Administrative Agent and (ii) the Consolidated EBITDA of any Person Disposed of by the Parent or any of its Subsidiaries during such period shall be excluded for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period); provided that in determining the Parent Leverage Ratio, none of the Unrestricted Group shall be included as a Subsidiary of the Parent in the foregoing calculations.

                  "Parent Notes": collectively, the Existing Parent Senior Notes, the New Parent Senior Notes and any other senior unsecured Indebtedness for borrowed money issued by the Parent in accordance with this Agreement.

                  "Parent Preferred Stock": the Parent 12.25% Senior Exchangeable Preferred Stock, the Parent 13% Senior Exchangeable Preferred Stock and the Parent Series F Convertible Preferred Stock.

                  "Parent Series F Convertible Preferred Stock": the Series F convertible preferred stock of the Parent.

                  "PCS Systems": the wireless cellular telecommunication systems offering "Personal Communication Services" authorized under Part 24 of the FCC Rules (47 C.F.R. Sections 24.1 et seq.).

                  "Permitted Acquisition": any acquisition of all or substantially all of the assets of, or Capital Stock of, a Person if immediately before and after giving effect thereto: (a) no Default shall have occurred and be continuing or could reasonably be expected to result therefrom, (b) all transactions related thereto shall be consummated without material contravention of any applicable Requirements of Law and Authorizations, (c) 90% of the Capital Stock of any acquired or newly formed corporation, partnership, association or other business entity is owned directly by the Borrower, DOC or any of its Wholly Owned Subsidiaries (which is a Domestic Subsidiary) and all actions required to be taken, if any, with respect to such acquired or newly formed Subsidiary under Section 6.10 shall have been taken, (d) the Administrative Agent shall have approved (such approval not to be unreasonably withheld or delayed) the respective amounts of each such acquired Person's or business's actual and contingent liabilities to the extent that such liabilities would be recourse to DOC and its Subsidiaries, (e) such acquisition shall have been approved and recommended by the board of directors or equivalent governing body of the Person to be acquired or from which such assets are to be acquired and such approval and recommendation has not been withdrawn, (f) not less than 14 days prior to the consummation thereof, the Borrower shall have delivered to the Administrative Agent and the Lenders a pro forma income statement and balance sheet for DOC and its Subsidiaries (after giving effect to such acquisition) and an officer's certificate certifying compliance with each of the foregoing and containing all information necessary for determining such compliance, together with all relevant financial statements, projections and information, in each case, satisfactory to the Administrative Agent, (g) each material Authorization issued by any Communications Regulatory Authority to be acquired in connection with such acquisition shall be valid, binding, enforceable, and subsisting without any defaults (except defaults which could not reasonably be expected to result in the termination, revocation or non-renewal of such Authorization) thereunder or enforceable materially adverse limitations thereon and shall not be subject to any proceedings or claims (except proceedings or claims which could not reasonably be expected to result in the termination, revocation or non-renewal of such Authorization) opposing the issuance, development, or use thereof or contesting the validity thereof unless the acquiring Person has entered into an agreement with the seller of such Authorization protecting such Person from such adverse limitations, proceedings, or claims, which agreement shall be on terms and conditions, and from a Person whose credit is, satisfactory to Administrative Agent, (h) as of the closing of such acquisition, after giving effect thereto, the acquiring Person shall be Solvent and the Parent, the Borrower and DOC, each on a consolidated basis, shall each be Solvent and (i) to the extent that DOC or its Subsidiaries will make any Supplemental Capital Expenditures in connection with such acquisition, the Required Lenders shall have consented to such Supplemental Capital Expenditures.

                  "Permitted Asset Swap": A Disposition of Cellular/PCS Assets owned by DOC or any of its Subsidiaries that satisfies each of the following conditions: (a) such Disposition shall be in substantially contemporaneous exchange for the acquisition of other Cellular/PCS Assets, (b) such acquisition of other Cellular/PCS Assets shall be a Permitted Acquisition, (c) immediately prior to and after giving effect to the Disposition of such Cellular/PCS Assets and acquisition of other Cellular/PCS Assets, no Default or Event of Default shall have occurred and be continuing or could reasonably be expected to result therefrom, (d) the consideration received for such Disposition shall be at least equal to the Fair Market Value of the Cellular/PCS Assets Disposed of, (e) any cash consideration received, after giving effect to such Disposition and substantially contemporaneous acquisition, shall not exceed 50% of the aggregate consideration received and shall in each case be a bona fide means of equalizing the value between the Cellular/PCS Assets Disposed of and those acquired and (f) within 5 days of the consummation of such Disposition (and if applicable, within 5 days of such substantially contemporaneous acquisition) the Borrower shall have delivered to the Administrative Agent an officer's certificate certifying satisfaction of the conditions set forth in this definition and demonstrating pro forma compliance with the financials covenants set forth in Section 7.1 of the Dobson Credit Agreement.

                  "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including Capital Stock.

                  "PUC": any state regulatory agency or governmental authority that exercises jurisdiction over the services provided via, or the ownership, construction, or operation of, commercial mobile radio service facilities.

                  "Purchase Price Refund": any amount received by DOC or any of its Subsidiaries as a result of a purchase price adjustment or similar event in connection with any acquisition of Property by DOC or any of its Subsidiaries.

                  "Qualified Counterparty": with respect to any Specified Hedge Agreement, any counterparty thereto that, at the time such Specified Hedge Agreement was entered into, was a Lender or an affiliate of a Lender.

                  "Recovery Event": any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to any asset of DOC or any of its Subsidiaries which results in DOC or its Subsidiaries receiving a settlement or payment which (i) when aggregated with all settlements and payments from all such insurance claims and condemnation proceedings received in the same fiscal year of DOC is in excess of $5,000,000 (but only to the extent that they exceed $5,000,000) and (ii) for any single insurance claim or condemnation proceeding (in excess of the aggregate amount referred to in clause (i)) is equal to or greater than $50,000.

                  "Reimbursement Obligation": the obligation of the Borrower to reimburse each Issuing Lender pursuant to Section 3.5 of the Dobson Credit Agreement for amounts drawn under Letters of Credit issued by such Issuing Lender.

                  "Reinvestment Deferred Amount": with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by DOC or any of its Subsidiaries in connection therewith that are not applied to prepay the Term Loans or reduce the Revolving Credit Commitments pursuant to Section 2.12(b) of the Dobson Credit Agreement as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event": any Asset Sale, Purchase Price Refund or Recovery Event in respect of which the Borrower has delivered a Reinvestment Notice.

                  "Reinvestment Notice": a written notice executed by a Responsible Officer stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through a Subsidiary of the Borrower) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale, Purchase Price Refund or Recovery Event to acquire assets useful in its business.

                  "Required Lenders": at any time, the holders of more than 50% of (a) until the Closing Date, the Commitments and (b) thereafter, the sum of
(i) the aggregate unpaid principal amount of the Term Loans then outstanding and
(ii) the Total Revolving Credit Commitments then in effect or, if the Revolving Credit Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law (including the Communications Act), treaty, rule or regulation or determination of an arbitrator or a court or of the FCC, any PUC or any other Governmental Authority, in each case applicable to or binding upon such Person or any of its Property or to which such Person or any of its Property is subject.

                  "Responsible Officer": the chief executive officer, president, chief financial officer or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or treasurer of the Borrower.

                  "Restricted Payments": The Borrower and DOC hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the Borrower and DOC shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly: Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Parent, the Borrower or DOC or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent, the Borrower or DOC or any of its subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or DOC or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that: (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor; (b) the Borrower may make Restricted Payments in the form of its Capital Stock to DOC and DOC may make Restricted Payments in the form of its Capital Stock to the Parent; (c) so long as no Default shall have occurred and be continuing or would result therefrom (determined on a pro forma basis after giving effect thereto), the Borrower may pay dividends or make loans to DOC and DOC may pay dividends to the Parent: (i) to pay corporate overhead expenses incurred in the ordinary course of business (which have been allocated to DOC and its Subsidiaries, and are in amounts, in accordance with Section 8.7 of the Dobson Credit Agreement);
(ii) to pay Taxes which are then due and payable by the Parent and DOC as part of a consolidated group pursuant to the Tax Sharing Agreement (except any such Taxes which are attributable to Subsidiaries of the Parent other than DOC and its Subsidiaries); (iii) to pay regularly scheduled interest payments which are due and payable with respect to the Parent Notes; (iv) to pay regularly scheduled dividends which are then due and payable with respect to the Parent Preferred Stock (to the extent required, or elected by the Parent, to be paid in cash); and (v) in an aggregate amount not to exceed the respective portions of Excess Cash Flow which in each fiscal year of DOC are not required to be applied or offered in mandatory prepayment of the Loans pursuant to
Section 2.12(c) of the Dobson Credit Agreement (provided that, with respect to any Restricted Payment pursuant to this clause (v), (A) no Default shall have occurred or would result therefrom determined on a pro forma basis as if such Restricted Payment had been made on the last day of each applicable fiscal year of DOC in which any such Excess Cash Flow is generated (but excluding, for the purposes of such determination, any Restricted Payments made in cash pursuant to this clause (v) during such fiscal year), (B) the amount of Liquidity immediately before and after giving effect to such Restricted Payment shall not be less than $50,000,000, (C) the Parent Leverage Ratio shall be less than 6.0:1 both immediately before and after giving effect to such Restricted Payment (determined on a pro forma basis) and (D) the Borrower shall have complied with its obligations pursuant to Section 2.12(c) of the Dobson Credit Agreement.

                  "Restricted Subsidiary": means each Subsidiary of the Parent that is not an Unrestricted Subsidiary.

                  "Revolving Credit Availability": at any time, the maximum amount of Available Revolving Credit Commitments which may be borrowed by the Borrower pursuant to Section 2.4 of the Dobson Credit Agreement at such time in compliance with Section 5.2 of the Dobson Credit Agreement (including on a pro forma basis as provided in Section 5.2 of the Dobson Credit Agreement).

                  "Revolving Credit Commitment": as to any Lender, the obligation of such Lender, if any, to make Revolving Credit Loans and participate in Swing Line Loans and Letters of Credit, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading "Revolving Credit Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

                  "Revolving Credit Commitment Period": the period from and including the Closing Date to the Revolving Credit Termination Date.

                  "Revolving Credit Facility": as defined in the definition of "Facility" above.

                  "Revolving Credit Lender": each Lender that has a Revolving Credit Commitment or that is the holder of Revolving Credit Loans.

                  "Revolving Credit Loans": as defined in Section 2.4 of the Dobson Credit Agreement.

                  "Revolving Credit Percentage": as to any Revolving Credit Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the Total Revolving Credit Commitments (or, at any time after the Revolving Credit Commitments shall have expired or terminated, the percentage which the aggregate amount of such Lender's

Revolving Extensions of Credit then outstanding constitutes the amount of the Total Revolving Extensions of Credit then outstanding).

                  "Revolving Credit Termination Date": October 23, 2009 (or such earlier date on which the Loans become due and payable pursuant to Section 9 of the Dobson Credit Agreement).

                  "Revolving Extensions of Credit": as to any Revolving Credit Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans made by such Lender then outstanding, (b) such Lender's Revolving Credit Percentage of the L/C Obligations then outstanding and (c) such Lender's Revolving Credit Percentage of the aggregate principal amount of Swing Line Loans then outstanding.

                  "S&P": Standard & Poor's Rating Services.

                  "Secured Parties": as defined in the Guarantee and Collateral Agreement.

                  "Security Documents": the collective reference to the Guarantee and Collateral Agreement, the Mortgages and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any Property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document.

                  "Solvent": with respect to any Person, as of any date of determination, (a) the amount of the "present fair saleable value" of the assets of such Person will, as of such date, exceed the amount of all "liabilities of such Person, contingent or otherwise", as of such date, as such quoted terms are determined in accordance with applicable federal and state laws governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its debts as such debts become absolute and matured, (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business, and (d) such Person will be able to pay its debts as they mature. For purposes of this definition, (i) "debt" means liability on a "claim", and (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured or unmatured, disputed, undisputed, secured or unsecured.

                  "Specified Hedge Agreement": any Hedge Agreement entered into by the Borrower or any Subsidiary Guarantor and any Qualified Counterparty.

                  "Subsidiary": as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified or the context otherwise requires, all references to a "Subsidiary" or to "Subsidiaries" in the Dobson Credit Agreement shall refer to a Subsidiary or Subsidiaries of DOC.

                  "Subsidiary Guarantor": each Subsidiary of DOC that is a Guarantor (provided that the Cellular Partnerships shall not be required to be Guarantors).

                  "Supplemental Capital Expenditures": means, for any period, the Capital Expenditures, which have been consented to in writing by the Required Lenders, projected to be made in such period (in excess of the Capital Expenditures permitted for such period by Sections 7.1(e)(ii)(w), (x) and (y) of the Dobson Credit Agreement) by DOC and its Subsidiaries in connection with a Permitted Acquisition.

                  "Swing Line Commitment": the obligation of the Swing Line Lender to make Swing Line Loans pursuant to Section 2.6 of the Dobson Credit Agreement in an aggregate principal amount at any one time outstanding not to exceed $20,000,000.

                  "Swing Line Lender": Lehman Commercial Paper Inc., in its capacity as the lender of Swing Line Loans.

                  "Swing Line Loans": as defined in Section 2.6 of the Dobson Credit Agreement.

                  "Syndication Agent": Bear Stearns Corporate Lending Inc.

                  "System": each of the Cellular Systems and PCS Systems, now or hereafter owned, operated, or managed by DOC or its Subsidiaries.

                  "Taxes": means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

                  "Tax Sharing Agreement": the consolidated income tax payment agreement dated as of February 28, 1997, entered into among the Parent and its Subsidiaries (as such agreement may be further amended from time to time with the consent of Administrative Agent).

                  "Term Loans": as defined in Section 2.1 of the Dobson Credit Agreement.

                  "Term Loan Commitment": as to any Lender, the obligation of such Lender, if any, to make a Term Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading "Term Loan Commitment" opposite such Lender's name on Schedule 1 to the Lender Addendum delivered by such Lender, or, as the case may be, in the Assignment and Acceptance pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original aggregate amount of the Term Loan Commitments is $550,000,000.

                  "Total Revolving Credit Commitments": at any time, the aggregate amount of the Revolving Credit Commitments then in effect. The original aggregate amount of the Total Revolving Credit Commitments is $150,000,000.

                  "Total Revolving Extensions of Credit": at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Credit Lenders outstanding at such time.

                  "Transactions": collectively, each Merger, the Issuance of the New Parent Senior Notes and the refinancings and repurchases contemplated in Sections 4.16(a) and 5.1(b) of the Dobson Credit Agreement.

                  "Unrestricted Group": ACC and its Subsidiaries and each other Unrestricted Subsidiary.

                  "Unrestricted Subsidiary": each Subsidiary of the Parent (other than DOC and its Subsidiaries) which, from time to time, has been designated as an "Unrestricted Subsidiary" pursuant to a resolution of the Board of Directors of the Parent and notified in writing to the Administrative Agent; provided that no Restricted Subsidiary which is a Guarantor may become an Unrestricted Subsidiary, and no Unrestricted Subsidiary may become a Restricted Subsidiary, without the prior written consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed).

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.


               SELECTED PROVISIONS OF THE DOBSON CREDIT AGREEMENT


                  SECTION 2.1. TERM LOAN COMMITMENTS. Subject to the terms and conditions hereof, the Lenders severally agree to make term loans (the "Term Loans") to the Borrower on the Closing Date in an amount not to exceed the amount of the Term Loan Commitment of such Lender. The Term Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.13.


                  SECTION 2.2. PROCEDURE FOR TERM LOAN BORROWING. The Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the anticipated Closing Date) requesting that the Term Loan Lenders make the Term Loans on the Closing Date. The Term Loans made on the Closing Date shall initially be Base Rate Loans, and no Term Loan may be converted into or continued as a Eurodollar Loan having an Interest Period in excess of one month prior to the Syndication Date. Upon receipt of such Borrowing Notice the Administrative Agent shall promptly notify each

Term Loan Lender thereof. Not later than 12:00 Noon, New York City time, on the Closing Date each Term Loan Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the Term Loan or Term Loans to be made by such Lender. The Administrative Agent shall make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Term Loan Lenders, in like funds as received by the Administrative Agent.


                  SECTION 2.4. REVOLVING CREDIT COMMITMENTS. (a) Subject to the terms and conditions hereof, the Revolving Credit Lenders severally agree to make revolving credit loans ("Revolving Credit Loans") to the Borrower from time to time during the Revolving Credit Commitment Period in an aggregate principal amount at any one time outstanding for each Revolving Credit Lender which, when added to such Lender's Revolving Credit Percentage of the sum of

                           (i) the L/C Obligations then outstanding and

                           (ii) the aggregate principal amount of the Swing Line
                  Loans then outstanding, does not exceed the amount of such Lender's Revolving Credit Commitment. During the Revolving Credit Commitment Period the Borrower may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Credit Loans may from time to time be Eurodollar Loans or Base Rate Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.5 and 2.13, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan after the day that is one month prior to the Revolving Credit Termination Date.

                  (b) The Borrower shall repay all outstanding Revolving Credit Loans on the Revolving Credit Termination Date.


                  SECTION 2.6. SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("Swing Line Loans") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that

                           (i) the aggregate principal amount of Swing Line
                  Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and

                           (ii) the Borrower shall not request, and the Swing
                  Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.


                  SECTION 2.5. PROCEDURES FOR REVOLVING CREDIT BORROWING. The Borrower may borrow under the Revolving Credit Commitments on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall deliver to the Administrative Agent a Borrowing Notice (which Borrowing Notice must be received by the Administrative Agent prior to 12:00 Noon, New York City time, (a) three Business Days prior to the requested Borrowing Date, in the case of Eurodollar Loans, or

                  (b) one Business Day prior to the requested Borrowing Date, in the case of Base Rate Loans). Any Revolving Credit Loans made, converted or continued before the Syndication Date shall be Base Rate Loans or Eurodollar Loans having an Interest Period of one month. Each borrowing of Revolving Credit Loans under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $1,000,000 or a whole multiple thereof (or, if the then aggregate Available Revolving Credit Commitments are less than $1,000,000, such lesser amount) and (y) in the case of Eurodollar Loans, $5,000,000 or a whole multiple of $1,000,000 in excess thereof; provided that the Swing Line Lender may request, on behalf of the Borrower, borrowings of Base Rate Loans under the Revolving Credit Commitments in other amounts pursuant to
Section 2.7. Upon receipt of any such Borrowing Notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Credit Lender thereof. Each Revolving Credit Lender will make its Revolving Credit Percentage of the amount of each borrowing of Revolving Credit Loans available to the Administrative Agent for the account of the Borrower at the Funding Office prior to 12:00 Noon, New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent in like funds as received by the Administrative Agent.


                  SECTION 2.6. SWING LINE COMMITMENT. (a) Subject to the terms and conditions hereof, the Swing Line Lender agrees that, during the Revolving Credit Commitment Period, it will make available to the Borrower in the form of swing line loans ("Swing Line Loans") a portion of the credit otherwise available to the Borrower under the Revolving Credit Commitments; provided that

                           (i) the aggregate principal amount of Swing Line
                  Loans outstanding at any time shall not exceed the Swing Line Commitment then in effect (notwithstanding that the Swing Line Loans outstanding at any time, when aggregated with the Swing Line Lender's other outstanding Revolving Credit Loans hereunder, may exceed the Swing Line Commitment then in effect or such Swing Line Lender's Revolving Credit Commitment then in effect) and

                           (ii) the Borrower shall not request, and the Swing
                  Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the aggregate amount of the Available Revolving Credit Commitments would be less than zero. During the Revolving Credit Commitment Period, the Borrower may use the Swing Line Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof. Swing Line Loans shall be Base Rate Loans only.

                  (b) The Borrower shall repay all outstanding Swing Line Loans on the Revolving Credit Termination Date.


                  SECTION 2.7. PROCEDURE FOR SWING LINE BORROWING; REFUNDING OF SWING LINE LOANS. (a) The Borrower may borrow under the Swing Line Commitment on any Business Day during the Revolving Credit Commitment Period, provided that the Borrower shall give the Swing Line Lender irrevocable telephonic notice confirmed promptly in writing (which telephonic notice must be received by the Swing Line Lender not later than 1:00 P.M., New York City time, on the proposed Borrowing Date), specifying

                           (i) the amount to be borrowed and

                           (ii) the requested Borrowing Date. Each borrowing
                  under the Swing Line Commitment shall be in an amount equal to $500,000 or a whole multiple of $100,000 in excess thereof. Not later than 3:00 P.M., New York City time, on the Borrowing Date specified in the borrowing notice in respect of any Swing Line Loan, the Swing Line Lender shall make available to the Administrative Agent at the Funding Office an amount in immediately available funds equal to the amount of such Swing Line Loan. The Administrative Agent shall make the proceeds of such Swing Line Loan available to the Borrower on such Borrowing Date in like funds as received by the Administrative Agent.

                  (b) The Swing Line Lender, at any time and from time to time in its sole and absolute discretion may, on behalf of the Borrower (which hereby irrevocably directs the Swing Line Lender to act on its behalf), on one Business Day's notice given by the Swing Line Lender no later than 12:00 Noon, New York City time, request each Revolving Credit Lender to make, and each Revolving Credit Lender hereby agrees to make, a Revolving Credit Loan (which shall initially be a Base Rate Loan), in an amount equal to such Revolving Credit Lender's Revolving Credit Percentage of the aggregate amount of the Swing Line Loans (the "Refunded Swing Line Loans") outstanding on the date of such notice, to repay the Swing Line Lender. Each Revolving

Credit Lender shall make the amount of such Revolving Credit Loan available to the Administrative Agent at the Funding Office in immediately available funds, not later than 10:00 A.M., New York City time, one Business Day after the date of such notice. The proceeds of such Revolving Credit Loans shall be made immediately available by the Administrative Agent to the Swing Line Lender for application by the Swing Line Lender to the repayment of the Refunded Swing Line Loans.

                  (c) If prior to the time a Revolving Credit Loan would have otherwise been made pursuant to Section 2.7(b), one of the events described in
Section 9(f) shall have occurred and be continuing with respect to the Borrower, or if for any other reason, as determined by the Swing Line Lender in its sole discretion, Revolving Credit Loans may not be made as contemplated by Section 2.7(b), each Revolving Credit Lender shall, on the date such Revolving Credit Loan was to have been made pursuant to the notice referred to in Section 2.7(b) (the "Refunding Date"), purchase for cash an undivided participating interest in the then outstanding Swing Line Loans by paying to the Swing Line Lender an amount (the "Swing Line Participation Amount") equal to (i) such Revolving Credit Lender's Revolving Credit Percentage times (ii) the sum of the aggregate principal amount of Swing Line Loans then outstanding which were to have been repaid with such Revolving Credit Loans.

                  (d) Whenever, at any time after the Swing Line Lender has received from any Revolving Credit Lender such Lender's Swing Line Participation Amount, the Swing Line Lender receives any payment on account of the Swing Line Loans, the Swing Line Lender will distribute to such Lender its Swing Line Participation Amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender's pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Swing Line Loans then due); provided, however, that in the event that such payment received by the Swing Line Lender is required to be returned, such Revolving Credit Lender will return to the Swing Line Lender any portion thereof previously distributed to it by the Swing Line Lender.

                  (e) Each Revolving Credit Lender's obligation to make the Loans referred to in Section 2.7(b) and to purchase participating interests pursuant to Section 2.7(c) shall be absolute and unconditional and shall not be affected by any circumstance, including

                           (i) any setoff, counterclaim, recoupment, defense or
                  other right which such Revolving Credit Lender or the Borrower may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever;

                           (ii) the occurrence or continuance of a Default or an
                  Event of Default or the failure to satisfy any of the other conditions specified in Section 5;

                           (iii) any adverse change in the condition (financial
                  or otherwise) of the Borrower;

                           (iv) any breach of this Agreement or any other Loan
                  Document by the Borrower, any other Loan Party or any other Revolving Credit Lender; or

                           (v) any other circumstance, happening or event
                  whatsoever, whether or not similar to any of the foregoing.


                  SECTION 2.9. COMMITMENT FEES, ETC. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Credit Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Credit Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Revolving Credit Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Revolving Credit Termination Date, commencing on the first of such dates to occur after the date hereof.


                  SECTION 2.12. MANDATORY PREPAYMENTS. (a) Unless the Required Prepayment Lenders shall otherwise agree, if any Capital Stock shall be issued (excluding any Capital Stock issued by DOC to the Parent or by a Wholly-Owned Subsidiary of DOC to the direct parent of such Subsidiary), or any Indebtedness shall be incurred (excluding any Indebtedness incurred pursuant to Section 7.2 (as such section is in effect on the date of this Agreement), other than pursuant to Section 7.2(j)), by DOC or any of its Subsidiaries, then on the date of such issuance or incurrence, the Loans shall be prepaid by an amount equal to the amount of the Net Cash Proceeds of such issuance or incurrence, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the issuance of any equity securities by any entity whose equity securities are pledged pursuant to the Guarantee and Collateral Agreement, or a consent to the incurrence of any Indebtedness by DOC or any of its Subsidiaries.

                  (b) Unless the Required Prepayment Lenders shall otherwise agree, if on any date DOC or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale, Purchase Price Refund or Recovery Event then, unless a Reinvestment Notice shall be delivered in respect thereof (which may be delivered, and pursuant to which any such reinvestment may be made, only if no Default or Event of Default has occurred which is continuing), within 20 days following the date of receipt by DOC or any of its Subsidiaries of such Net Cash Proceeds, the Loans shall be prepaid by an amount equal to the amount of such Net Cash Proceeds, as set forth in Section 2.12(d); provided that, notwithstanding the foregoing, on each Reinvestment Prepayment Date the Loans shall be prepaid by an amount equal to the Reinvestment Prepayment Amount with respect to the relevant Reinvestment Event, as set forth in Section 2.12(d). The provisions of this Section do not constitute a consent to the consummation of any Disposition not permitted by Section 7.5.

                  (c) Unless the Required Prepayment Lenders shall otherwise agree, if, at the end of any fiscal year of DOC, the Parent Leverage Ratio for the preceding four fiscal quarters is equal to or greater than 4.15 to 1, the Loans shall be prepaid by an amount equal to 50% of such Excess Cash Flow, as set forth in Section 2.12(d). Each such prepayment shall be made on a date (an "Excess Cash Flow Application Date") no later than five days after the earlier of (i) the date on which the financial statements of DOC referred to in Section 6.1(a), for the fiscal year with respect to which such prepayment is made, are required to be delivered to the Lenders and (ii) the date such financial statements are actually delivered.

                  (d) (i) Amounts to be applied in connection with prepayments and Commitment reductions made pursuant to this Section shall be applied, subject as provided in clause (d)(ii) below, first, to the prepayment of the Term Loans and, second, to the prepayment of the Revolving Credit Loans outstanding (but without reducing the Revolving Credit Commitment). Each such prepayment of the Term Loans shall be applied pro rata to reduce the remaining repayment installments thereof pursuant to Section 2.3; provided that the amounts prepaid with respect to the Term Loans may not be reborrowed.

                           (ii) Notwithstanding the foregoing, any Term Loan
                  Lender may, at its option, elect not to accept such mandatory prepayment of its Term Loan (any Term Loan Lender making such election being a "Declining Lender") as follows: each Declining Lender shall give written notice thereof to the Administrative Agent not later than 10:00 a.m. New York City time on the Business Day preceding the date (as notified to each Term Loan Lender by the Administrative Agent pursuant to a notice substantially in the form of Exhibit H) of the applicable prepayment. On such date of prepayment, (x) an amount equal to that portion of the Term Loans then to be prepaid to the Term Loan Lenders (less the amount thereof that would otherwise be payable to Declining Lenders) shall be paid to the Term Loan Lenders that are not Declining Lenders and
                  (y) an amount equal to that portion of the Term Loans that would otherwise be payable to Declining Lenders shall be applied first in further prepayment of the Term Loans held by Term Loan Lenders that are not Declining Lenders (to the extent that they have not declined such further prepayment) and second to the prepayment of the Revolving Credit Loans outstanding, in each case on the basis provided in clause
                  (d)(i) above. In the event that the Administrative Agent has not, with respect to any mandatory prepayment, received a notice from a Term Loan Lender in accordance with this clause
                  (d)(ii), such Term Loan Lender shall be deemed to have waived its rights under this clause (d)(ii) to decline receipt thereof.


                  SECTION 2.13. CONVERSION AND CONTINUATION OPTIONS. (a) The Borrower may elect from time to time to convert Eurodollar Loans to Base Rate Loans by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans may be made only on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert Base Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election (which notice shall specify the length of the initial

Interest Period therefor), provided that no Base Rate Loan under a particular Facility may be converted into a Eurodollar Loan

                           (i) when any Event of Default has occurred and is
                  continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such conversions or

                           (ii) after the date that is one month prior to the
                  final scheduled termination or maturity date of such Facility. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.

                  (b) The Borrower may elect to continue any Eurodollar Loan as such upon the expiration of the then current Interest Period with respect thereto by giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in
Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan under a particular Facility may be continued as such

                           (i) when any Event of Default has occurred and is
                  continuing and the Administrative Agent has, or the Majority Facility Lenders in respect of such Facility have, determined in its or their sole discretion not to permit such continuations or

                           (ii) after the date that is one month prior to the
                  final scheduled termination or maturity date of such Facility, and provided, further, that if the Borrower shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso, such Loans shall be converted automatically to Base Rate Loans on the last day of such then expiring Interest Period. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof.


                  SECTION 2.15. INTEREST RATES AND PAYMENT DATES. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin in effect for such day.

                  (b) Each Base Rate Loan shall bear interest for each day on which it is outstanding at a rate per annum equal to the Base Rate in effect for such day plus the Applicable Margin in effect for such day.

                  (c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), all outstanding Loans and Reimbursement Obligations (whether or not overdue) (to the extent legally permitted) shall bear interest at a rate per annum that is equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Base Rate Loans under the Revolving Credit Facility plus 2%, and

                           (ii) if all or a portion of any interest payable on
                  any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Base Rate Loans under the relevant Facility plus 2% (or, in the case of any such other amounts that do not relate to a particular Facility, the rate then applicable to Base Rate Loans under the Revolving Credit Facility plus 2%), in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (after as well as before judgment).

                  (d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section shall be payable from time to time on demand.


                  SECTION 3.1. L/C COMMITMENT. (a) Subject to the terms and conditions hereof, each Issuing Lender, in reliance on the agreements of the other Revolving Credit Lenders set forth in Section 3.4(a), agrees to issue letters of credit (the "Letters of Credit") for the account of the Borrower on any Business Day during the Revolving Credit Commitment Period in such form as may be approved from time to time by such Issuing Lender; provided that no such Letter of Credit shall be issued if, after giving effect to such issuance,

                           (i) the L/C Obligations plus the aggregate amount of
                  Indebtedness outstanding at such time pursuant to Section 7.2(k) would exceed the L/C Commitment or

                           (ii) the aggregate amount of the Available Revolving
                  Credit Commitments would be less than zero. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance and (y) the date which is five Business Days prior to the Revolving Credit Termination Date; provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above).


                  SECTION 3.4. L/C PARTICIPATIONS. (a) Each Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce each Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from each Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk, an undivided interest equal to such L/C Participant's Revolving Credit Percentage in each Issuing Lender's obligations and rights under each Letter of Credit issued by such Issuing Lender hereunder and the amount of each draft paid by such Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with each Issuing Lender that, if a draft is paid under any Letter of Credit issued by such Issuing Lender for which such Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay upon demand to the Administrative Agent (for the account of such Issuing Lender) at the Administrative Agent's address for notices specified herein, and the Administrative Agent shall promptly thereafter pay to such Issuing Lender, an amount equal to such L/C Participant's Revolving Credit Percentage of the amount of such draft, or any part thereof, that is not so reimbursed.


                  SECTION 3.5. REIMBURSEMENT OBLIGATION OF THE BORROWER. The Borrower agrees to reimburse each Issuing Lender, on each date on which such Issuing Lender notifies the Borrower of the date and amount of a draft presented under any Letter of Credit and paid by such Issuing Lender, for the amount of
(a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by such Issuing Lender in connection with such payment (the amounts described in the foregoing clauses (a) and (b) in respect of any drawing, collectively, the "Payment Amount"). Each such payment shall be made to such Issuing Lender at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on each Payment Amount from the date of the applicable drawing until payment in full at the rate set forth in

                           (i) until the second Business Day following the date
                  of the applicable drawing, Section 2.15(b) and

                           (ii) thereafter, Section 2.15(c).

                  Each drawing under any Letter of Credit shall (unless an event of the type described in clause (i) or (ii) of Section 9(f) shall have occurred and be continuing with respect to the Borrower, in which case the procedures specified in Section 3.4 for funding by L/C Participants shall apply) constitute a request by the Borrower to the Administrative Agent for a borrowing pursuant to Section 2.5 of Base Rate Loans (or, at the option of the Administrative Agent and the Swing Line Lender in their sole discretion, a borrowing pursuant to
Section 2.7 of Swing Line Loans) in the amount of such drawing. The Borrowing Date with respect to such borrowing shall be the first date on which a borrowing of Revolving Credit Loans (or, if applicable, Swing Line Loans) could be made, pursuant to Section 2.5 (or, if applicable, Section 2.7), if the Administrative Agent had received a notice of such borrowing at the time the Administrative Agent receives notice from the relevant Issuing Lender of such drawing under such Letter of Credit.

                  SECTION 4.16. USE OF PROCEEDS. (a) The proceeds of the Term Loans shall be used:

                           (i)(x) to repurchase, on or before November 15, 2003, all or substantially all of the Existing Dobson/Sygnet Senior Notes (and pending such application such proceeds of the Term Loans shall be held in a cash collateral account maintained with the Administrative Agent as security for the Obligations) and (y) to pay, on the Closing Date, all outstanding amounts under the Existing Sygnet Wireless Credit Facility;

                           (ii) to repay to the Parent the intercompany loans made by the Parent on September 26, 2003 (x) to the Borrower (made in the amount of $197,000,000 to prepay certain Indebtedness under the Existing Sygnet Wireless Credit Facility) and (y) to DOC (made in the amount of $70,000,000 to prepay certain Indebtedness under the Existing DOC Credit Facility) provided that

                                    (1) the portion of Term Loans applied
                  pursuant to clause (ii)(y) shall be advanced by the Borrower to DOC as an unsecured loan (subordinated to the Obligations on terms acceptable to the Administrative Agent) and

                                    (2) the Parent shall apply the proceeds of
                  the Term Loans received by it pursuant to this clause (ii) in the redemption, on or before November 15, 2003, of $250,000,000 in aggregate liquidation preference of the Parent 12.25% Senior Exchangeable Preferred Stock (and pending such application by the Parent such proceeds of the Term Loans shall be held in a cash collateral account maintained with the Administrative Agent as security for the Obligations);

                  (iii) for general corporate purposes of the Borrower, DOC and its Subsidiaries (including the redemption or purchase of the portion of the Existing Dobson/Sygnet Senior Notes remaining after giving effect to the repurchase referred to in clause (i)(x) above); and (iv) to pay related fees and expenses.


                  SECTION 5.1. CONDITIONS TO INITIAL EXTENSION OF CREDIT. The agreement of each Lender to make the initial extension of credit requested to be made by it hereunder is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received

                           (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, the Parent and DOC,

                           (ii) the Guarantee and Collateral Agreement, executed
                  and delivered by a duly authorized officer of the Borrower, the Parent, DOC and each Subsidiary Guarantor and

                           (iii) a Lender Addendum executed and delivered by
                  each Lender and accepted by the Borrower.

                  (b) Transactions. The Administrative Agent shall have received (in a form reasonably satisfactory to the Administrative Agent), true and correct copies, certified as to authenticity by the Borrower, of each Transaction Document and such other documents or instruments as may be reasonably requested by the Administrative Agent, including a copy of any debt instrument, security agreement or other material contract to which the Loan Parties may be a party. Each Transaction Document shall be in full force and effect without any material amendment thereto or default thereunder. The following Transactions shall have been consummated, in each case in accordance with the terms of the relevant Transaction Documents:

                           (i) The Parent shall have received not less
                  $650,000,000 in aggregate principal amount of gross proceeds from the issuance of the New Parent Senior Notes;

                           (ii) Each Merger shall have been consummated on terms
                  satisfactory to the Administrative Agent; and

                           (iii) Simultaneously with the making of the Term
                  Loans hereunder, the Existing Credit Facilities shall be terminated and all amounts outstanding thereunder shall be paid in full.

                  (c) Financial Statements. The Lenders shall have received

                           (i) audited consolidated financial statements of the
                  Parent for the 2001 and 2002 fiscal years and

                           (ii) unaudited interim consolidated financial
                  statements of the Parent for each fiscal quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (i) of this paragraph as to which such financial statements are available; and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of Parent as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

                  (d) Pro Forma Balance Sheet. The Lenders shall have received the pro forma Balance Sheet of each of the Parent and its Subsidiaries (excluding the Unrestricted Group) as at the date of the most recent consolidated balance sheet delivered pursuant to Section 5.1(c), adjusted to give effect to the consummation of the Transactions and the financings contemplated hereby as if such transactions had occurred on such date.

                  (e) Approvals. All governmental, FCC, PUC and third party approvals and other Authorizations necessary or, in the discretion of the Administrative Agent, advisable in connection with the Credit Facilities, the Transactions, the continuing operations of the Parent and its Subsidiaries and the transactions contemplated hereby shall have been obtained and be in full force and effect, and all applicable waiting periods shall have expired without any action being taken or threatened by any competent authority which would restrain, prevent or otherwise impose adverse conditions on the Transactions or the financing contemplated hereby.

                  (f) Fees. The Lenders, the Administrative Agent and the Arrangers shall have received all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Agents), on or before the Closing Date. The Administrative Agent shall have received reimbursement of all out-of-pocket expenses of the Arrangers and the Administrative Agent payable by Borrower in connection with the Credit Facilities. All such amounts will be paid with proceeds of Loans made on the Closing Date and will be reflected in the funding instructions given by the Borrower to the Administrative Agent on or before the Closing Date.

                  (g) Business Plan. The Lenders shall have received a satisfactory business plan and analysis for the Parent (excluding the Unrestricted Group) for fiscal years 2003-2010.

                  (h) Solvency Analysis. The Lenders shall have received a reasonably satisfactory solvency analysis certified by the chief financial officer of each of the Borrower and the Parent which shall document the solvency of the Borrower and its Subsidiaries and the Parent and its Subsidiaries, in each case considered as a whole after giving effect to the Transactions and the financings contemplated hereby.

                  (i) Lien Searches. The Administrative Agent shall have received the results of a recent lien search in each of the jurisdictions in which Uniform Commercial Code financing statement or other filings or recordations should be made to evidence or perfect security interests in all assets of the DOC and its Subsidiaries, and such search shall reveal no Liens on any of the assets of DOC or any of its Subsidiaries, except for Liens permitted by Section 7.3 or Liens to be discharged on or prior to the Closing Date pursuant to documentation which shall have been delivered, and shall be satisfactory, to the Administrative Agent.

                  (j) Closing Certificate. The Administrative Agent shall have received a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with each of the appropriate insertions and attachments referred to therein (including certified charters from the relevant Secretary of State, by-laws and other organizational documents, board resolutions approving the Loan Documents, recent good standing certificates and other customary closing documentation with respect to each Loan Party) and (in the case of the Borrower) exhibiting up-to-date copies of the Transaction Documents, the Material Agreements and each agreement referred to on Schedule 8.6.

                  (k) Legal Opinions. The Administrative Agent shall have received the following executed legal opinions:

                           (i) the legal opinion of McAfee & Taft, counsel to
                  the Loan Parties, substantially in the form of Exhibit F-1;
                  and

                           (ii) the legal opinion of Wilkinson Barker Knauer,
                  LLP, as to certain FCC, PUC and other regulatory matters with respect to the Parent, DOC and its

                  Subsidiaries, substantially in the form of Exhibit F-2. Each such legal opinion shall cover such other matters incident to the transactions contemplated by this Agreement as the Administrative Agent may reasonably require.

                  (l) Pledged Stock; Stock Powers; Acknowledgment and Consent; Pledged Notes; Control Agreements. The Administrative Agent shall have received

                           (i) the certificates representing the shares of
                  Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof,

                           (ii) an Acknowledgment and Consent, substantially in
                  the form of Annex II to the Guarantee and Collateral Agreement, duly executed by any issuer of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement that is not itself a party to the Guarantee and Collateral Agreement,

                           (iii) each promissory note pledged pursuant to the
                  Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank satisfactory to the Administrative Agent) by the pledgor thereof and

                           (iv) executed control agreements (substantially in
                  the form of Annex III to the Guarantee and Collateral Agreement) with each applicable bank or securities intermediary with respect to each deposit account or securities account maintained by DOC, the Borrower or any Subsidiary Guarantor required pursuant to the Guarantee and Collateral Agreement, provided that any such control agreement which is not executed and delivered on the Closing Date, shall be executed and delivered to the Administrative Agent as soon as practicable and in any event not later than 10 Business Days following the Closing Date.

                  (m) Filings, Registrations and Recordings. Each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall have been filed, registered or recorded or shall have been delivered to the Administrative Agent be in proper form for filing, registration or recordation.

                  (n) Insurance. The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.3 of the Guarantee and Collateral Agreement.

                  (o) Minimum Rating. The Facilities shall have received a prospective senior secured credit rating of not less than B1 from Moody's (with a stable outlook) and B- from S&P (with a stable outlook), both of which ratings shall be in effect on the Closing Date.

                  SECTION 5.2. CONDITIONS TO EACH EXTENSION OF CREDIT. The agreement of each Lender to make any extension of credit requested to be made by it hereunder on any date (including its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extensions of credit requested to be made on such date provided that such determination shall be made on a pro forma basis as if each such extension of credit were made (for the purposes of Section 7.1) on the most recent test date under Section
7.1. Each borrowing by and issuance of a Letter of Credit on behalf of the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such extension of credit that the conditions contained in this Section 5.2 have been satisfied.


                  SECTION 6. AFFIRMATIVE COVENANTS.

                  DOC and the Borrower hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of DOC and the Borrower shall and shall cause each of its Subsidiaries to:

                  SECTION 6.1. FINANCIAL STATEMENTS. Furnish to each Agent and each Lender:

                  (a) as soon as available, but in any event within 120 days after the end of each of its fiscal years, copies of

                           (i) the audited consolidated balance sheet of the
                  Parent and its consolidated Subsidiaries and of DOC and its consolidated Subsidiaries,

                           (ii) the unaudited consolidating balance sheet of the
                  Parent and its consolidated Subsidiaries,

                           (iii) the related audited consolidated statements of
                  income and cash flows of the Parent and its consolidated Subsidiaries and of DOC and its consolidated Subsidiaries and

                           (iv) the related unaudited consolidating statement of income of the Parent and its consolidated Subsidiaries, for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on, without any qualification or exception (as such terms are used in accordance with generally accepted auditing standards), by KPMG LLP or other independent certified public accountants of nationally recognized standing;

                  (b) as soon as available, but in any event not later than 60 days after the end of each of the first three quarterly periods of each of its fiscal years, copies of

                           (i) the unaudited consolidated balance sheet of the
                  Parent and its consolidated Subsidiaries and of DOC and its consolidated Subsidiaries,

                           (ii) the unaudited consolidating balance sheet of the
                  Parent and its consolidated Subsidiaries,

                           (iii) the related unaudited consolidated statements
                  of income and cash flows of the Parent and its consolidated Subsidiaries and of DOC and its consolidated Subsidiaries and

                           (iv) the related unaudited consolidating statement of
                  income of the Parent and its consolidated Subsidiaries, for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures as of the end of and for the corresponding period in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments); and all such financial statements to be complete and correct in all material respects and to be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).


                  SECTION 6.2. CERTIFICATES; OTHER INFORMATION. Furnish to each Agent and each Lender, or, in the case of clause (h), to the relevant Lender:

                  (a) concurrently with the delivery of the financial statements referred to in Section 6.1(a), a certificate (substantially in the form of Exhibit D) of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default with respect to the covenants set forth in Section 7, except as specified in such certificate (it being understood that such certificate shall be limited to the items that independent certified public accountants are permitted to cover in such certificates pursuant to their professional standards and customs of the profession);

                  (b) concurrently with the delivery of any financial statements pursuant to Section 6.1,

                           (i) a certificate of a Responsible Officer stating
                  that, to the best of such Responsible Officer's knowledge, each Loan Party during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and

                           (ii) in the case of quarterly or annual financial
                  statements, (x) a Compliance Certificate containing all information and calculations necessary for determining compliance by the Parent, the Borrower, DOC and its Subsidiaries with the provisions of this Agreement referred to therein as of the last day of the applicable fiscal quarter or fiscal year, as the case may be, and (y) to the extent not previously disclosed to the Administrative Agent, a listing of any material Intellectual Property acquired by any Loan Party since the date of the most recent list delivered pursuant to this clause (y) (or, in the case of the first such list so delivered, since the Closing Date);

                  (c) as soon as available, and in any event no later than March 31 in each fiscal year of DOC, a detailed consolidated quarterly budget for such fiscal year (including a projected consolidated balance sheet of DOC and its Subsidiaries as of the end of the following fiscal year, and the related consolidated statements of projected cash flow and projected income) and, as soon as available, significant revisions, if any, of such budget and quarterly projections with respect to such fiscal year, including a description of underlying assumptions with respect thereto (collectively, the "Projections"), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions and that such Responsible Officer has no reason to believe that such Projections are incorrect or misleading in any material respect;

                  (d) within 60 days after the end of each fiscal quarter of the Parent and DOC, a narrative discussion and analysis of the financial condition and results of operations of the Parent and its Subsidiaries and of DOC and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, as compared to the portion of the Projections covering such periods and to the comparable periods of the previous year;

                  (e) no later than 10 Business Days prior to the effectiveness thereof, copies of substantially final drafts of any proposed amendment, supplement, waiver or other modification with respect to the Transaction Documents;

                  (f) within five days after the same are sent, copies of all financial statements and reports that the Parent or its Subsidiaries sends to the holders of any class of its debt securities or public equity securities and, within five days after the same are filed, copies of all financial statements and (to the extent material to the interests of the Lenders hereunder) reports that the Parent or its Subsidiaries may make to, or file with, the SEC or the FCC;

                  (g) as soon as possible and in any event within 10 days of obtaining knowledge thereof:

                           (i) any development, event, or condition that,
                  individually or in the aggregate with other developments, events or conditions, could reasonably be expected to result in the payment by DOC and its Subsidiaries, in the aggregate, of a Material Environmental Amount; and

                           (ii) any notice that any Governmental Authority may
                  deny any application for an Environmental Permit sought by, or revoke or refuse to renew any Environmental Permit held by, DOC or any of its Subsidiaries;

                  (h) promptly and in any event within ten days of receipt thereof, copies of all notices and communications received from the FCC, any PUC or any other Governmental Authority which

                           (i) relates to any forfeiture, non-renewal,
                  cancellation, revocation, suspension, impairment or termination of, or any other adverse development with respect to, any FCC License or (to the extent that it is material to the business of DOC or any of its Subsidiaries) any other Authorization or

                           (ii) has, or could reasonably be expected to have a
                  Material

                  Adverse Effect; and

                  (i) promptly, such additional financial and other information as any Lender may (through the Administrative Agent) from time to time reasonably request.


                  SECTION 6.10. ADDITIONAL COLLATERAL, ETC. (a) With respect to any Property (other than Excluded Collateral and real property) acquired after the Closing Date by any Loan Party (other than the Parent), including (if applicable) any acquired assets referred to in Section 6.10(e) below, (other than (x) any Property described in paragraph (b) or paragraph (c) of this Section, (y) any Property subject to a Lien expressly permitted by Section 7.3(g) and (z) Property acquired by an Excluded Foreign Subsidiary) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly

                           (i) execute and deliver to the Administrative Agent
                  such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such Property and

                           (ii) take all actions necessary or advisable to grant
                  to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in such Property, including without limitation, the filing of Uniform

                  Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent.

                  (b) With respect to any fee interest in any tract (or series of tracts at the same location) of real property having a Fair Market Value (together with improvements thereof) of at least $3,000,000 acquired after the Closing Date by any Loan Party (other than the Parent), including (if applicable) any acquired assets referred to in Section 6.10(e) below, (other than any such real property owned by an Excluded Foreign Subsidiary or subject to a Lien expressly permitted by Section 7.3(g)), promptly

                           (i) execute and deliver a first priority Mortgage in
                  favor of the Administrative Agent, for the benefit of the Secured Parties, covering such real property,

                           (ii) if requested by the Administrative Agent,
                  provide the Lenders with (x) title and extended coverage insurance covering such real property in an amount at least equal to the purchase price of such real property (or such other amount as shall be reasonably specified by the Administrative Agent) as well as a current ALTA survey thereof, together with a surveyor's certificate and (y) any consents or estoppels reasonably deemed necessary or advisable by the Administrative Agent in connection with such Mortgage, each of the foregoing in form and substance reasonably satisfactory to the Administrative Agent and

                           (iii) if requested by the Administrative Agent,
                  deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (c) With respect to any new Subsidiary (other than an Unrestricted Subsidiary or an Excluded Foreign Subsidiary) created or acquired after the Closing Date (which, for the purposes of this paragraph, shall include any existing Subsidiary that ceases to be an Unrestricted Subsidiary or an Excluded Foreign Subsidiary), by any Loan Party (other than the Parent, except if applicable pursuant to Section 6.10(e)), promptly

                           (i) execute and deliver to the Administrative Agent
                  such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Restricted Subsidiary,

                           (ii) deliver to the Administrative Agent the
                  certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the applicable Loan Party or such Restricted Subsidiary, as the case may be,

                           (iii) cause such new Restricted Subsidiary (A) to
                  become a party to the Guarantee and Collateral Agreement and
                  (B) to take such actions necessary or advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected first priority security interest in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Restricted Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be requested by the Administrative Agent, and

                           (iv) if requested by the Administrative Agent,
                  deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (d) With respect to any new Excluded Foreign Subsidiary (except any Unrestricted Subsidiary) directly created or acquired after the Closing Date by any Loan Party (other than the Parent, except if applicable pursuant to Section 6.10(e)), promptly

                           (i) execute and deliver to the Administrative Agent
                  such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or advisable in order to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Capital Stock of such new Excluded Foreign Subsidiary that is owned by such Loan Party (other than any Excluded Foreign Subsidiaries), (provided that in no event shall more than 65% of the total outstanding Capital Stock of any such new Excluded Foreign Subsidiary be required to be so pledged),

                           (ii) deliver to the Administrative Agent the
                  certificates representing such Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of such Loan Party or such Subsidiary, as the case may be, and take such other action as may be necessary or, in the opinion of the Administrative Agent, desirable to perfect the Lien of the Administrative Agent thereon, and

                           (iii) if requested by the Administrative Agent,
                  deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  (e) In the event that the Parent acquires all or substantially all of the Assets or Capital Stock of any Person (other than a Person which immediately upon the acquisition of its Capital Stock, becomes an Unrestricted Subsidiary), the Parent shall promptly notify the Administrative Agent thereof and, if requested by the Administrative Agent, the Parent and its relevant Restricted Subsidiary shall comply with the provisions of this Section 6.10 with respect to such Assets or Person so acquired.


                  SECTION 7. NEGATIVE COVENANTS

                  The Borrower, DOC and (with respect to Sections 7.1(b) and
(c)) the Parent hereby jointly and severally agree that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, each of the Borrower, DOC and (with respect to Sections 7.1(b) and (c)) the Parent shall not, and shall not permit any of their respective Subsidiaries to, directly or indirectly:

                  SECTION 7.1. Financial Condition Covenants.

                  (a) DOC Leverage Ratio. Permit the DOC Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of DOC ending on the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:



                  Fiscal Quarter Ended             DOC Leverage Ratio
                  March 31, 2004                         2.25:1

                  June 30, 2004                          3.00:1

                  September 30, 2004                     3.00:1

                  December 31, 2004                      3.00:1

                  March 31, 2005                         3.00:1

                  June 30, 2005                          3.00:1

                  September 30, 2005                     2.90:1

                  December 31, 2005                      2.90:1

                  March 31, 2006                         2.90:1

                  June 30, 2006                          2.80:1

                  September 30, 2006                     2.70:1

                  December 31, 2006                      2.50:1

                  March 31, 2007                         1.65:1

                  June 30, 2007                          1.60:1

                  September 30, 2007                     1.60:1

                  December 31, 2007                      1.60:1

                  March 31, 2008                         1.55:1

                  June 30, 2008                          1.55:1

                  Fiscal Quarter Ended             DOC Leverage Ratio

                  September 30, 2008 and each            1.50:1
                  fiscal quarter ended thereafter


                  (b) Parent Leverage Ratio. Permit the Parent Leverage Ratio as at the last day of any period of four consecutive fiscal quarters of the Parent ending with the last day of any fiscal quarter set forth below to exceed the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ended             Parent Leverage Ratio
                  March 31, 2004                         6.00:1

                  June 30, 2004                          6.95:1

                  September 30, 2004                     6.95:1

                  December 31, 2004                      6.95:1

                  March 31, 2005                         6.95:1

                  June 30, 2005                          6.95:1

                  September 30, 2005                     6.90:1

                  December 31, 2005                      6.75:1

                  March 31, 2006                         6.55:1

                  June 30, 2006                          6.35:1

                  September 30, 2006                     6.20:1

                  December 31, 2006                      6.00:1

                  March 31, 2007                         4.70:1

                  June 30, 2007                          4.60:1

                  September 30, 2007                     4.45:1

                  December 31, 2007                      4.35:1

                  March 31, 2008                         4.30:1

                  June 30, 2008                          4.25:1

                  September 30, 2008                     4.20:1

                  December 31, 2008                      4.15:1

                  Fiscal Quarter Ended             Parent Leverage Ratio

                  March 31, 2009                         4.00:1

                  June 30, 2009                          4.00:1

                  September 30,2009                      3.75:1

                  December 31, 2009 and each             3.50:1
                  fiscal quarter ended thereafter


                  (c) Parent Interest Coverage Ratio. Permit the Parent Interest Coverage Ratio for any period of four consecutive fiscal quarters of the Parent (or, if less, the number of full fiscal quarters subsequent to the Closing Date, in which case the applicable amounts used in determining such ratio shall be Annualized) ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                  Parent Fiscal Quarter Ended      Interest Coverage Ratio
                  December 31, 2003                      1.75:1

                  March 31, 2004                         1.75:1

                  June 30, 2004                          1.75:1

                  September 30, 2004                     1.75:1

                  December 31, 2004                      1.75:1

                  March 31, 2005                         1.75:1

                  June 30, 2005                          1.75:1

                  September 30, 2005                     1.75:1

                  December 31, 2005                      2.00:1

                  March 31, 2006                         2.00:1

                  June 30, 2006                          2.00:1

                  September 30, 2006                     2.00:1

                  December 31, 2006                      2.00:1

                  March 31, 2007                         2.00:1

                  June 30, 2007                          2.00:1

                  September 30, 2007                     2.00:1

                  Parent Fiscal Quarter Ended      Interest Coverage Ratio

                  December 31, 2007                      2.00:1

                  March 31, 2008                         2.00:1

                  June 30, 2008                          2.15:1

                  September 30, 2008                     2.15:1

                  December 31, 2008                      2.25:1

                  March 31, 2009                         2.25:1

                  June 30, 2009 and each fiscal quarter 2.50:1 ended thereafter


                  (d) DOC Fixed Charge Coverage Ratio. Permit the DOC Fixed Charge Coverage Ratio for any period of four consecutive fiscal quarters of DOC ending with any fiscal quarter set forth below to be less than the ratio set forth below opposite such fiscal quarter:

                  Fiscal Quarter Ended             DOC Fixed Charge Coverage Ratio
                  March 31, 2004                         1.10:1

                  June 30, 2004                          1.00:1

                  September 30, 2004                     1.00:1

                  December 31, 2004                      1.00:1

                  March 31, 2005                         1.00:1

                  June 30, 2005                          1.00:1

                  September 30, 2005                     1.05:1

                  December 31, 2005                      1.05:1

                  March 31, 2006                         1.05:1

                  June 30, 2006                          1.05:1

                  September 30, 2006                     1.05:1

                  December 31, 2006                      1.05:1

                  March 31, 2007                         1.15:1

                  June 30, 2007                          1.15:1

                  Fiscal Quarter Ended             DOC Fixed Charge Coverage Ratio

                  September 30, 2007                     1.15:1

                  December 31, 2007                      1.15:1

                  March 31, 2008                         1.15:1

                  June 30, 2008                          1.20:1

                  September 30, 2008                     1.20:1

                  December 31, 2008                      1.20:1

                  March 31, 2009 and each fiscal         1.25:1
                  quarter ended thereafter


                  (e) Limitation on Capital Expenditures. Make or commit to make any Capital Expenditure, except Capital Expenditures of DOC and its Subsidiaries in the ordinary course of business not exceeding (i) during the period from and including the Closing Date until December 31, 2003, $95,000,000 and (ii) in any fiscal year of DOC thereafter, an amount equal to the sum of (w) $125,000,000,
(x) 33.33% of the amount of increase (if any) of Consolidated EBITDA of DOC for the preceding fiscal year compared to the previous fiscal year thereto, (y) the amount of cash capital contributions made by the Parent to DOC or any of its Subsidiaries during such fiscal year for the purpose of making Capital Expenditures in such fiscal year and (z) the amount of any Supplemental Capital Expenditures permitted to be made during such fiscal year in connection with a Permitted Acquisition; provided that (A) 100% of any such amount referred to above, if not so expended in cash in the fiscal year for which it is permitted, may be carried over for expenditure in the next succeeding fiscal year only and
(B) Capital Expenditures made during any fiscal year shall be deemed made, first, in respect of amounts permitted for such fiscal year as provided above and second, in respect of amounts carried over from the prior fiscal year pursuant to clause (A) above.


                  SECTION 7.2. LIMITATION ON INDEBTEDNESS. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (c) Indebtedness (including Capital Lease Obligations) secured by Liens permitted by Section 7.3(g) in an aggregate principal amount not to exceed $40,000,000 at any one time outstanding;

                  (d) Indebtedness outstanding on the date hereof and listed on
Schedule 7.2(d) and any refinancings, refundings, renewals or extensions thereof (without any increase in the principal amount thereof outstanding at the time of such refinancing, refunding, renewal or extension, or any shortening of the maturity of any principal amount thereof and otherwise on terms not materially less favorable to the Parent and the issuer thereof than under the refinanced, refunded, renewed or extended Indebtedness);

                  (k) Indebtedness with respect to letters of credit and banker's acceptances (which have been notified by the Borrower in writing to the Administrative Agent) in an aggregate face amount not to exceed at any time $20,000,000 minus the aggregate amount of any Letters of Credit and Reimbursement Obligations outstanding at such time pursuant to this Agreement;


                  SECTION 7.3. LIMITATION ON LIENS. Create, incur, assume or suffer to exist any Lien upon any of its Property, whether now owned or hereafter acquired, except for:

                  (a) Liens for Taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of DOC or its Subsidiaries, as the case may be, in conformity with GAAP;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the Property subject thereto or materially interfere with the ordinary conduct of the business of DOC or any of its Subsidiaries;

                  (f) Liens in existence on the date hereof listed on Schedule 7.3(f), securing Indebtedness permitted by Section 7.2(d), provided that no such Lien is extended to cover any additional Property after the Closing Date and that the amount of Indebtedness secured thereby is not increased;

                  (g) Liens securing Indebtedness incurred pursuant to Section 7.2(c) to finance the acquisition of fixed or capital assets, provided that

                           (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets,

                           (ii) such Liens do not at any time encumber any Property other than the Property financed by such Indebtedness,

                           (iii) the amount of Indebtedness secured thereby is not increased and

                           (iv) the amount of Indebtedness initially secured thereby is not more than 100% of the purchase price of such fixed or capital asset;

                  (h) Liens created pursuant to the Security Documents;

                  (i) any interest or title of a lessor under any lease entered into by DOC or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

                  (j) Liens on cash collateral securing Indebtedness outstanding pursuant to Section 7.2(k), provided that the amount of such cash collateral shall not exceed 110% of the outstanding Indebtedness or Guarantee Obligation secured thereby; and

                  (k) Liens not otherwise permitted by this Section 7.3 so long as neither

                           (i) the aggregate outstanding principal amount of the obligations secured thereby nor

                           (ii) the aggregate Fair Market Value (determined, in the case of each such Lien, as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Borrower and all its Subsidiaries) $4,000,000.


                  SECTION 7.4. LIMITATION ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its Property or business, except that:

                  (a) any Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any Subsidiary Guarantor (provided that (i) the Subsidiary Guarantor shall be the continuing or surviving corporation or (ii) simultaneously with such transaction, the continuing or surviving corporation shall become a Subsidiary Guarantor and the provisions of
Section 6.10 shall be satisfied in connection therewith)

                  (b) DOC may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) with the prior written approval of, and on terms acceptable to, the Administrative Agent; and

                  (c) any Subsidiary of the Borrower may Dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any Subsidiary Guarantor.

                  SECTION 7.5. LIMITATION ON DISPOSITION OF PROPERTY. Dispose of any of its Property (including receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except:

                  (a) the Disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale of inventory in the ordinary course of business;

                  (c) Dispositions permitted by Section 7.4(c);

                  (d) the sale or issuance of

                           (i) any Subsidiary of the Borrower's Capital Stock to the Borrower or any Subsidiary Guarantor

                           (ii) the Borrower's Capital Stock to DOC or

                           (iii) DOC's Capital Stock to the Parent;

                  (e) Dispositions of assets which are Permitted Asset Swaps, having a Fair Market Value not to exceed in aggregate

                           (i) $225,000,000 in any fiscal year of DOC (provided that the Maryland/Michigan Swap shall be deemed consummated in the fiscal year of DOC ended December 31, 2003 for the purposes of the foregoing dollar limitation) and

                           (ii) $475,000,000 during the term of this Agreement; provided that in calculating the Fair Market Value with respect to each Permitted Asset Swap pursuant to this Section 7.5(e), there shall be subtracted from such amount of Fair Market Value the amount of any cash consideration received pursuant to such Permitted Asset Swap to the extent that such cash consideration exceeds 30% of the total consideration received pursuant to such Permitted Asset Swap (such subtracted amount to be in the amount of such excess);

                  (f) provided that no Default has occurred and is continuing or would result therefrom, other Dispositions of assets (not constituting Permitted Asset Swaps, subject as provided below) in the ordinary course of business on arms length terms for not less than their Fair Market Value, not to exceed in aggregate

                           (i) $40,000,000 in any fiscal year of DOC (provided that the Maryland/Michigan Swap shall be deemed consummated in the fiscal year of DOC ended December 31, 2003 for the purposes of the foregoing dollar limitation) and

                           (ii) $100,000,000 in aggregate during the term of this Agreement; provided that in calculating the aggregate Fair Market Value with respect to Dispositions made during any applicable period pursuant to this Section 7.5(f), there shall be added to such aggregate amount of Fair Market Value an amount equal to that portion of any cash consideration received pursuant to a Permitted Asset Swap during such period which shall have been subtracted pursuant to the proviso in
         Section 7.5(e); and

                  (g) any Recovery Event, provided that the requirements of
Section 2.12(b) are complied with in connection therewith.


                  SECTION 7.6. LIMITATION ON RESTRICTED PAYMENTS. Declare or pay any dividend on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock of the Parent, the Borrower or DOC or any of its Subsidiaries, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Parent, the Borrower or DOC or any of its Subsidiaries, or enter into any derivatives or other transaction with any financial institution, commodities or stock exchange or clearinghouse (a "Derivatives Counterparty") obligating the Borrower or DOC or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of any such Capital Stock (collectively, "Restricted Payments"), except that:

                  (a) any Subsidiary of the Borrower may make Restricted Payments to the Borrower or any Subsidiary Guarantor;

                  (b) the Borrower may make Restricted Payments in the form of its Capital Stock to DOC and DOC may make Restricted Payments in the form of its Capital Stock to the Parent;

                  (c) so long as no Default shall have occurred and be continuing or would result therefrom (determined on a pro forma basis after giving effect thereto), the Borrower may pay dividends or make loans to DOC and DOC may pay dividends to the Parent:

                           (i) to pay corporate overhead expenses incurred in the ordinary course of business (which have been allocated to DOC and its Subsidiaries, and are in amounts, in accordance with Section 8.7);

                           (ii) to pay Taxes which are then due and payable by the Parent and DOC as part of a consolidated group pursuant to the Tax Sharing Agreement (except any such Taxes which are attributable to Subsidiaries of the Parent other than DOC and its Subsidiaries);

                           (iii) to pay regularly scheduled interest payments which are due and payable with respect to the Parent Notes;

                           (iv) to pay regularly scheduled dividends which are then due and payable with respect to the Parent Preferred Stock (to the extent required, or elected by the Parent, to be paid in cash); and

                           (v) in an aggregate amount not to exceed the respective portions of Excess Cash Flow which in each fiscal year of DOC are not required to be applied or offered in mandatory prepayment of the Loans pursuant to Section 2.12(c) (provided that, with respect to any Restricted Payment pursuant to this clause (v),

                                    (A) no Default shall have occurred or would
                  result therefrom determined on a pro forma basis as if such Restricted Payment had been made on the last day of each applicable fiscal year of DOC in which any such Excess Cash Flow is generated (but excluding, for the purposes of such determination, any Restricted Payments made in cash pursuant to this clause (v) during such fiscal year),

                                    (B) the amount of Liquidity immediately
                  before and after giving effect to such Restricted Payment shall not be less than $50,000,000 and

                                    (C) the Parent Leverage Ratio shall be less
                  than 6.0:1 both immediately before and after giving effect to such Restricted Payment (determined on a pro forma basis) and

                                    (D) the Borrower shall have complied with
                  its obligations pursuant to Section 2.12(c).


                  SECTION 7.8. LIMITATION ON OPTIONAL PAYMENTS AND MODIFICATIONS OF DEBT INSTRUMENTS, ETC. (a) Except pursuant to the Transactions or a refinancing, refunding, renewal or extension (to the extent such refinancing, refunding, renewal or extension is permitted by Section 7.2(d)), make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of, or otherwise voluntarily or optionally defease, any Indebtedness owed to the Parent or to any Affiliate of the Parent which is not the Borrower or a Subsidiary Guarantor, or any long-term Indebtedness of the Parent or its Subsidiaries (other than the Existing Dobson/Sygnet Senior Notes and the Existing Sygnet Wireless Senior Notes), or segregate funds for any such payment, prepayment, repurchase, redemption or defeasance, or enter into any derivative or other transaction with any Derivatives Counterparty obligating DOC or any of its Subsidiaries to make payments to such Derivatives Counterparty as a result of any change in market value of the Parent Notes or any other securities of the Parent or its Subsidiaries,

                  (b) amend, modify or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Parent Notes or any other long-term Indebtedness of the Parent or its Subsidiaries (other than any such amendment, modification, waiver or other change which

                           (i) would extend the maturity or reduce the amount of any payment of principal thereof, reduce the rate or extend the date for payment of interest thereon or relax any covenant or other restriction applicable to the Parent or any of its Subsidiaries and

                           (ii) does not involve the payment of a consent fee (unless such fee has been approved by the Administrative Agent, which approval shall not be unreasonably withheld or delayed), or

                  (c) amend its certificate of incorporation in any manner determined by the Administrative Agent to be adverse to the Lenders.


                  SECTION 8. COVENANTS OF THE PARENT.

                  The Parent hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or any Agent hereunder, it shall not, directly or indirectly:

                  SECTION 8.7. MANAGEMENT EXPENSES. Charge any of DOC and its Subsidiaries for management expenses except those which are fair and reasonable and allocated (as such allocation is approved from time to time by the Administrative Agent) among all its Subsidiaries on a consistently-applied basis.


                  SECTION 9. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five days after any such interest or other amount becomes due in accordance with the terms hereof or thereof; or

                  (b) Any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made or furnished; or

                  (c) Any Loan Party shall default in the observance or performance of any agreement contained in clause (i) or (ii) of Section 6.4(a),
Section 6.7(a), Section 7, Section 8 or
in Section 5 of the Guarantee and Collateral Agreement or (ii) an "Event of Default" under and as defined in any Mortgage shall have occurred and be continuing; or

                  (d) Any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied

                  (i) for a period of 5 days with respect to a default under Sections 6.1 or 6.2 of the Dobson Credit Agreement and

                  (ii) for a period of 30 days in each other case; or

                  (e) The Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall

                  (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding, for the purposes of this clause (e), the Loans and Reimbursement Obligations) on the scheduled or original due date with respect thereto; or

                  (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or

                  (iii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or to become subject to or mandatory offer to purchase by the obligor thereunder or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $3,000,000; or

                  (f)

                  (i) The Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall commence any case, proceeding or other action

                           (A) under any existing or future law of any
                  jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or

                           (B) seeking appointment of a receiver, trustee,
                  custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall make a general assignment for the benefit of its creditors; or

                  (ii) there shall be commenced against the Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) any case, proceeding or other action of a nature referred to in clause (i) above that

                           (A) results in the entry of an order for relief or
                  any such adjudication or appointment or

                           (B) remains undismissed, undischarged or unbonded for
                  a period of 60 days; or

                  (iii) there shall be commenced against the Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or

                  (iv) the Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or
         (iii) above; or

                  (v) the Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

                  (g) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,

                  (i) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Parent, the Borrower, DOC or any Commonly Controlled Entity,

                  (ii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required

         Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA,

                  (iii) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,

                  (iv) the Parent, Borrower, DOC or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders shall be likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or

                  (v) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (h) One or more judgments or decrees shall be entered against the Parent, the Borrower, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) involving for the Parent, DOC and its Subsidiaries (other than the Unrestricted Group) taken as a whole a liability (not paid or fully covered by insurance as to which the relevant insurance company has acknowledged coverage) of $20,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof; or

                  (i) Any of the Security Documents shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 11.15 of the Dobson Credit Agreement), to be in full force and effect, or any Loan Party or any Affiliate of any Loan Party shall so assert, or any Lien created by any of the Security Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby; or

                  (j) The guarantee contained in Section 2 of the Guarantee and Collateral Agreement shall cease, for any reason (other than by reason of the express release thereof pursuant to Section 11.15), to be in full force and effect or any Loan Party or any Affiliate of any Loan Party shall so assert; or

                  (k) Any Change of Control shall occur; or

                  (l) An order is issued by any Governmental Authority, which is not stayed, vacated or reversed within 30 days of being made, that

                  (i) the Borrower, the Parent, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) thereof shall divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or

                  (ii) all or any substantial portion of the assets of the Borrower, the Parent, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall be condemned, seized, or otherwise appropriated, or taken into custody or control, which in each case has, or could reasonably be expected to have, a Material Adverse Effect; or

                  (m)

                  (i) Any Authorization necessary for the ownership or operations of the Borrower, the Parent, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall expire, and on or prior to such expiration, the same shall not have been renewed or replaced by another Authorization authorizing substantially the same operations by such Person;

                  (ii) any Authorization necessary for the ownership or operations of the Borrower, the Parent, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) shall be canceled, revoked, terminated, rescinded, annulled, suspended, or modified in a materially adverse respect, or shall no longer be in full force and effect, or the grant or the effectiveness thereof shall have been stayed, vacated, reversed, or set aside,

                  (iii) the Borrower, the Parent, DOC or any Subsidiary of the Parent (other than the Unrestricted Group) is required by any Governmental Authority to halt construction or operations under any Authorization and such action shall continue uncorrected for 30 days after the applicable entity has received notice thereof; or

                  (iv) any Governmental Authority shall make any other adverse determination which, in each case has, or could reasonably be expected to have, a Material Adverse Effect; then, and in any such event,

                           (A) if such event is an Event of Default specified in
                  clause (i) or (ii) of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and

                           (B) if such event is any other Event of Default,
                  either or both of the following actions may be taken:

                  (i) with the consent of the Majority Revolving Credit Facility Lenders, the Administrative Agent may, or upon the request of the Majority Revolving Credit Facility Lenders, the Administrative Agent shall, by notice to the Borrower declare the Revolving Credit Commitments to be terminated forthwith, whereupon the Revolving Credit Commitments shall immediately terminate; and

                  (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. In the case of all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto).


                  SECTION 11.15. RELEASE OF COLLATERAL AND GUARANTEE OBLIGATIONS. (a) Notwithstanding anything to the contrary contained herein or in any other Loan Document, upon request of the Borrower in connection with any Disposition of Property permitted by the Loan Documents, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in any Collateral being Disposed of in such Disposition, and to release any guarantee obligations under any Loan Document of any Person being Disposed of in such Disposition, to the extent necessary to permit consummation of such Disposition in accordance with the Loan Documents.

                  (b) Notwithstanding anything to the contrary contained herein or any other Loan Document, when all Obligations (other than obligations in respect of any Specified Hedge Agreement) have been paid in full, all Commitments have terminated or expired and no Letter of Credit shall be outstanding, upon request of the Borrower, the Administrative Agent shall (without notice to, or vote or consent of, any Lender, or any affiliate of any Lender that is a party to any Specified Hedge Agreement) take such actions as shall be required to release its security interest in all Collateral, and to release all guarantee obligations under any Loan Document, whether or not on the date of such release there may be outstanding Obligations in respect of Specified Hedge Agreements. Any such release of guarantee obligations shall be deemed subject to the provision that such guarantee obligations shall be reinstated if after such release any portion of any payment in respect of the Obligations guaranteed thereby shall be rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payment had not been made.


                  SECTION 11.17. DELIVERY OF LENDER ADDENDA. Each initial Lender shall become a party to this Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Lender, the Borrower and the Administrative Agent.